    As filed with the Securities and Exchange Commission on March 30, 2007

                      Investment Company Act of 1940 Registration No. 811-03605
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM N-1A

                               -----------------

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                             Amendment No. 65 [X]
                       (Check appropriate box or boxes)

                               -----------------

                         NORTHERN INSTITUTIONAL FUNDS
              (Exact Name of Registrant as Specified in Charter)

                               -----------------

                            50 South LaSalle Street
                            Chicago, Illinois 60603
                   (Address of Principal Executive Offices)

                                 800-637-1380
             (Registrant's Telephone Number, including Area Code)

                               -----------------

 Name and Address of Agent for Service:            with a copy to:
           Diana E. McCarthy              Linda Hoard, Assistant Secretary
      Drinker Biddle & Reath LLP                      PFPC Inc.
           One Logan Square                  99 High Street, 27th Floor
        18th and Cherry Streets              Boston, Massachusetts 02110
      Philadelphia, Pennsylvania
              19103-6996

                               -----------------


   This Amendment No. 65 to the Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to shares of beneficial interest in its Liquid Assets Portfolio. Shares of beneficial interest in this Portfolio are not registered under the Securities Act of 1933 (the "1933 Act"), in accordance with Regulation D under the 1933 Act, as amended.


Northern Institutional Funds

LIQUID ASSETS PORTFOLIO

Prospectus dated April 1, 2007

================================================================================

Northern Institutional Funds

LIQUID ASSETS PORTFOLIO


Prospectus dated April 1, 2007


An investment in the Liquid Assets Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or any other government agency. An investment in the Portfolio involves investment risks, including possible loss of principal.

Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

The Securities and Exchange Commission ("SEC") has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

NOTICE TO INVESTORS


   THE PORTFOLIO IS A SERIES OF NORTHERN INSTITUTIONAL FUNDS WHICH IS REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED ("1940 ACT"). THE SHARES OF THE LIQUID ASSETS PORTFOLIO WHICH ARE DESCRIBED IN THIS PROSPECTUS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), OR THE SECURITIES LAWS OF ANY OF THE STATES OF THE UNITED STATES. THE OFFERINGS CONTEMPLATED BY THIS PROSPECTUS WILL BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT FOR OFFERS AND SALES OF SECURITIES WHICH DO NOT INVOLVE ANY PUBLIC OFFERING, AND ANALOGOUS EXEMPTIONS UNDER STATE SECURITIES LAWS.


   THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF UNITS OF THE LIQUID ASSETS PORTFOLIO IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OR SALE. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS CONCERNING THE LIQUID ASSETS PORTFOLIO THAT ARE INCONSISTENT WITH THOSE CONTAINED IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION NOT CONTAINED IN THIS PROSPECTUS.

   THIS PROSPECTUS IS INTENDED SOLELY FOR THE USE OF THE PERSON TO WHOM IT HAS BEEN DELIVERED FOR THE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT BY THE RECIPIENT IN THE SHARES OF THE LIQUID ASSETS PORTFOLIO DESCRIBED HEREIN, AND IS NOT TO BE REPRODUCED OR DISTRIBUTED TO ANY OTHER PERSONS (OTHER THAN PROFESSIONAL ADVISERS OF THE PROSPECTIVE INVESTOR RECEIVING THIS DOCUMENT).

   PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS LEGAL, TAX OR FINANCIAL ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN PROFESSIONAL ADVISERS AS TO THE LEGAL, TAX, FINANCIAL OR OTHER MATTERS RELEVANT TO THE SUITABILITY OF AN INVESTMENT IN THE LIQUID ASSETS PORTFOLIO FOR SUCH INVESTOR.

   IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THESE SECURITIES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE DECLARATION OF TRUST OF NORTHERN INSTITUTIONAL FUNDS, THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

   PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS CAREFULLY BEFORE INVESTING.

TABLE OF CONTENTS


OVERVIEW

RISK/RETURN SUMMARY

Information about the objective, principal strategies and risk characteristics of the Portfolio.

3    Liquid Assets Portfolio
4    Principal Investment Risks
5    Portfolio Fees and Expenses

MANAGEMENT OF THE PORTFOLIO

Details that apply to the Portfolio.

6    Investment Adviser
6    Advisory Fees
6    Other Portfolio Services

ABOUT YOUR ACCOUNT

How to open, maintain and close an account.

7    Purchasing and Selling Shares
  7  Investors
  7  Opening an Account
  9  Selling Shares
10   Account Policies and Other Information
  10 Purchase and Redemption Minimums
  10 Calculating Share Price
  10 Timing of Purchase Requests
  10 In-Kind Purchases and Redemptions
  11 Miscellaneous Purchase Information
  11 Timing of Redemption Requests
  11 Payment of Redemption Proceeds
  11 Miscellaneous Redemption Information
  12 Excessive Trading in Portfolio Shares
  12 Telephone Transactions
  12 Advance Notification of Large Transactions
  12 Making Changes to Your Account Information
  13 Business Day
  13 Good Order
  13 Customer Identification Program
  13 Early Closings
  13 Emergency or Unusual Events
  13 Authorized Intermediaries
  14 Portfolio Holdings
  15 Shareholder Communications

15   Distributions and Tax Considerations

  15 Distributions
  15 Tax Considerations

RISKS, SECURITIES AND TECHNIQUES

16   Risks, Securities and Techniques

FOR MORE INFORMATION

24   Annual/Semiannual Reports

24   Statement of Additional Information

OVERVIEW


The information set forth on the following pages describes the Liquid Assets Portfolio (the "Portfolio"), which is offered by Northern Institutional Funds (the "Trust") exclusively to the securities lending customers of The Northern Trust Company ("TNTC") and other affiliated and unaffiliated entities and to institutional customers of TNTC and affiliated entities to whom cash collateral has been posted in connection with various types of swap transactions. Shares of the Portfolio are offered on a private placement basis in accordance with Regulation D under the 1933 Act only to customers who qualify as "Accredited Investors," as defined in Rule 501 of Regulation D. "Accredited Investors" include certain banks, broker-dealers, insurance companies, investment companies, governmental plans, pension plans, corporations, partnerships and business trusts. Shares of the Portfolio are not registered under the 1933 Act or any of the securities laws of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. Shares may, however, be redeemed from the Trust as described under "Purchasing and Selling Shares - Selling Shares" on page 7.


TNTC and its affiliates have established a securities lending program for their institutional customers. Each customer that participates in this securities lending program as a lender enters into a securities lending authorization agreement with TNTC or an affiliate. Under such agreement, TNTC or its affiliate is authorized to invest the cash collateral securing loans of securities of each customer in a variety of instruments, including the Portfolio. Customers of other unaffiliated securities lending agents will be subject to the terms of their agreements with those agents.


TNTC or an affiliate may act as custodian or trustee and, in some instances, investment manager for institutional customers which engage in various types of swap transactions. Counterparties to such transactions may post cash collateral in connection with such transactions which TNTC or such affiliate is authorized to invest in a variety of instruments, including the Portfolio.


The Portfolio seeks to maintain a stable net asset value of $1.00 per share. Consistent with this policy, the Portfolio:

..  Limits its dollar-weighted average portfolio maturity to 90 days or less;

.. Buys securities with remaining maturities of 397 days or less (except for certain variable and floating rate instruments and securities collateralizing repurchase agreements); and

.. Invests only in U.S. dollar-denominated securities that represent minimal credit risks.

In addition, the Portfolio limits its investments to "Eligible Securities" as defined by the SEC. Eligible Securities include, generally, securities that either (a) have short-term debt ratings at the time of purchase in the two highest rating categories by a Nationally Recognized Statistical Rating Organization ("NRSRO") or (b) are issued or guaranteed by, or otherwise allow a Portfolio to demand payment from, an issuer with those ratings. Securities that are unrated (including securities of issuers that have long-term but not short-term ratings) may be deemed to be Eligible Securities if they are determined to be of comparable quality by the Investment

Adviser under the direction of the Board of Trustees. After its purchase, a portfolio security may be assigned a lower rating or cease to be rated. If this occurs, a Portfolio may continue to hold the issue if the Investment Adviser believes it in the best interest of the Portfolio and its shareholders. Securities that are in the highest short-term rating category (and comparable unrated securities) are called "First Tier Securities."

In accordance with current SEC regulations, the Portfolio will generally not invest more than 5% of the value of its total assets at the time of purchase in the securities of any single issuer. The Portfolio may, however, invest up to 25% of its total assets in the securities of a single issuer for up to three Business Days. These limitations do not apply to cash, certain repurchase agreements, U.S. government securities or securities of other investment companies. In addition, securities subject to certain unconditional guarantees and securities that are not First Tier Securities as defined by the SEC are subject to different diversification requirements as described in the Statement of Additional Information ("Additional Statement").


In addition to the instruments described above and on the following pages, the Portfolio may use various investment techniques in seeking its investment objective. You can learn more about these techniques and related risks by reading "Risks, Securities and Techniques" in this Prospectus beginning on page 16 and in the Additional Statement.

LIQUID ASSETS PORTFOLIO

INVESTMENT OBJECTIVE

The Portfolio seeks to maximize current income to the extent consistent with the preservation of capital and maintenance of liquidity by investing exclusively in high quality money market instruments.

PRINCIPAL INVESTMENT STRATEGIES AND RISKS

Investment Strategies

The Portfolio seeks to achieve its objective by investing in a broad range of government, bank and commercial obligations that are available in the money markets, including:


    . U.S. dollar-denominated obligations of U.S. banks (including obligations of foreign branches of such banks);

    .  U.S. dollar-denominated obligations of foreign commercial banks;


    . High quality commercial paper and other obligations issued or guaranteed by U.S. and foreign corporations and other issuers;

    . Corporate bonds, notes, paper and other instruments that are of high quality;

    .  Asset-backed securities (such as credit card and automobile receivables);


    . Securities issued or guaranteed as to principal and interest by the U.S. government or by its agencies, instrumentalities or sponsored enterprises and custodial receipts with respect thereto;


    . U.S. dollar-denominated securities issued or guaranteed by one or more foreign governments or political subdivisions, agencies or instrumentalities;

    .  Repurchase agreements relating to the above instruments; and

    . Municipal securities issued or guaranteed by state or local governmental bodies.

More information on the Portfolio's investment strategies and techniques is provided in "Risks, Securities and Techniques" beginning on page 16 of this Prospectus.

Principal Investment Risks

All investments carry some degree of risk that will affect the value of the Portfolio's investments, its investment performance yield and the price of its shares.

An investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

The following summarizes the principal risks that may affect the Portfolio.

.. Stable NAV risk is the risk that the Portfolio will not be able to maintain a net asset value per share of $1.00 at all times.

.. Interest rate risk is the risk that during periods of rising interest rates, the Portfolio's yield (and the market value of its securities) will tend to be lower than prevailing market rates; in periods of falling interest rates, the Portfolio's yield (and the market value of its securities) will tend to be higher.

.. Guarantor (or credit enhancement) risk is the risk that changes in credit quality of a U.S. or foreign bank, insurance company or other financial institution could cause the Portfolio's investments in securities backed by guarantees, letters of credit, insurance or other credit enhancements by such bank or institution to decline in value.

.. Counterparty failure risk is the risk that a bank or other financial institution that has entered into a repurchase agreement or other transaction may default on its payment obligations.

.. Management risk is the risk that a strategy used by the investment management team may fail to produce the intended results.

.. Liquidity risk is the risk that the Portfolio will not be able to pay redemption proceeds within the time periods described in this Prospectus because of unusual market conditions, an unusually high volume of redemption requests or other reasons.


.. Credit (or default) risk is the risk that an issuer of fixed income securities held by the Portfolio may default on its obligation to pay interest and repay principal. Generally, the lower the credit rating of a security, the greater the risk that the issuer will default on its obligation. High quality securities generally are believed to have relatively low degrees of credit risk.


.. Prepayment (or call) risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio (such as an asset-backed security) sooner than expected. This may happen during a period of falling interest rates. Accordingly, the Portfolio's ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields, is subject to generally prevailing interest rates at that time.

.. Debt extension risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio (such as an asset-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Portfolio will suffer from the inability to invest in higher yielding securities.

.. Foreign securities risk is the risk that a foreign security, even if it is a U.S. dollar-denominated foreign security, could lose value as a result of political, financial and economic events in foreign countries, less stringent foreign securities regulations and accounting and disclosure standards, or other factors.

More information about the Portfolio's investment strategies and techniques is provided in "Risks, Securities and Techniques" beginning on page 16. You should consider carefully the risks discussed in this section and "Risks, Securities and Techniques" before investing in the Portfolio.

PORTFOLIO FEES AND EXPENSES


The following table and footnotes describe the fees and expenses that you may pay if you buy and hold shares of the Portfolio. The fees and expenses presented are management fees, distribution (12b-1 fees), other expenses and total operating expenses for the fiscal year ended November 30, 2006 as a result of voluntary fee waivers and expense reimbursements. Voluntary fee waivers and expense reimbursements may be terminated at any time. If this occurs, "Total Annual Portfolio Operating Expenses" may increase without shareholder approval.


Annual Portfolio Operating Expenses

(expenses that are deducted from Portfolio assets)
Management Fees/1/                                                     0.00%
Distribution (12b-1) Fees                                              None
Other Expenses/2/                                                      0.10%
Total Annual Portfolio Operating Expenses/3/                           0.10%
--------

1. As of the date of this Prospectus, the Investment Adviser is voluntarily waiving all "Management Fees" for the Portfolio. In the absence of such fee waiver, "Management Fees" for the fiscal year ended November 30, 2006 would have been 0.25%.
2. "Other Expenses" include Co-Administration fees and all other ordinary operating expenses of the Portfolio not listed above. The Co-Administrators are entitled to a co-administration fee from the Portfolio at an annual rate of 0.10% of the Portfolio's average daily net assets. All or portions of this fee may be retained by either Co-Administrator as they may from time to time agree. Under the Co-Administration Agreement with the Trust, which may be amended by the Trust's Board of Trustees without shareholder approval, Northern Trust Investments, N.A. ("NTI"), as a Co-Administrator, has agreed to reimburse expenses (including fees payable to NTI, but excluding management fees, transfer agency fees, taxes, interest and other extraordinary expenses) that exceed on an annualized basis 0.10% of the Portfolio's average daily net assets. Additionally, as of the date of this Prospectus, Northern Trust is voluntarily waiving its custody and transfer agency fees. As a result of these voluntary fee waivers and NTI's reimbursements as a Co-Administrator, "Other Expenses" are currently 0.10% of the Portfolio's average daily net assets. In the absence of such waivers and reimbursements, "Other Expenses" for the fiscal year ended November 30, 2006 would have been 0.12%.
3. "Total Annual Portfolio Operating Expenses" are the expenses actually incurred by the Portfolio for the fiscal year ended November 30, 2006 as a result of voluntary fee waivers and NTI's reimbursements as a Co-Administrator. In the absence of such waivers and reimbursements, "Total Annual Portfolio Operating Expenses" would have been 0.37%.


INVESTMENT ADVISER


Northern Trust Investments, N.A. ("NTI" or the "Investment Adviser,") is a direct subsidiary of TNTC and serves as the Investment Adviser of the Portfolio. NTI is located at 50 South LaSalle Street, Chicago, IL 60603. Unless otherwise indicated, NTI and TNTC are referred to collectively in this Prospectus as "Northern Trust."


NTI is an investment adviser registered under the Investment Advisers Act of 1940, as amended. It primarily manages assets for defined contribution and benefit plans, investment companies and other institutional investors.


TNTC is an Illinois state chartered banking organization and a member of the Federal Reserve System. Formed in 1889, TNTC administers and manages assets for individuals, personal trusts, defined contribution and benefit plans and other institutional and corporate clients. TNTC is the principal subsidiary of Northern Trust Corporation, a bank holding company.

Northern Trust Corporation, through its subsidiaries, has for more than 100 years managed the assets of individuals, charitable organizations, foundations and large corporate investors. As of December 31, 2006, it had assets under custody of $3.5 trillion, and assets under investment management of $697 billion.

Under its Advisory Agreement with the Trust, the Investment Adviser, subject to the general supervision of the Trust's Board of Trustees, is responsible for making investment decisions for the Portfolio and for placing purchase and sale orders for portfolio securities.


ADVISORY FEES

As compensation for its advisory services and its assumption of related expenses, the Investment Adviser is entitled to an advisory fee from the Portfolio, computed daily and payable monthly, at an annual contractual rate of 0.25% (expressed as a percentage of the Portfolio's average daily net assets). As stated under "Portfolio Fees and Expenses," however, the Investment Adviser voluntarily waived its entire advisory fee during the prior fiscal year. The Investment Adviser may discontinue or modify its voluntary fee waiver in the future at its discretion.

A discussion regarding the Board of Trustees' basis for approving the Portfolio's Advisory Agreement is available in the Portfolio's semiannual report to shareholders for the six-month period ending May 31.

OTHER PORTFOLIO SERVICES

TNTC serves as Transfer Agent and Custodian for the Portfolio. The Transfer Agent performs various shareholder servicing functions, and any shareholder inquiries should be directed to it. In addition, NTI and PFPC Inc. ("PFPC") serve as Co-Administrators for the Portfolio. The fees that TNTC, NTI and PFPC receive for their services in these capacities are described under "Portfolio Fees and Expenses" and in the Additional Statement.


TNTC, NTI and other Northern Trust affiliates may provide other services to the Portfolio and receive compensation for such services if consistent with the 1940 Act and the rules, exemptive orders and no-action letters issued by the SEC thereunder. Unless required, investors in the Portfolio may or may not receive specific notice of such additional services and fees.


PURCHASING AND SELLING SHARES

INVESTORS


Shares of the Portfolio are offered on a private placement basis in accordance with Regulation D under the 1933 Act, only to securities lending customers and other institutional customers of TNTC and affiliated entities to whom cash collateral has been posted in connection with various types of swap transactions, all of whom qualify as "Accredited Investors," as defined in Rule 501 of Regulation D. "Accredited Investors" include certain banks, broker-dealers, insurance companies, investment companies, governmental plans, pension plans, corporations, partnerships and business trusts ("Institutions") investing cash collateral securing securities loans.

Cash collateral related to securities lending customers and other institutional customers of TNTC and affiliated entities to whom cash collateral has been posted in connection with various types of swap transactions, may be invested in shares of the Portfolio through their custody accounts at Northern Trust or an affiliate.


Securities lending customers of unaffiliated securities lending agents ("authorized intermediaries") that are authorized to place trades with the Portfolio may invest in shares through their authorized intermediary as described below. These customers and other Institutions may also invest cash collateral securing loans of their securities directly as described below.


Shares of the Portfolio are sold without a sales load or redemption fee. Assets of the Portfolio are not subject to a Rule 12b-1 fee. Except as provided under "Account Policies and Other Information - In-Kind Purchases and Redemptions" on page 10, redemptions will be paid in cash.


OPENING AN ACCOUNT


You may purchase shares of the Portfolio through your custody account at Northern Trust (or an affiliate), through an authorized intermediary, or you may open an account directly with the Trust.

Securities Lending and Swap Collateral Customers. Securities lending and swap collateral customers should contact their Northern Trust account representative who can assist with all phases of the investment.

Through an Authorized Intermediary. You may purchase shares of the Portfolio through your authorized intermediary. If you invest through an authorized intermediary, you will have to follow its procedures. You will also generally have to address your correspondence or questions regarding the Portfolio to your authorized intermediary.

Directly from the Trust. An Institution may open a shareholder account and purchase shares directly from the Trust as described in the "Opening An Account" section of this Prospectus.

BY MAIL

..  Read this Prospectus carefully.

..  Complete and sign the New Account Application.


.. Include a certified corporate resolution or other acceptable evidence of authority (if applicable).


..  Enclose a check or Federal Reserve draft payable to Northern Institutional
   Funds.


.. Mail your check, certified corporate resolution (if applicable) or other evidence of authority and completed New Account Application to:


   Northern Institutional Funds
   P.O. Box 75986
   Chicago, Illinois 60675-5986

All checks must be payable in U.S. dollars and drawn on a bank located in the United States. Cash and third party checks are not acceptable.

BY TELEPHONE

..  Read this Prospectus carefully.

..  Call the Northern Institutional Funds Center at 800/637-1380.

To open a new account please provide:

..  The number of shares or dollar amount to be invested

..  The method of payment

To add to an existing account, please provide:

..  The Institution's name

..  Your account number

BY WIRE OR AUTOMATED CLEARING HOUSE ("ACH") TRANSFER


To open a new account or for more information about the purchase of shares:

..  Call the Northern Institutional Funds Center at 800/637-1380.

To add to an existing account:


..  Have your bank wire federal funds or effect an ACH transfer to:


   The Northern Trust Company
   Chicago, Illinois
   ABA Routing No. 0710-00152
   (Reference the 10-Digit Portfolio account number and the Shareholder's Name)

SELLING SHARES


Securities Lending and Swap Collateral Customers. Securities lending and swap collateral customers should contact their Northern Trust account representative who can assist with all phases of the investment.


Through an Authorized Intermediary. Securities lending customers of authorized intermediaries may sell (redeem) shares through their intermediary.

Directly through the Trust. Institutions that purchase shares directly from the Trust may redeem their shares through the Transfer Agent in one of the following ways:

BY MAIL

Send a written request to:

Northern Institutional Funds
P.O. Box 75986
Chicago, Illinois 60675-5986

The letter of instruction must include:

..  The signature of a duly authorized person

..  Your account number

..  The name of the Portfolio

..  The number of shares or the dollar amount to be redeemed

BY TELEPHONE

.. Call the Northern Institutional Funds Center at 800/637-1380 for instructions.

.. During periods of unusual economic or market activity, telephone redemptions may be difficult to implement. In such event, shareholders should follow the procedures outlined above under "Selling Shares - By Mail."

BY WIRE

.. Call the Northern Institutional Funds Center at 800/637-1380 for instructions.

..  You must have given authorization for expedited wire redemption.

..  The minimum amount that may be redeemed by this method is $10,000.

ACCOUNT POLICIES AND OTHER INFORMATION

Purchase and Redemption Minimums. There is no minimum for initial or subsequent purchases or redemptions.


Calculating Share Price. The Trust issues and redeems shares at net asset value ("NAV"). The NAV for a share of the Portfolio is calculated by dividing the value of net assets of the Portfolio by the number of outstanding shares of the Portfolio. The NAV for the Portfolio is calculated on each Business Day as of 3:00 p.m. Central time. The NAV used in determining the price of your shares is the one calculated after your purchase order is received and accepted or a redemption order is received in good order as described below.


The Portfolio seeks to maintain an NAV of $1.00 per share by valuing the obligations held by it at amortized cost in accordance with SEC regulations. Amortized cost normally will approximate market value.


Timing of Purchase Requests. Purchase requests received in good order and accepted by the Transfer Agent or an authorized intermediary on any Business Day by 3:00 p.m. Central time will be executed the day they are received by either the Transfer Agent or an authorized intermediary, at that day's closing share price for the Portfolio, provided that one of the following occurs:


    . The Transfer Agent receives the payment in federal or other immediately available funds on the same Business Day by 3:00 p.m. Central time.

    . The requests are placed by an authorized intermediary that has entered into a servicing agreement with Northern Institutional Funds and payment in federal or other immediately available funds is received by the Transfer Agent by the close of the same Business Day in accordance with the terms of the Trust's agreement with the intermediary; or


    . Payment in federal or other immediately available funds is received by the close of the same Business Day in a custody account maintained with Northern Trust or an affiliate.


Purchase requests received in good order by the Transfer Agent or an authorized intermediary on a non-Business Day or after the deadlines described above on a Business Day, will be executed on the next Business Day, at that day's closing share price for the Portfolio, provided that payment is made as noted above.

In-Kind Purchases and Redemptions. The Trust reserves the right to accept payment for shares in the form of securities that are permissible investments for the Portfolio. The Trust also reserves the right to pay redemptions by a distribution "in-kind" of securities (instead of cash) from the Portfolio. See the Additional Statement for further information about the terms of these purchases and redemptions.

Miscellaneous Purchase Information.

.. Institutional and authorized intermediaries are responsible for transmitting purchase orders and delivering required funds on a timely basis.

.. Institutions and authorized intermediaries are responsible for all losses and expenses of the Portfolio, and purchase orders may be cancelled, in the event of any failure to make payment according to the procedures outlined in this Prospectus. In addition, a $20 charge will be imposed if a check does not clear.

.. Shares of the Portfolio are entitled to the dividends declared by the Portfolio beginning on the Business Day the purchase order is executed, provided payment in federal or other immediately available funds is received by the Transfer Agent by the time designated above.

.. The Trust reserves the right to reject any purchase order. The Trust also reserves the right to change or discontinue any of its purchase procedures.

.. In certain circumstances, the Trust may advance the time by which purchase orders must be received. See "Early Closings" on page 13.


.. Northern Institutional Funds may reproduce this Prospectus in electronic format that may be available on the Internet. If you have received this Prospectus in electronic format you, or your representative, may contact the Transfer Agent for a free paper copy of this Prospectus by writing to the Northern Institutional Funds Center at P.O. Box 75986, Chicago, IL 60675-5986, calling 800/637-1380 or by sending an e-mail to: northern-funds@ntrs.com.

Timing of Redemption Requests. Redemption requests received in good order by the Transfer Agent or an authorized intermediary on any Business Day by 3:00 p.m. Central time will be executed on the same day at that day's closing share price for the Portfolio.


Redemption requests received in good order by the Transfer Agent or an authorized intermediary on a non-Business Day or after the deadline described above on a Business Day will be executed the next Business Day, at that day's closing share price for the Portfolio.

Payment of Redemption Proceeds. Redemption proceeds normally will be sent or credited on the next Business Day following the Business Day on which such redemption request is received in good order by the deadline noted above, unless payment in immediately available funds on the same Business Day is requested. However, if you have recently purchased Shares with a check or through an electronic transaction, payment may be delayed as discussed below under "Miscellaneous Redemption Information."

Miscellaneous Redemption Information All redemption proceeds will be sent by check unless the Transfer Agent is directed otherwise. Redemption proceeds also may be wired or transferred. A redemption request may not be processed if a shareholder has failed to submit a completed and properly executed New Account Application, including a certified corporate resolution or other acceptable evidence of authority (if applicable). In addition, redemptions are subject to the following restrictions:


.. The Trust reserves the right to defer crediting, sending or wiring redemption proceeds for up to 7 days (or such longer period permitted by the SEC) after receiving the redemption order if, in its judgment, an earlier payment could adversely affect the Portfolio.

.. If you are redeeming recently purchased shares, your redemption request may not be honored until your check or electronic transaction has cleared. This may delay your transaction for up to 10 days.

.. Authorized intermediaries are responsible for transmitting redemption orders and crediting their customers' accounts with redemption proceeds on a timely basis.

.. Redemption requests made to the Transfer Agent by mail must be signed by a person authorized by acceptable documentation on file with the Transfer Agent.

.. Dividends on shares are earned through and including the day prior to the day on which they are redeemed.

.. The Trust and the Transfer Agent reserve the right to redeem shares held by any shareholder who provides incorrect or incomplete account information or when such involuntary redemptions are necessary to avoid adverse consequences to the Trust and its shareholders or the Transfer Agent.

.. The Trust may require any information reasonably necessary to ensure that a redemption request has been duly authorized.

.. The Trust reserves the right to change or discontinue any of its redemption procedures.

.. In certain circumstances, the Trust may advance the time by which redemption orders must be received. See "Early Closings" on page 13.


Excessive Trading in Portfolio Shares. The Board of Trustees of the Trust has not adopted, on behalf of the Portfolio, policies and procedures with respect to frequent purchases and redemptions of Portfolio shares in light of the nature and high quality of the Portfolio's investments. The Portfolio reserves the right to refuse a purchase order if management of the Portfolio determines that the purchase may not be in the best interests of the Portfolio.


Telephone Transactions. All calls may be recorded or monitored. The Transfer Agent has adopted procedures in an effort to establish reasonable safeguards against fraudulent telephone transactions. If reasonable measures are taken to verify that telephone instructions are genuine, the Trust and its service providers will not be responsible for any loss resulting from fraudulent or unauthorized instructions received over the telephone. In these circumstances, shareholders will bear the risk of loss. During periods of unusual market activity, you may have trouble placing a request by telephone. In this event, consider sending your request in writing.

The proceeds of redemption orders received by telephone will be sent by check, wire or transfer according to proper instructions. All checks will be made payable to the shareholder of record and mailed only to the shareholder's address of record.

The Trust reserves the right to refuse a telephone redemption.


Advance Notification of Large Transactions. The Trust requests that an Institution or authorized intermediary give advance notice to the Transfer Agent by 11:00 a.m. Central time if it intends to place a purchase or redemption order of $5 million or more on a Business Day.


Making Changes to Your Account Information. You may make changes to wiring instructions, address of record, or other account information only in writing. These instructions must be accompanied by a certified corporate resolution, signature guarantee from an institution participating in the Stock Transfer Agency Medallion Program ("STAMP"), or other acceptable evidence of authority. Additional requirements may be imposed. In accordance with SEC regulations, the Trust and Transfer Agent may charge a shareholder reasonable costs in locating a shareholder's current address.

Business Day. A "Business Day" is each Monday through Friday when the Transfer Agent or the New York Stock Exchange (the "Exchange") is open for business. For any given calendar year, the Portfolio will be closed on the following holidays or as observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.


Good Order. A purchase or redemption request is considered to be "in good order" when all necessary information is provided and all required documents are properly completed, signed and delivered, including a certified corporate resolution or other acceptable evidence of authority (if applicable). Additionally, a purchase order initiating the opening of an account will not be considered to be "in good order" unless the investor has provided all information required by the Trust's "Customer Identification Program" described below.


Customer Identification Program. Federal law requires the Trust to obtain, verify and record identifying information, which may include the name, business street address, taxpayer identification number or other identifying information for each investor who opens or reopens an account with the Trust. Applications without an indication that a taxpayer identification number has been applied for, may not be accepted. After acceptance, to the extent permitted by applicable law or the Trust's customer identification program, the Trust reserves the right to: (a) place limits on account transactions until an investor's identity is verified; (b) refuse an investment in the Trust; or
(c) involuntarily redeem an investor's shares and close an account in the event that an investor's identity is not verified. The Trust and its agents will not be responsible for any loss in an investor's account resulting from an investor's delay in providing all required identifying information or from closing an account and redeeming an investor's shares when an investor's identity is not verified.

Early Closings. The Portfolio reserves the right to advance the time for accepting purchase, redemption or exchange orders for same Business Day credit when the Exchange closes or closes early, trading on the Exchange is restricted, an emergency arises or as otherwise permitted by the

SEC. In addition, the Board of Trustees of the Portfolio may, for any Business Day, decide to change the time as of which the Portfolio's NAV is calculated in response to new developments such as altered trading hours, or as otherwise permitted by the SEC.


Emergency or Unusual Events. In the event the Exchange does not open for business because of an emergency or unusual event, the Trust may, but is not required to, open the Portfolio for purchase and redemption transactions if the Federal Reserve wire payment system is open. To learn whether the Portfolio is open for business during an emergency situation or unusual event, please call 800/637-1380 or visit northerninstitutionalfunds.com.


Authorized Intermediaries. The Trust may authorize certain Institutions acting as authorized intermediaries and securities lending agents (including banks, trust companies, brokers and investment advisers), to accept purchase and redemption orders from their securities lending customers on behalf of the Portfolio. The Portfolio will be deemed to have received an order when the order is accepted by the authorized intermediary, and the order will be priced at the Portfolio's per share NAV next determined, provided that the authorized intermediary forwards the order (and payment for any purchase order) to the Transfer Agent on behalf of the Trust within agreed-upon time periods. If the order (or payment for any purchase order) is not received by the Transfer Agent within such time periods, the authorized intermediary may be liable for fees and losses and the transaction may be cancelled.

Northern Trust also may provide compensation to certain authorized intermediaries, including affiliates of Northern Trust, that provide services to their securities lending customers who invest in the Trust or whose customers purchase significant amounts of the Portfolio's shares. The amount of such compensation may be made on a one-time and/or periodic basis, and may represent all or a portion of the annual fees earned by the Investment Adviser (after adjustments). This additional compensation will be paid by Northern Trust or its affiliates and will not represent an additional expense to the Trust or its shareholders.


Customers purchasing shares of the Portfolio through an authorized intermediary should read their account agreements carefully. An authorized intermediary's requirements may differ from those listed in this Prospectus. An authorized intermediary also may impose account charges, such as asset allocation fees, account maintenance fees, and other charges that will reduce the net return on an investment in the Portfolio. If a securities lending customer has agreed with a particular authorized intermediary to maintain a minimum balance and the balance falls below this minimum, the customer may be required to redeem all or a portion of the customer's investment in the Portfolio.


Conflict of interest restrictions may apply to the receipt of compensation by an authorized intermediary in connection with the investment of fiduciary funds in Portfolio shares. Institutions, including banks regulated by the Comptroller of the Currency, Federal Reserve Board and state banking commissions, and investment advisers and other money managers subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions, are urged to consult their legal counsel.

State securities laws regarding the registration of dealers may differ from federal law. As a result, authorized intermediaries investing in the Portfolio on behalf of their customers may be required to register as dealers.

Portfolio Holdings. The Portfolio, or its duly authorized service providers, may publicly disclose holdings in accordance with regulatory requirements, such as periodic portfolio disclosure in filings with the SEC.

A complete schedule of the Portfolio's holdings, current as of month-end will be available on the Portfolio's Web site at northerninstitutionalfunds.com/funds/liquidassets no earlier than ten
(10) calendar days after the end of the month. This information will remain available on the Web site at least until the Portfolio files with the SEC its semiannual/annual shareholder report or quarterly portfolio holdings report that includes such period. The Portfolio may terminate or modify this policy at any time without further notice to shareholders.

A further description of the Trust's Policy on Disclosure of Portfolio Holdings is available in the Additional Statement.


Shareholder Communications. Shareholders of record will be provided each year with a semiannual report showing portfolio investments and other information as of May 31 and with an annual report containing audited financial statements as of November 30. If you have consented to the delivery of a single copy of shareholder reports, prospectuses, proxy statements or information statements to all shareholders who share the same mailing address with your account, you may revoke your consent at any time by contacting the Northern Institutional Funds Center by telephone at 800/637-1380 or by mail at Northern Institutional Funds, P.O. Box 75986, Chicago, IL 60675-5986. You also may send an e-mail to northern-funds@ntrs.com. The Portfolio will begin sending individual copies to you within 30 days after receipt of your revocation.


DISTRIBUTIONS AND TAX CONSIDERATIONS

Distributions

Dividends from net income are declared daily and paid monthly by the Portfolio to its shareholders. Net income includes the interest accrued on the Portfolio's assets less estimated expenses. The Portfolio's net realized short-term capital gains, if any, are distributed at least annually. The Portfolio does not expect to realize net long-term capital gains. Dividends are paid in cash monthly.

Tax Considerations

The following is a summary of certain tax considerations that may be relevant to a shareholder in the Portfolio. Except where otherwise indicated, the discussion relates to shareholders who are individual United States citizens or residents and is based on current tax law. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

Distributions. The Portfolio intends to qualify as a regulated investment company for federal tax purposes and to distribute to shareholders substantially all of its net investment income each year. Except as otherwise noted below, you will generally be subject to federal income tax at ordinary rates on the Portfolio's distributions to you, regardless of whether they are paid in cash or reinvested in Portfolio shares.


The Portfolio generally will be invested in debt instruments and not in shares of stock on which dividend income will be received. As a result, the Portfolio does not expect to pay dividends that are eligible for the reduced tax rate on corporate dividends or that will qualify for the dividends-received deduction for corporations.

IRAs and Other Tax-Qualified Plans. One major exception to the preceding tax principles is that distributions on shares held in an IRA (or other tax-qualified plan) will not be currently taxable unless shares are acquired with borrowed funds.


Backup Withholding. The Trust will be required in certain cases to withhold and remit to the U.S. Treasury 28% of the dividends and gross sales proceeds paid to any shareholder (i) who had provided either an incorrect tax identification number or no number at all, (ii) who is subject to backup withholding by the Internal Revenue Service for failure to report the receipt of taxable interest or dividend income properly, or (iii) who has failed to certify to the Trust, when required to do so, that he or she is not subject to backup withholding or that he or she is an "exempt recipient."

U.S. Tax Treatment of Foreign Shareholders. For distributions attributable to the Portfolio's taxable year beginning before January 1, 2005 or after December 31, 2007, foreign shareholders generally will be subject to U.S. withholding tax at a rate of 30% (or a lower treaty rate, if applicable) on distributions by the Portfolio of net investment income unless the distributions are effectively connected with a U.S. trade or business of the shareholder. For distributions attributable to the Portfolio's taxable year beginning after December 31, 2004 and before January 1, 2008, however, foreign shareholders will generally not be subject to withholding tax on distributions attributable to interest income from U.S. sources. Foreign shareholders should consult their tax advisers regarding the U.S. and foreign tax consequences of investing in the Portfolio.

State and Local Taxes. You also may be subject to state and local taxes on income attributable to your ownership of Portfolio shares. State income taxes may not apply, however, to the portions of the Portfolio's distributions, if any, that are attributable to interest earned by the Portfolio on U.S. government securities. You should consult your tax adviser regarding the tax status of distributions in your state and locality.

More information about taxes is contained in the Additional Statement.

RISKS, SECURITIES AND TECHNIQUES

This section takes a closer look at some of the types of securities in which the Portfolio may invest and their related risks. It also explores the various investment techniques that the investment management team may use. The Portfolio may invest in other securities and is subject to further restrictions and risks that are described in the Additional Statement. Additionally, the Portfolio may purchase other types of securities or instruments similar to those described in this section if otherwise consistent with the Portfolio's investment objective and strategies.


Investment Objective. The investment objective of the Portfolio may be changed by the Trust's Board of Trustees without shareholder approval. Shareholders will, however, be notified of any changes. Any such change may result in the Portfolio having an investment objective different from the objective that the shareholder considered appropriate at the time of investment in the Portfolio.

Asset-Backed Securities. Asset-backed securities are sponsored by entities such as government agencies, banks, financial companies and commercial or industrial companies. Asset-backed securities represent participations in, or are secured by and payable from, pools of assets such as mortgages, motor vehicle installment sale contracts, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (credit card) agreements, municipal securities and other financial assets. Such asset pools are securitized through the use of privately-formed trusts or special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pooled insurance policy issued by a financial institution, or by other credit enhancements.

   Investment Strategy. The Portfolio may purchase various types of asset-backed securities that are "Eligible Securities" as defined by the SEC.

   Special Risks. In addition to credit and market risk, asset-backed securities may involve prepayment risk because the underlying assets (loans) may be prepaid at any time. The value of these securities also may change because of actual or perceived changes in the creditworthiness of the originator, the servicing agent, the financial institution providing the credit support, or the counterparty. Like other fixed income securities, when interest rates rise, the value of an asset-backed security generally will decline. However, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed income securities. In addition, non-mortgage asset-backed securities involve certain risks not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the underlying collateral. Credit card receivables generally are unsecured, and the debtors are entitled to the protection of a number of state and federal consumer credit laws. Automobile receivables are subject to the risk that the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing the receivables.

Borrowings and Reverse Repurchase Agreements. The Portfolio may borrow money from banks and may enter into reverse repurchase agreements with banks and other financial institutions. Reverse repurchase agreements involve the sale of money market securities held by the Portfolio subject to the Portfolio's agreement to repurchase them at a mutually agreed upon date and price (including interest).

   Investment Strategy. The Portfolio may borrow and enter into reverse repurchase agreements in amounts not exceeding one-third of the value of its total assets (including the amount borrowed). The Portfolio also may borrow up to an additional 5% of its total assets for temporary purposes. The Portfolio may enter into reverse repurchase agreements when the investment management team expects that the interest income to be earned from the investment of the transaction proceeds will be greater than the related interest expense.

   Special Risks. Borrowings and reverse repurchase agreements involve leveraging. If the securities held by the Portfolio decline in value while these transactions are outstanding, the net asset value of the Portfolio's outstanding shares will decline in value by proportionately more than the decline in value of the securities. In addition, reverse repurchase agreements involve the risks that (a) the interest income earned by the Portfolio (from the investment of the proceeds) will be less than the interest expense of the transaction; (b) the market value of the securities sold by the Portfolio will decline below the price the Portfolio is obligated to pay to repurchase the securities; and (c) the securities may not be returned to the Portfolio.

Custodial Receipts for Treasury Securities. Custodial receipts are participations in trusts that hold U.S. Treasury securities and are sold under names such as TIGRs and CATS. Like other stripped obligations, they entitle the holder to future interest payments or principal payments on the U.S. Treasury securities.

   Investment Strategy. The Portfolio may invest a portion of its assets in custodial receipts.


   Special Risks. Like other stripped obligations (which are described below), stripped custodial receipts may be subject to greater price volatility than ordinary debt obligations because of the way in which their principal and interest are returned to investors.


Derivatives. The Portfolio may purchase certain "derivative" instruments. A derivative is a financial instrument whose value is derived from, or based upon, the performance of underlying assets, interest rates, or other indices. Derivatives include structured debt obligations such as collateralized mortgage obligations and other types of asset-backed securities, "stripped" securities and various floating rate instruments.

   Investment Strategy. The Portfolio may invest in derivatives when the Investment Adviser believes the potential risks and rewards are consistent with the Portfolio's objective, strategies and overall risk profile.

   Special Risks. Engaging in derivative transactions involves special risks, including (a) market risk that the Portfolio's derivatives position will lose value; (b) credit risk that the counterparty to the transaction will default; (c) leveraging risk that the value of the derivative instrument will decline more than the value of the assets on which it is based;
   (d) illiquidity risk that the Portfolio will be unable to sell its position because of lack of market depth or disruption; (e) pricing risk that the value of a derivative instrument will be difficult to determine; and (f) operations risk that loss will occur as a result of inadequate systems or human error. Many types of derivatives have been developed recently and have not been tested over complete market cycles. For these reasons, the Portfolio may suffer a loss whether or not the analysis of the investment management team is accurate.

Foreign Investments. The Portfolio may invest in U.S. dollar-denominated obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities, foreign commercial banks and foreign branches of U.S. banks. It also may invest in U.S. dollar-denominated commercial paper and other obligations of foreign issuers. Foreign government obligations may include debt obligations of supranational entities, including international organizations (such as the European Coal and Steel Community and the International Bank for Reconstruction and Development (also known as the World Bank)) and international banking institutions and related government agencies.

   Investment Strategy. Investments by the Portfolio in foreign issuer obligations will not exceed 50% of the Portfolio's total assets measured at the time of purchase.

   Special Risks. Foreign securities involve special risks and costs, which are considered by the Investment Adviser in evaluating the creditworthiness of issuers and making investment decisions for the Portfolio. Foreign securities, and in particular foreign debt securities, are sensitive to changes in interest rates. In addition, investment in the securities of foreign governments involves the risk that foreign governments may default on their obligations or may otherwise not respect the integrity of their debt.

   Investment in foreign securities may involve higher costs than investment in U.S. securities, including higher transaction and custody costs as well as the imposition of additional taxes by foreign governments. Foreign investments also may involve risks associated with the level of currency exchange rates, less complete financial information about the issuers, less market liquidity, more market volatility and political instability. Future political and economic developments, the possible imposition of withholding taxes on dividend income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls or freezes on the convertibility of currency, or the adoption of other governmental restrictions might adversely affect an investment in foreign securities. Additionally, foreign banks and foreign branches of domestic banks may be subject to less stringent reserve requirements and to different accounting, auditing and recordkeeping requirements.

Illiquid or Restricted Securities. Illiquid securities include repurchase agreements and time deposits with notice/termination dates of more than seven days, certain variable amount master demand notes that cannot be called within seven days, certain insurance funding agreements (see below), and other securities that are traded in the U.S. but are subject to trading restrictions because they are not registered under the 1933 Act.

   Investment Strategy. The Portfolio may invest up to 10% of its net assets in securities that are illiquid. A domestically traded security that is not registered under the 1933 Act will not be considered illiquid if the Investment Adviser determines that an adequate trading market exists for that security. If otherwise consistent with its investment objective and strategies, the Portfolio may purchase commercial paper issued pursuant to Section 4(2) of the 1933 Act and securities that are not registered under the 1933 Act but can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act ("Rule 144A Securities"). These securities will not be considered illiquid so long as the Investment Adviser determines, under guidelines approved by the Trust's Board of Trustees, that an adequate trading market exists.


   Special Risks. Because illiquid and restricted securities may be difficult to sell at an acceptable price, they may be subject to greater volatility and may result in a loss to the Portfolio. The practice of investing in Rule 144A Securities and commercial paper available to qualified institutional buyers could increase the level of illiquidity during any period that qualified institutional buyers become uninterested in purchasing these securities.

Insurance Funding Agreements. An insurance funding agreement ("IFA") is an agreement that requires the Portfolio to make cash contributions to a deposit fund of an insurance company's general account. The insurance company then credits interest to the Portfolio for a set time period.

   Investment Strategy. The Portfolio may invest in IFAs issued by insurance companies that meet quality and credit standards established by the Investment Adviser.

   Special Risks. IFAs are not insured by a government agency--they are backed only by the insurance company that issues them. As a result, they are subject to default risk of the non-governmental issuer. In addition, the transfer of IFAs may be restricted and an active secondary market in IFAs currently does not exist. This means that it may be difficult or impossible to sell an IFA at an appropriate price.


Investment Companies. To the extent consistent with its investment objective and strategies, the Portfolio may invest in securities issued by other investment companies.

   Investment Strategy. Investments by the Portfolio in other money market funds will be subject to the limitations of the 1940 Act and SEC orders. Although the Portfolio does not expect to do so in the foreseeable future, the Portfolio is authorized to invest substantially all of its assets in an open-end investment company or series thereof that has substantially the same investment objective, strategies and fundamental restrictions as the Portfolio.


   Special Risks. As a shareholder of another investment company, the Portfolio would be subject to the same risks as any other investor in that company. It also would bear a proportionate share of any fees or expenses paid by that company. These expenses would be in addition to the advisory fees and other expenses the Portfolio bears directly in connection with its own operations.

Municipal and Related Instruments. Municipal instruments include debt obligations issued by or on behalf of states, territories and possessions of the United States and their political subdivisions, agencies, authorities and instrumentalities.

Municipal instruments include both "general" and "revenue" bonds and may be issued to obtain funds for various public purposes. General obligations are secured by the issuer's pledge of its full faith, credit and taxing power. Revenue obligations are payable only from the revenues derived from a particular facility or class of facilities. In some cases, revenue bonds also are payable from the proceeds of a special excise or other specific revenue source such as lease payments from the user of a facility being financed. Some municipal instruments, known as private activity bonds, are issued to finance projects for private companies. Private activity bonds usually are revenue obligations since they typically are payable by the private user of the facilities financed by the bonds.

Municipal instruments also include "moral obligation" bonds, municipal leases, certificates of participation and asset-backed securities such as custodial receipts. Moral obligation bonds are supported by a moral commitment but not a legal obligation of a state or municipality. Municipal leases and participation certificates present the risk that the state or municipality involved will not appropriate the monies to meet scheduled payments on an annual basis. Custodial receipts represent interests in municipal instruments held by a trustee or custodian.

   Investment Strategy. The Portfolio may invest in municipal instruments or other securities issued by state and local governmental bodies. Generally, this will occur when the yield of municipal instruments, on a pre-tax basis, is comparable to that of other permitted short-term taxable investments. Dividends paid by the Portfolio on such investments will be taxable to shareholders.

   Special Risks. Municipal instruments purchased by the Portfolio may be backed by letters of credit, insurance or other forms of credit enhancement issued by foreign (as well as domestic) banks, insurance companies and other financial institutions. If the credit quality of these banks and financial institutions declines, the Portfolio could suffer a loss to the extent that the Portfolio is relying upon this credit support.

Repurchase Agreements. Repurchase agreements involve the purchase of securities by the Portfolio subject to the seller's agreement to repurchase them at a mutually agreed upon date and price.

   Investment Strategy. The Portfolio may enter into repurchase agreements with financial institutions such as banks and broker-dealers that are deemed to be creditworthy by the Investment Adviser. Although the securities subject to a repurchase agreement may have maturities exceeding one year, settlement of the agreement will never occur more than one year after the Portfolio acquires the securities.

   Special Risks. In the event of a default, the Portfolio will suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral are less than the repurchase price and the Portfolio's costs associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy, the Portfolio could suffer additional losses if a court determines that the Portfolio's interest in the collateral is unenforceable by the Portfolio.

Stripped Obligations. These securities are issued by the U.S. government (or an agency, instrumentality or a sponsored enterprise), foreign governments, banks and other issuers. They entitle the holder to receive either interest payments or principal payments that have been "stripped" from a debt obligation. These obligations include stripped mortgage-backed securities, which are derivative multi-class mortgage securities.


   Investment Strategy. To the extent consistent with its investment objective and strategies, the Portfolio may purchase stripped securities.


   Special Risks. Stripped securities are very sensitive to changes in interest rates and to the rate of principal prepayments. A rapid or unexpected change in either interest rates or principal prepayments could depress the price of stripped securities held by the Portfolio and adversely affect the Portfolio's investment performance.


United States Government Obligations. These instruments include U.S. Treasury obligations, such as bills, notes and bonds, which generally differ only in terms of their interest rates, maturities and time of issuance. They also include obligations issued or guaranteed by the U.S. government or by its agencies, instrumentalities or sponsored enterprises. Securities guaranteed as to principal and interest by the U.S. government or by its agencies, instrumentalities or sponsored enterprises are deemed to include (a) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government or by an agency, instrumentality or sponsored enterprise thereof, and (b) participations in loans made to foreign governments or their agencies that are so guaranteed.

   Investment Strategy. To the extent consistent with its investment objective and strategies, the Portfolio may invest in a variety of U.S. Treasury obligations and in obligations issued or guaranteed by the U.S. government or by its agencies, instrumentalities or sponsored enterprises.


   Special Risks. Not all U.S. government obligations carry the same credit support. Some, such as those of the Government National Mortgage Association ("Ginnie Mae"), are supported by the full faith and credit of the United States Treasury. Other obligations, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the United States Treasury; and others are supported by the discretionary authority of the U.S. government to purchase the agency's obligations. Still others are supported only by the credit of the instrumentality or sponsored enterprise. No assurance can be given that the U.S. government would provide financial support to its agencies, instrumentalities or sponsored enterprises if it is not obligated to do so by law. In addition, the secondary market for certain participations in loans made to foreign governments or their agencies may be limited.

Variable and Floating Rate Instruments. Variable and floating rate instruments have interest rates that periodically are adjusted either at set intervals or that float at a margin tied to a specified index rate. These instruments include variable amount master demand notes and long- term variable and floating rate bonds (sometimes referred to as "Put Bonds") where the Portfolio obtains at the time of purchase the right to put the bond back to the issuer or a third party at par at a specified date.


   Investment Strategy. The Portfolio may invest in variable and floating rate instruments to the extent consistent with its investment objective and strategies.


   Special Risks. Variable and floating rate instruments are subject to many of the same risks as fixed rate instruments, particularly credit risk. Because there is no active secondary market for certain variable and floating rate instruments, they may be more difficult to sell if the issuer defaults on its payment obligations or during periods when the Portfolio is not entitled to exercise its demand rights. As a result, the Portfolio could suffer a loss with respect to these instruments.

When-Issued Securities, Delayed Delivery Transactions and Forward Commitments. A purchase of "when-issued" securities refers to a transaction made conditionally because the securities, although authorized, have not yet been issued. A delayed delivery or forward commitment transaction involves a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

   Investment Strategy. The Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis. Although the Portfolio generally would purchase securities in these transactions with the intention of acquiring the securities, the Portfolio may dispose of such securities prior to settlement if the investment management team deems it appropriate to do so.

   Special Risks. Purchasing securities on a when-issued, delayed delivery or forward commitment basis involves the risk that the value of the securities may decrease by the time they actually are issued or delivered. Conversely, selling securities in these transactions involves the risk that the value of the securities may increase by the time they actually are issued or delivered. These transactions also involve the risk that the counterparty may fail to deliver the security or cash on the settlement date.

TNTC is sometimes referred to as "The Northern Trust Bank" in advertisements and other sales literature.

FOR MORE INFORMATION


Annual/Semiannual Reports


Additional information about the Portfolio's investments is available in the Portfolio's annual and semiannual reports to shareholders.

Statement of Additional Information

Additional information about the Portfolio and its policies also is available in the Portfolio's Additional Statement. The Additional Statement is incorporated by reference into this Prospectus (and is legally considered part of this Prospectus).


The Portfolio's annual and semiannual reports and the Additional Statement are available free upon request by calling the Northern Institutional Funds Center at 800/637-1380.


To obtain other information and for shareholder inquiries:

By telephone -    Call 800/637-1380
By mail -         The Northern Trust Company
                  50 South LaSalle Street
                  Chicago, IL 60603
                  Attention: Securities Lending (Liquid Assets Portfolio)
On the Internet -

The Portfolio's documents are available online and may be downloaded from:

    .  The SEC's Web site at sec.gov (text-only).

    . Northern Institutional Funds' Web site at northerninstitutionalfunds.com/liquidassets


You may review and obtain copies of Trust documents by visiting the SEC's Public Reference Room in Washington, D.C. You also may obtain copies of Trust documents by sending your request and a duplicating fee to the SEC's Public Reference Section, Washington, D.C. 20549-0102 or by electronic request to: publicinfo@sec.gov. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202/551-8090.

                                    PART B

                      STATEMENT OF ADDITIONAL INFORMATION

                         NORTHERN INSTITUTIONAL FUNDS

                            LIQUID ASSETS PORTFOLIO


   This Statement of Additional Information dated April 1, 2007, (the "Additional Statement") is not a prospectus. This Additional Statement should be read in conjunction with the Prospectus dated April 1, 2007, as amended or supplemented from time to time for the shares of the Liquid Assets Portfolio (the "Portfolio") of Northern Institutional Funds (the "Prospectus"). Copies of the Prospectus may be obtained without charge by calling 800/637-1380 (toll-free). Capitalized terms not otherwise defined have the same meaning as in the Prospectus.

   The Portfolio is a series of Northern Institutional Funds which is registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The shares of the Portfolio which are described in this Additional Statement have not been and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any of the states of the United States. The offerings contemplated by this Additional Statement will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities which do not involve any public offering, and analogous exemptions under state securities laws.


   This Additional Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of units of the Portfolio in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Portfolio that are inconsistent with those contained in this Additional Statement. Prospective investors should not rely on any information not contained in this Additional Statement.

   This Additional Statement is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the shares of the Portfolio described herein, and is not to be reproduced or distributed to any other persons (other than professional advisers of the prospective investor receiving this document).

   Prospective investors should not construe the contents of this Additional Statement as legal, tax or financial advice. Each prospective investor should consult his or her own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Portfolio for such investor.

   In making an investment decision investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

   These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Declaration of Trust of Northern Institutional Funds, the 1933 Act and applicable state securities laws, pursuant to registration or exemption therefrom.


   The audited financial statements and related report of Ernst & Young LLP, independent registered public accounting firm, contained in the annual report to the Portfolio's shareholders for the fiscal year ended November 30, 2006 are incorporated herein by reference in the section entitled "Financial Statements." No other parts of the annual report are incorporated by reference. Copies of the annual report may be obtained upon request and without charge by calling 800/637-1380 (toll free).

INDEX
                                                                           Page
                                                                           ----

ADDITIONAL INVESTMENT INFORMATION.........................................   3

   Classification and History.............................................   3

   Investment Objective and Strategies....................................   3

   Investment Restrictions................................................  11

   Disclosure of Portfolio Holdings.......................................  13

ADDITIONAL TRUST INFORMATION..............................................  15

   Trustees and Officers..................................................  15

   Standing Board Committees..............................................  20

   Trustee Ownership of Portfolio Shares..................................  21

   Trustee and Officer Compensation.......................................  22

   Code of Ethics.........................................................  23

   Investment Adviser, Transfer Agent and Custodian.......................  23

   Proxy Voting...........................................................  25

   Co-Administrators and Placement Agent..................................  27

   Counsel and Independent Registered Public Accounting Firm..............  28

   In-Kind Redemptions....................................................  28

   Redemption Fees and Requirements.......................................  28

PERFORMANCE INFORMATION...................................................  28

NET ASSET VALUE...........................................................  29

TAXES.....................................................................  30

   Federal - General Information..........................................  30

   State and Local Taxes..................................................  31

   Taxation of Income from Certain Financial Instruments and PFICs........  31

DESCRIPTION OF SHARES.....................................................  32

FINANCIAL STATEMENTS......................................................  34

OTHER INFORMATION.........................................................  34

APPENDIX A................................................................ A-1


No person has been authorized to give any information or to make any representations not contained in this Additional Statement or in the Prospectus in connection with the offering of shares made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Trust or its Placement Agent. The Prospectus does not constitute an offering by the Trust or by the Placement Agent in any jurisdiction in which such offering may not lawfully be made.

An investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation government agency. An investment in the Portfolio involves investment risks, including possible loss of principal. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

                       ADDITIONAL INVESTMENT INFORMATION

Classification and History


   Northern Institutional Funds (the "Trust") is an open-end management investment company. The Portfolio is classified as diversified under the Investment Company Act of 1940, as amended. The Portfolio is offered by the Trust exclusively to the securities lending customers of The Northern Trust Company and other affiliated and unaffiliated entities. Shares of the Portfolio are also offered directly to "Accredited Investors" (as defined below) who invest cash collateral of their securities loans. Shares of the Portfolio are offered on a private placement basis in accordance with Regulation D under the 1933 Act only to such customers who qualify as "Accredited Investors," as defined in Rule 501 of Regulation D. "Accredited Investors" include certain banks, broker dealers, insurance companies, investment companies, governmental plans, pension plans, corporations, partnerships and business trusts. Shares of the Portfolio are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. Shares, however, may be redeemed from the Trust as described under "Purchasing and Selling Shares" on page 7 of the Prospectus.


   It is currently expected that substantially all of the Portfolio's outstanding shares will be owned by investment companies and other persons that are securities lending customers of Northern Trust and other unaffiliated securities lending agents.

   The Portfolio is a series of the Trust, which was formed as a Delaware statutory trust on July 1, 1997 under an Agreement and Declaration of Trust (the "Trust Agreement"). The Trust is the result of a reorganization of a Massachusetts business trust formerly known as The Benchmark Funds on March 31, 1998. The Trust's name was changed from The Benchmark Funds to Northern Institutional Funds on July 15, 1998.


Investment Objective and Strategies

   The following supplements the investment objective, strategies and risks of the Portfolio as set forth in the Prospectus. The investment objective of the Portfolio may be changed without the vote of the majority of the Portfolio's outstanding shares. Except as expressly noted below, the Portfolio's investment strategies may be changed without shareholder approval.

Liquid Asset Portfolio seeks to maximize current income to the extent consistent with the preservation of capital and maintenance of liquidity by investing exclusively in high quality money market instruments.


Asset-Backed (Including Mortgage-Backed) Securities

   The Portfolio may purchase asset-backed securities, which are securities backed by mortgages, installment contracts, credit card receivables, municipal securities or other financial assets. The investment characteristics of asset-backed securities differ from those of traditional fixed-income securities. Asset-backed securities represent interests in "pools" of assets in which payments of both interest and principal on the securities are made periodically, thus in effect "passing through" such payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities. The average life of asset-backed securities varies with the maturities of the underlying instruments, and the average life of a mortgage-backed instrument, in particular, is likely to be substantially less than the original maturity of the mortgage pools underlying the securities as a result of mortgage prepayments. For this and other reasons, an asset-backed security normally is subject to both call risk and extension risk, and an asset-backed security's stated maturity may be shortened. In addition, the security's total return may be difficult to predict precisely. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

   If an asset-backed security is purchased at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if an asset-backed security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments will decrease, yield to maturity. Prepayments on asset-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore, prepayment rates are influenced by a variety of economic and social factors. In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments.

   Asset-backed securities acquired by the Portfolio may include collateralized mortgage obligations ("CMOs"). CMOs provide the holder with a specified interest in the cash flow of a pool of underlying mortgages or other mortgage-backed securities. Issuers of CMOs ordinarily elect to be taxed as pass-through entities known as real estate mortgage investment conduits ("REMICs"). CMOs are issued in multiple classes, each with a specified fixed or floating interest rate and a final distribution date. The relative payment rights of the various CMO classes may be structured in a variety of ways, and normally are considered derivative securities. In some cases CMOs may be highly leveraged and very speculative. The Portfolio will not purchase "residual" CMO interests, which normally exhibit greater price volatility.


   There are a number of important differences among the agencies, instrumentalities and sponsored enterprises of the U.S. government that issue mortgage-related securities and among the securities that they issue. Mortgage-related securities guaranteed by the Government National Mortgage Association ("Ginnie Mae") include Ginnie Mae Mortgage Pass-Through Certificates, which are guaranteed as to the timely payment of principal and interest by Ginnie Mae and backed by the full faith and credit of the United States, which means that the U.S. government guarantees that the interest and principal will be paid when due. Ginnie Mae is a wholly-owned U.S. government corporation within the Department of Housing and Urban Development. Ginnie Mae certificates also are supported by the authority of Ginnie Mae to borrow funds from the U.S. Treasury to make payments under its guarantee.

   Mortgage-backed securities issued by the Federal National Mortgage Association ("Fannie Mae") include Fannie Mae Guaranteed Mortgage Pass-Through Certificates, which are solely the obligations of Fannie Mae and are not backed by or entitled to the full faith and credit of the United States, but are supported by the right of the issuer to borrow from the U.S. Treasury. Fannie Mae is a stockholder owned corporation chartered under an act of the U.S. Congress. Fannie Mae certificates are guaranteed as to timely payment of the principal and interest by Fannie Mae. Mortgage-related securities issued by Federal Home Loan Mortgage Corporation ("Freddie Mac") include Freddie Mac Mortgage Participation Certificates. Freddie Mac is a corporate instrumentality of the United States, created pursuant to an Act of Congress. Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Mac certificates entitle the holder to timely payment of interest, which is guaranteed by Freddie Mac. Freddie Mac guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When Freddie Mac does not guarantee timely payment of principal, Freddie Mac may remit the amount due on account of its guarantee of ultimate payment of principal after default.


   From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating federal sponsorship of Fannie Mae and Freddie Mac. The Trust cannot predict what legislation, if any, may be proposed in the future in Congress as regards to such sponsorship or which proposals, if any, might be enacted. Such proposals, if enacted, might materially and adversely affect the availability of government guaranteed mortgage-backed securities and the Portfolio's liquidity and value.

   Non-mortgage asset-backed securities involve certain risks that are not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the underlying collateral. Credit card receivables generally are unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which have given debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

   In addition, privately issued mortgage-backed securities (as well as other types of asset-backed securities) do not have the backing of any U.S. government agency, instrumentality or sponsored enterprise. The seller or servicer of the underlying mortgage obligations generally will make representations and warranties to certificate-holders as to certain characteristics of the mortgage loans and as to the accuracy of certain information furnished to the trustee in respect of each such mortgage loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the related certificate-holders in a mortgage loan, the seller or servicer generally will be obligated either to cure the breach in all material respects, to repurchase the mortgage loan or, if the related agreement so provides, to substitute in its place a mortgage loan pursuant to the conditions set forth therein. Such a repurchase or substitution obligation may constitute the sole remedy available to the related certificate-holders or the trustee for the material breach of any such representation or warranty by the seller or servicer. To provide additional investor protection, some mortgage-backed securities may have various types of credit enhancements, reserve funds, subordination provisions or other features.


Commercial Paper, Bankers' Acceptances, Certificates of Deposit, Time Deposits and Bank Notes

   Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties that vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party. Bank notes generally rank junior to deposit liabilities of banks and pari passu with other senior, unsecured obligations of the bank. Bank notes are classified as "other borrowings" on a bank's balance sheet, while deposit notes and certificates of deposit are classified as deposits. Bank notes are not insured by the Federal Deposit Insurance Corporation ("FDIC") or any other insurer. Deposit notes are insured by the FDIC only to the extent of $100,000 per depositor per bank.


   The Portfolio, to the extent such obligations are U.S. dollar denominated, may invest a portion of its assets in the obligations of foreign banks and foreign branches of domestic banks. Such obligations include Eurodollar Certificates of Deposit ("ECDs"), which are U.S. dollar-denominated certificates of deposit issued by offices of foreign and domestic banks located outside the United States; Eurodollar Time Deposits ("ETDs"), which are U.S. dollar-denominated deposits in a foreign branch of a U.S. bank or a foreign bank; Canadian Time Deposits ("CTDs"), which are essentially the same as ETDs except they are issued by Canadian offices of major Canadian banks; Schedule Bs, which are obligations issued by Canadian branches of foreign or domestic banks; Yankee Certificates of Deposit ("Yankee CDs"), which are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the United States; and Yankee Bankers' Acceptances ("Yankee BAs"), which are U.S. dollar-denominated bankers' acceptances issued by a U.S. branch of a foreign bank and held in the United States.

   Commercial paper purchased by the Portfolio may include asset-backed commercial paper. Asset-backed commercial paper is issued by a special purpose entity that is organized to issue the commercial paper and to purchase trade receivables or other financial assets. The credit quality of asset-backed commercial paper depends primarily on the quality of these assets and the level of any additional credit support.

Custodial Receipts for Treasury Securities

   The Portfolio may acquire U.S. government obligations and their unmatured interest coupons that have been separated ("stripped") by their holder, typically a custodian bank or investment brokerage firm. Having separated the interest coupons from the underlying principal of the U.S. government obligations, the holder will resell the stripped securities in custodial receipt programs with a number of different names, including "Treasury Income Growth Receipts" ("TIGRs") and "Certificate of Accrual on Treasury Securities" ("CATS"). The stripped coupons are sold separately from the underlying principal, which is usually sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are ostensibly owned by the bearer or holder), in trust on behalf of the owners. Counsel to the underwriters of these certificates or other evidences of ownership of U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities most likely will be deemed the beneficial holders of the underlying U.S. government obligations for federal tax purposes. The Trust is unaware of any binding legislative, judicial or administrative authority on this issue.

Forward Commitments, When-Issued Securities and Delayed-Delivery Transactions

   The Portfolio may purchase securities on a when-issued basis or purchase or sell securities on a forward commitment (sometimes called delayed-delivery) basis. These transactions involve a commitment by the Portfolio to purchase or sell securities at a future date. The price of the underlying securities (usually expressed in terms of yield) and the date when the securities will be delivered and paid for (the settlement date) are fixed at the time the transaction is negotiated. When-issued purchases and forward commitment transactions normally are negotiated directly with the other party.

   The Portfolio will purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, the Portfolio may dispose of or negotiate a commitment after entering into it. The Portfolio also may sell securities it has committed to purchase before those securities are delivered to the Portfolio on the settlement date. The Portfolio may realize a capital gain or loss in connection with these transactions.

   When the Portfolio purchases securities on a when-issued, delayed-delivery or forward commitment basis, the Portfolio will segregate liquid assets having a value (determined daily) at least equal to the amount of the Portfolio's purchase commitments until three days prior to the settlement date, or will otherwise cover its position. These procedures are designed to ensure that the Portfolio will maintain sufficient assets at all times to cover its obligations under when-issued purchases, forward commitments and delayed-delivery transactions. For purposes of determining the Portfolio's average dollar-weighted maturity, the maturity of when-issued, delayed-delivery or forward commitment securities will be calculated from the commitment date.

Illiquid or Restricted Securities

   The Portfolio may invest up to 10% of its net assets in securities that are illiquid. The Portfolio may purchase commercial paper issued pursuant to
Section 4(2) of the 1933 Act and securities that are not registered under the 1933 Act but can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. These securities will not be considered illiquid so long as the Investment Adviser determines, under guidelines approved by the Trust's Board of Trustees, that an adequate trading market exists. This practice could increase the level of illiquidity during any period that qualified institutional buyers become uninterested in purchasing these securities.

Insurance Funding Agreements

   An insurance funding agreement ("IFA") is normally a general obligation of the issuing insurance company and not a separate account. The purchase price paid for an IFA becomes part of the general assets of the insurance company, and the contract is paid from the company's general assets. Generally, IFAs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in IFAs may not exist. Therefore, IFAs will be subject to the Portfolio's limitation on illiquid investments when the Portfolio may not demand payment of the principal amount within seven days and a reliable trading market is absent.

Investment Companies

   With respect to the investments of the Portfolio in the securities of other investment companies, such investments will be limited so that, as determined after a purchase is made, either: (a) not more than 3% of the total outstanding stock of such investment company will be owned by the Portfolio, the Trust as a whole and its affiliated persons (as defined in the 1940 Act); or (b) (i) not more than 5% of the value of the total assets of the Portfolio will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio. Pursuant to an exemptive order, these limits will not apply to the investment of securities lending collateral by the Portfolio in certain investment company portfolios advised by Northern Trust. In addition, pursuant to the exemptive order, the Portfolio may invest its uninvested cash balances in shares of affiliated money market portfolios to the extent that the Portfolio's aggregate investment of such balances in such portfolios does not exceed 25% of the Portfolio's total assets. Investments by the Portfolio in other investment companies, including exchange-traded funds ("ETFs"), will be subject to the limitations of the 1940 Act except as permitted by Securities and Exchange Commission ("SEC") orders. The Portfolio may rely on SEC orders that permit them to invest in certain ETFs beyond the limits contained in the 1940 Act, subject to certain terms and conditions. Generally, these terms and conditions require the Board to approve policies and procedures relating to certain of the Portfolios' investments in ETFs. These policies and procedures require, among other things, that (i) the Investment Adviser conducts the Portfolio's investment in ETFs without regard to any consideration received by the Portfolio or any of its affiliated persons and (ii) the Investment Adviser certifies to the Board quarterly that it has not received any consideration in connection with an investment by the Portfolio in an ETF, or if it has, the amount and purpose of the consideration will be reported to the Board and an equivalent amount of advisory fees shall be waived by the Investment Adviser.

   Certain investment companies whose securities are purchased by the Portfolio may not be obligated to redeem such securities in an amount exceeding 1% of the investment company's total outstanding securities during any period of less than 30 days. Therefore, such securities that exceed this amount may be illiquid.

   If required by the 1940 Act, the Portfolio expects to vote the shares of other investment companies that are held by it in the same proportion as the vote of all other holders of such securities.

   The Portfolio may invest all or substantially all of its assets in a single open-end investment company or series thereof with substantially the same investment objective, policy and restrictions as the Portfolio. However, the Portfolio currently intends to limit its investments in securities issued by other investment companies to the extent described above. The Portfolio may adhere to other limitations with respect to its investments in securities issued by other investment companies if required or permitted by the SEC or deemed to be in the best interests of the Trust.

Municipal Instruments

   Opinions relating to the validity of municipal instruments and to federal and state tax issues relating to these securities are rendered by bond counsel to the respective issuing authorities at the time of issuance. Such opinions may contain various assumptions, qualifications or exceptions that are reasonably acceptable to the Investment Adviser. Neither the Trust nor the Investment Adviser will review the proceedings relating to the issuance of municipal instruments or the bases for such opinions.

   Municipal instruments generally are issued to finance public works, such as airports, bridges, highways, housing, health-related entities, transportation-related projects, educational programs, water and pollution control and sewer works. They also are issued to repay outstanding obligations, to raise funds for general operating expenses and to make loans to other public institutions and for other facilities. Municipal instruments include private activity bonds issued by or on behalf of public authorities. Private activity bonds are or have been issued to obtain funds to provide, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Private activity bonds also are issued to privately held or publicly owned corporations in the financing of commercial or industrial facilities.

   State and local governments are authorized in most states to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities.

   Municipal instruments include both "general" and "revenue" obligations. General obligations are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue obligations are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as lease revenue payments from the user of the facility being financed. Industrial development bonds are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of an industrial revenue bond usually is directly related to the credit standing of the private user of the facility involved.

   Within the principal classifications of municipal instruments described above there are a variety of categories, including municipal bonds, municipal notes, municipal leases, asset-backed securities such as custodial receipts and participation certificates. Municipal notes include tax, revenue and bond anticipation notes of short maturity, generally less than three years, which are issued to obtain temporary funds for various public purposes. Municipal leases and participation certificates are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities. Participation certificates may represent participation in a lease, an installment purchase contract, or a conditional sales contract. Certain municipal lease obligations (and related participation certificates) may include "non-appropriation" clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. Custodial receipts are underwritten by securities dealers or banks and evidence ownership of future interest payments, principal payments or both on certain municipal securities. Municipal leases (and participations in such leases) present the risk that a municipality will not appropriate funds for the lease payments. The Investment Adviser will determine the credit quality of any unrated municipal leases on an ongoing basis, including an assessment of the likelihood that the leases will not be canceled.

   The Portfolio also may invest in "moral obligation" bonds, which normally are issued by special purpose public authorities. If the issuer of a moral obligation bond is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund (if such a fund has been established), the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.


   The Portfolio may purchase serial bonds and other long-term securities provided that it has a remaining maturity meeting the Portfolio's maturity requirement. The Portfolio also may purchase long-term variable and floating rate bonds (sometimes referred to as "put bonds") where the Portfolio obtains at the time of purchase the right to put the bond back to the issuer or a third party at a par at least every thirteen months. Put bonds with conditional puts (that is, puts which cannot be exercised if the issuer defaults on its payment obligations) will present risks that are different than those of other municipal instruments because of the possibility that the Portfolio might hold long-term put bonds on which defaults occur following acquisition by the Portfolio.


   The Portfolio may acquire securities in the form of custodial receipts evidencing rights to receive a specific future interest payment, principal payment or both on certain municipal obligations. Such obligations are held in custody bank on behalf of the holders of the receipts. These custodial receipts are known by various names, including "Municipal Receipts," "Municipal Certificates of Accrual on Tax-Exempt Securities" ("M-CATS") and "Municipal Zero-Coupon Receipts." The Portfolio also may purchase certificates of participation that, in the opinion of counsel to the issuer, are exempt from regular federal income tax. Certificates of participation are a type of floating or variable rate of obligation that represents interests in a pool of municipal obligations held by a bank.

   An issuer's obligations under its municipal instruments are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its municipal instruments may be materially adversely affected by litigation or other conditions.


   From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal instruments. For example, under the Tax Reform Act of 1986, interest on certain private activity bonds must be included in an investor's federal alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their federal alternative minimum taxable income. The Trust cannot predict what legislation, if any, may be proposed in the future in Congress as regards the federal income tax status of interest on municipal instruments or which proposals, if any, might be enacted. Such proposals, if enacted, might materially and adversely affect the availability of municipal instruments for investment by the Portfolio and the Portfolio's liquidity and value. In such an event, the Board of Trustees would reevaluate the Portfolio's investment objectives and strategies and consider changes in their structure or possible dissolution.


   Certain of the municipal instruments held by the Portfolio may be insured as to the timely payment of principal and interest. The insurance policies usually will be obtained by the issuer of the municipal instrument at the time of its original issuance. In the event that the issuer defaults on an interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance will not protect against market fluctuations caused by changes in interest rates and other factors. The Portfolio may invest more than 25% of its total assets in municipal instruments covered by insurance policies.

   Municipal instruments purchased by the Portfolio may be backed by letters of credit or other forms of credit enhancement issued by foreign (as well as domestic) banks and other financial institutions. A change in the credit quality of these banks and financial institutions could, therefore, cause loss to the Portfolio that invests in municipal instruments. Letters of credit and other obligations of foreign financial institutions may involve certain risks in addition to those of domestic obligations.

   The Portfolio may invest in municipal leases, which may be considered liquid under guidelines established by the Trust's Board of Trustees. The guidelines will provide for determination of the liquidity of a municipal lease obligation based on factors including the following: (i) the frequency of trades and quotes for the obligation; (ii) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (iii) the willingness of dealers to undertake to make a market in the security; and
(iv) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer. The Investment Adviser, under guidelines approved by the Trust's Board of Trustees, also will consider marketability of a municipal lease obligation based upon an analysis of the general credit quality of the municipality issuing the obligation and the essentiality to the municipality of the property covered by the lease.

   Currently, it is not the intention of the Portfolio to invest more than 25% of the value of its total assets in municipal instruments whose issuers are in the same state.

Repurchase Agreements

   The Portfolio may agree to purchase portfolio securities from financial institutions subject to the seller's agreement to repurchase them at a mutually agreed upon date and price ("repurchase agreements"). Repurchase agreements are considered to be loans under the 1940 Act. Although the securities subject to a repurchase agreement may bear maturities exceeding one year, settlement for the repurchase agreement will never be more than one year after the Portfolio's acquisition of the securities and normally will be within a shorter period of time. Securities subject to repurchase agreements normally are held either by the Trust's custodian or subcustodian (if any), or in the Federal Reserve/Treasury Book-Entry System. The seller under a repurchase agreement will be required to maintain the value of the securities subject to the agreement in an amount exceeding the repurchase price (including accrued interest). Default by the seller would, however, expose the Portfolio to possible loss because of adverse market action or delay in connection with the disposition of the underlying obligations. In addition, in the event of a bankruptcy, the Portfolio could suffer additional losses if a court determines that the Portfolio's interest in the collateral is unenforceable.

Reverse Repurchase Agreements

   The Portfolio may borrow funds by selling portfolio securities to financial institutions such as banks and broker/dealers and agreeing to repurchase them at a mutually specified date and price ("reverse repurchase agreements"). The Portfolio may use the proceeds of reverse repurchase agreements to purchase other securities either maturing, or under an agreement to resell, on a date simultaneous with or prior to the expiration of the reverse repurchase agreement. Reverse repurchase agreements are considered to be borrowings under the 1940 Act. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price. The Portfolio will pay interest on amounts obtained pursuant to a reverse repurchase agreement. While reverse repurchase agreements are outstanding, the Portfolio will segregate liquid assets in an amount at least equal to the market value of the securities, plus accrued interest, subject to the agreement.

Stripped Securities

   To the extent consistent with its investment policies, the Portfolio may purchase stripped securities. The Treasury Department has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system. The Federal Reserve program as established by the Treasury Department is known as "Separate Trading of Registered Interest and Principal of Securities" or "STRIPS." The Portfolio may purchase securities registered under the STRIPS program. Under the STRIPS program, the Portfolio will be able to have its beneficial ownership of zero coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities.


   Other types of stripped securities may be purchased by the Portfolio, including stripped mortgage-backed securities ("SMBS"). SMBS usually are structured with two or more classes that receive different proportions of the interest and principal distributions from a pool of mortgage-backed obligations. A common type of SMBS will have one class receiving all of the interest, while the other class receives all of the principal. However, in some instances, one class will receive some of the interest and most of the principal while the other class will receive most of the interest and the remainder of the principal. If the underlying obligations experience greater than anticipated prepayments of principal, the Portfolio may fail to fully recoup its initial investment in these securities. The market value of the class consisting entirely of principal payments generally is extremely volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest generally are higher than prevailing market yields on other mortgage-backed obligations because their cash flow patterns are also volatile and there is a risk that the initial investment will not be fully recouped. SMBS issued by the U.S. government (or a U.S. government agency, instrumentality or sponsored enterprise) may be considered liquid under guidelines established by the Trust's Board of Trustees if they can be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of the net asset value ("NAV") per share.

Supranational Bank Obligations

   The Portfolio, to the extent consistent with its investment policies, may invest in obligations of supranational banks. Supranational banks are international banking institutions designed or supported by national governments to promote economic reconstruction, development or trade among nations (e.g., the World Bank). Obligations of supranational banks may be supported by appropriated but unpaid commitments of their member countries and there is no assurance that these commitments will be undertaken or met in the future.

U.S. Government Obligations

   Examples of the types of U.S. government obligations that may be acquired by the Portfolio include U.S. Treasury Bills, Treasury Notes and Treasury Bonds and the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Fannie Mae, Ginnie Mae, General Services Administration, Central Bank for Cooperatives, Freddie Mac, Federal Intermediate Credit Banks, and the Maritime Administration.


   Securities guaranteed as to principal and interest by the U.S. government or by its agencies, instrumentalities or sponsored enterprises also are deemed to include (i) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government or by any agency, instrumentality or sponsored enterprise thereof, and
(ii) participations in loans made to foreign governments or their agencies that are so guaranteed.

   To the extent consistent with its investment objective, the Portfolio may invest in a variety of U.S. Treasury obligations and obligations issued by or guaranteed by the U.S. government or by its agencies, instrumentalities or sponsored enterprises. Not all U.S. government obligations carry the same credit support. No assurance can be given that the U.S. government would provide financial support to its agencies, instrumentalities or sponsored enterprises if it were not obligated to do so by law. There is no assurance that these commitments will be undertaken or complied with in the future. In addition, the secondary market for certain participations in loans made to foreign governments or their agencies may be limited.


Variable and Floating Rate Instruments


   Variable and floating rate instruments have interest rates that periodically are adjusted either at set intervals or that float at a margin in relation to a generally recognized index rate. These instruments include long-term variable and floating rate bonds (sometimes referred to as "put bonds") where the Portfolio obtains at the time of purchase the right to put the bond back to the issuer or a third party at par at specified date and also includes leveraged inverse floating rate instruments ("inverse floaters").


   With respect to the variable and floating rate instruments that may be acquired by the Portfolio, the investment management team will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and, if the instruments are subject to demand features, will monitor their financial status and ability to meet payment on demand. Where necessary to ensure that a variable or floating rate instrument meets the Portfolio's quality requirements, the issuer's obligation to pay the principal of the instrument will be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend.

   The Portfolio will invest in variable and floating rate instruments only when the Investment Adviser deems the investment to involve minimal credit risk. Unrated variable and floating rate instruments will be determined by the Investment Adviser to be of comparable quality at the time of the purchase to rated instruments that may be purchased by the Portfolio. In determining weighted average portfolio maturity, an instrument may, subject to the SEC's regulations, be deemed to have a maturity shorter than its nominal maturity based on the period remaining until the next interest rate adjustment or the time the Portfolio involved can recover payment of principal as specified in the instrument.

   Variable and floating rate instruments that may be purchased by the Portfolio include variable amount master demand notes, which permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate.

Yields and Ratings

   The yields on certain obligations, including the instruments in which the Portfolio may invest, are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, financial condition of the issuer, size of the offering, maturity of the obligation and ratings of the issue. The ratings of S&P, Dominion Rating Service Limited, Moody's, and Fitch represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. For a more complete discussion of ratings, see Appendix A to this Additional Statement.

   Subject to the limitations stated in the Prospectus, if a security held by the Portfolio undergoes a rating revision, the Portfolio may continue to hold the security if the Investment Adviser determines such retention is warranted.

Zero Coupon Bonds


   To the extent consistent with its investment objective and strategies, the Portfolio may invest in zero coupon bonds. Zero coupon bonds are debt securities issued or sold at a discount from their face value and which do not entitle the holder to any periodic payment of interest prior to maturity or a specified date. The original issue discount varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, the liquidity of the security and the perceived credit quality of the issuer. These securities also may take the form of debt securities that have been stripped of their unmatured interest coupons, the coupons themselves or receipts or certificates representing interests in such stripped debt obligations or coupons. The market prices of zero coupon bonds generally are more volatile than the market prices of interest bearing securities and are likely to respond to a greater degree to changes in interest rates than interest bearing securities having similar maturities and credit quality.


   Zero coupon bonds involve the additional risk that, unlike securities that periodically pay interest to maturity, the Portfolio will realize no cash until a specified future payment date unless a portion of such securities is sold and, if the issuer of such securities defaults, the Portfolio may obtain no return at all on its investment. In addition, even though such securities do not provide for the payment of current interest in cash, the Portfolio is nonetheless required to accrue income on such investments for each taxable year and generally is required to distribute such accrued amounts (net of deductible expenses, if any) to avoid being subject to tax. Because no cash generally is received at the time of the accrual, the Portfolio may be required to liquidate other portfolio securities to obtain sufficient cash to satisfy federal tax distribution requirements applicable to the Portfolio.

Investment Restrictions


   The Portfolio is subject to the fundamental investment restrictions enumerated below which may be changed with respect to the Portfolio only by a vote of the holders of a majority of the Portfolio's outstanding shares as described in "Description of Shares" on page 32.


   The Portfolio may not:


  (1) Make loans, except through (a) the purchase of debt obligations in accordance with the Portfolio's investment objective and strategies,
         (b) repurchase agreements with banks, brokers, dealers and other financial institutions, (c) loans of securities, and (d) loans to affiliates of the Portfolio to the extent permitted by law.


  (2) Purchase or sell real estate or securities issued by real estate investment trusts, but this restriction shall not prevent the Portfolio from investing directly or indirectly in portfolio instruments secured by real estate or interests therein.

  (3) Invest in commodities or commodity contracts, except that the Portfolio may invest in currency and financial instruments and contracts that are commodities or commodity contracts.

  (4) Invest in companies for the purpose of exercising control or management.

  (5) Act as underwriter of securities (except as the Portfolio may be deemed to be an underwriter under the 1933 Act in connection with the purchase and sale of portfolio instruments in accordance with its investment objective and portfolio management policies).

  (6) Make any investment inconsistent with the Portfolio's classification as a diversified investment company under the 1940 Act.

  (7) Purchase securities if such purchase would cause more than 25% in the aggregate of the market value of the total assets of the Portfolio to be invested in the securities of one or more issuers having their principal business activities in the same industry, provided that there is no limitation with respect to, and the Portfolio reserves freedom of action, when otherwise consistent with its investment policies, to concentrate its investments in obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, obligations (other than commercial paper) issued or guaranteed by U.S. banks and U.S. branches of foreign banks and repurchase agreements and securities loans collateralized by such U.S. government obligations or such bank obligations. For the purpose of this restriction, state and municipal governments and their agencies and authorities are not deemed to be industries; as to utility companies, the gas, electric, water and telephone businesses are considered separate industries; personal credit finance companies and business credit finance companies are deemed to be separate industries; and wholly-owned finance companies are considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents.

  (8)    Borrow money, except that to the extent permitted by applicable law
         (a) the Portfolio may borrow from banks, other affiliated investment companies and other persons, and may engage in reverse repurchase agreements and other transactions which involve borrowings, in amounts up to 33-1/3% of its total assets (including the amount borrowed) or such percentage permitted by law, (b) the Portfolio may borrow up to an additional 5% of its total assets for temporary purposes, (c) the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities, and
         (d) the Portfolio may purchase securities on margin. If due to market fluctuations or other reasons the Portfolio's borrowings exceed the limitations stated above, the Trust will promptly reduce the borrowings of the Portfolio in accordance with the 1940 Act. In addition, as a matter of fundamental policy, the Portfolio will not issue senior securities to the extent such issuance would violate applicable law.


  (9) Notwithstanding any of the Trust's other fundamental investment restrictions (including, without limitation, those restrictions relating to issuer diversification, industry concentration and control), the Portfolio may (a) purchase securities of other investment companies to the full extent permitted under Section 12 of the 1940 Act (or any successor provision thereto) or under any regulation or order of the Securities and Exchange Commission; and
         (b) invest all or substantially all of its assets in a single open-end investment company or series thereof with substantially the same investment objective, strategies and fundamental restrictions as the Portfolio.


   For the purposes of Restriction Nos. 1 and 8 above, the Portfolio would be required to file an exemptive application with the SEC and receive the SEC's approval of that application prior to entering into lending or borrowing arrangements with affiliates. As of the date of this filing, the Portfolio had not filed such an exemptive application.

   The freedom of action reserved in Restriction No. 7 with respect to U.S. branches of foreign banks is subject to the requirement that they are subject to the same regulation as domestic branches of U.S. banks. The freedom of action reserved with respect to foreign branches of U.S. banks is subject to the requirement that the U.S. parent of the foreign branch be unconditionally liable in the event that the foreign branch failed to pay on its instruments for any reason. Obligations of U.S. branches of foreign banks may include certificates of deposit, bank and deposit notes, bankers' acceptances and fixed time deposits. These obligations may be general obligations of the parent bank or may be limited to the issuing branch. Such obligations will meet the criteria for "Eligible Securities" as described in the Prospectus.

   Except to the extent otherwise provided in Investment Restriction No. 7, for the purpose of such restriction in determining industry classification, the Trust may use any one or more of the following: the Bloomberg Industry Group Classification, Standard & Poors, J. J. Kenny Municipal Purpose Codes, FT Interactive Industrial Codes, Securities Industry Classification Codes or the Global Industry Classification Standard. For the purpose of determining the percentage of the Portfolio's total assets invested in securities of issuers having their principal business activities in a particular industry, an asset-backed security will be classified separately based upon the nature of its underlying assets.

   Securities held in escrow or separate accounts in connection with the Portfolio's investment practices described in this Additional Statement and the Prospectus are not deemed to be mortgaged, pledged or hypothecated for purposes of the foregoing restrictions.

   In applying Restriction No. 6 above, a security is considered to be issued by the entity, or entities, whose assets and revenues back the security. A guarantee of a security is not deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Portfolio, does not exceed 10% of the value of the Portfolio's total assets.

   With the exception of the borrowing limits imposed by section 18(f)(1) of the 1940 Act, any restriction which involves a maximum percentage will not be considered violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by, the Portfolio.


   The Portfolio intends, as a non-fundamental policy, to diversify its investments in accordance with current SEC regulations. Investments in the securities of any single issuer (excluding cash, cash items, certain repurchase agreements, U.S. government securities and securities of other investment companies) will be limited to not more than 5% of the value of the Portfolio's total assets at the time of purchase, except that 25% of the value of the total assets of the Portfolio may be invested in the securities of any one issuer for a period of up to three Business Days. A security that has an unconditional guarantee meeting special SEC requirements (a "Guarantee") does not need to satisfy the foregoing issuer diversification requirements that would otherwise apply, but the Guarantee is instead subject to the following diversification requirements: immediately after the acquisition of the security, the Portfolio may not have invested more than 10% of its total assets in securities issued by or subject to Guarantees from the same person, except that the Portfolio may, subject to certain conditions, invest up to 25% of its total assets in securities issued or subject to Guarantees of the same person. This percentage is 100% if the Guarantee is issued by the U.S. government or an agency thereof. In addition, the Portfolio will limit its investments in securities not subject to a Guarantee that are not rated in the highest short-term rating category as determined by two nationally recognized statistical rating organizations ("NRSROs") (or one NRSRO if the security is rated by only one NRSRO) or, if unrated, are not of comparable quality to First Tier Securities ("Second Tier Securities"), to 5% of its total assets, with investments in any one such issuer being limited to no more than 1% of the Portfolio's total assets or $1 million, whichever is greater, measured at the time of purchase.


   In addition to the foregoing, the Portfolio is subject to other diversification requirements imposed by SEC regulations on the acquisition of securities subject to other types of demand features.

Disclosure of Portfolio Holdings

   The Board of Trustees of the Trust has adopted a policy on disclosure of portfolio holdings, which it believes is in the best interest of the Portfolio's shareholders. The policy provides that neither the Portfolio nor its Investment Adviser, Placement Agent or any agent, or any employee thereof ("Portfolio Representative") will disclose the Portfolio's portfolio holdings information to any person other than in accordance with the policy. For purposes of the policy, "portfolio holdings information" means the Portfolio's actual portfolio holdings, as well as non-public information about its trading strategies or pending transactions. Under the policy, neither the Portfolio nor any Portfolio Representative may solicit or accept any compensation or other consideration in connection with the disclosure of portfolio holdings information. A Portfolio Representative may provide portfolio holdings information to third parties if such information has been included in the Portfolio's public filings with the SEC.


   Portfolio holdings information that is not filed with the SEC may be provided to third parties only if the third party recipients are required to keep all portfolio holdings information confidential and are prohibited from trading on the information they receive. Disclosure to such third parties must be approved in advance by the Trust's Chief Compliance Officer ("CCO"). Disclosure to providers of auditing, custody, proxy voting and other similar services for the Portfolio, as well as rating and ranking organizations, will generally be permitted; however, information may be disclosed to other third parties (including, without limitation, individuals, institutional investors, and intermediaries that sell shares of the Portfolio) only upon approval by the CCO, who must first determine that the Portfolio has a legitimate business purpose for doing so. In general, each recipient of non-public portfolio holdings information must sign a confidentiality and non-trading agreement, although this requirement will not apply when the recipient is otherwise subject to a duty of confidentiality as determined by the CCO. In accordance with the policy, recipients who receive non-public portfolio holdings information on an ongoing basis are as follows: the Investment Adviser and its affiliates, the Portfolio's independent registered public accounting firm, the Portfolio's custodian, the Portfolio's legal counsel, the Portfolio's financial printer- R.R. Donnelley & Sons Company, and the following rating and ranking organization -- Moody's Investors Service. These entities are obligated to keep such information confidential. Third-party providers of custodial or accounting services to the Portfolio may release non-public portfolio holdings information of the Portfolio only with the permission of Portfolio Representatives. From time to time, portfolio holdings information may be provided to broker-dealers solely in connection with the Portfolio seeking portfolio securities trading suggestions. In providing this information reasonable precautions, including limitations on the scope of the portfolio holdings information disclosed, are taken in an effort to avoid any potential misuse of the disclosed information.


   The Portfolio currently publishes on its Web site, northerninstitutionalfunds.com/funds/liquidassets, complete portfolio holdings as of month-end subject to at least a ten (10) calendar day lag between the date of the information and the date on which the information is disclosed. The Portfolio may publish on the Web site complete portfolio holdings information more frequently if it has a legitimate business purpose for doing so. Additionally, all shareholders of the Portfolio have access to portfolio holdings on a daily basis through their Northern Trust custody account.


   Portfolio holdings are currently disclosed through required filings with the SEC. The Portfolio files its portfolio holdings with the SEC for each fiscal quarter on Form N-CSR (with respect to each annual period and semiannual period) and Form N-Q (with respect to the first and third quarters of the Portfolio's fiscal year). Shareholders may obtain the Portfolio's Forms N-CSR and N-Q filings on the SEC's Web site at sec.gov. In addition, the Portfolio's Forms N-CSR and N-Q filings may be reviewed and copied at the SEC's public reference room in Washington, DC. You may call the SEC at 1-800-SEC-0330 for information about the SEC's Web site or the operation of the public reference room.

   Under the policy, the Board is to receive information, on a quarterly basis, regarding any other disclosures of non-public portfolio holdings information that were permitted during the preceding quarter.

                         ADDITIONAL TRUST INFORMATION

TRUSTEES AND OFFICERS


   The Board of Trustees of the Trust is responsible for the management and business and affairs of the Trust. Set forth below is information about the Trustees and Officers of Northern Institutional Funds as of the date of this Additional Statement. Each Trustee has served in that capacity since he or she was originally elected or appointed to the Board of Trustees. As of the date of this Additional Statement, each Trustee oversees a total of 58 portfolios in the Northern Funds Complex - Northern Institutional Funds offers 22 portfolios and Northern Funds offers 36 portfolios.


NON-INTERESTED TRUSTEES


NAME,ADDRESS /(1)/, AGE,
POSITIONS HELD WITH TRUST
AND LENGTH OF                                                                     OTHER DIRECTORSHIPS
SERVICE AS TRUSTEE /(2)/  PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS            HELD BY TRUSTEE /(3)/
------------------------- ------------------------------------------------------- --------------------

William L. Bax            .  Managing Partner of PricewaterhouseCoopers Chicago          .  Sears Holding Corp.
Age:63                       (an accounting firm) from 1997 to 2003.                        (a retail company).
Trustee since 2005        .  Director of Big Shoulders Fund since 1997;
                          .  Director of Children's Memorial Hospital since 1997;
                          .  Trustee of DePaul University since 1998.
                          .  Director of Andrew Corporation since 2006;
                          .  Director of Arthur J. Gallagher & Co. since 2006.


Richard G. Cline          .  Chairman and President of Hawthorne Investors, Inc.         .  PepsiAmericas
Age: 72                      (a management advisory services and private                    (a soft drink bottling
Trustee since 1997           investment company) since 1996;                                company);
                          .  Managing member of Hawthorne Investments, LLC (a            .  Ryerson Inc.
                             private investment company) since 2001;                        (a metals distribution
                          .  Managing Member of Hawthorne Investments II, LLC (a            company).
                             private investment company) since 2004;
                          .  Director of Colorado Baking Co., Inc. since 2006.


Edward J. Condon, Jr.     .  Chairman and CEO of The Paradigm Group, Ltd. (a             .  None
Age:66                       financial adviser) since 1993;
Trustee since 1994        .  Principal and Co-Founder of Paradigm Capital, Ltd.
                             since 1996;
                          .  Senior Partner of NewEllis Ventures since 2001;
                          .  Member of the Board of Managers of The Liberty
                             Hampshire Company, LLC (a receivable securitization
                             company) from 1996 to 2001;
                          .  Director of Financial Pacific Company (a small
                             business leasing company) from 1998 to 2004;
                          .  Member and Director of the Illinois Venture Capital
                             Association since 2001;
                          .  Trustee at Dominican University from 1996 to 2005;
                          .  Member of the Board of Directors of the Chicago
                             Children's Museum since 2001;
                          .  Member of the Board of Governors of the
                             Metropolitan Club since 2003;
                          .  Member of the Advisory Board of AAVIN Equity
                             Partners since 2005;
                          .  Chairman of the Nominating Committee of Girl Scouts
                             of Chicago from 1993 to 2003;
                          .  Member of the National Advisory Board of National
                             Domestic Violence Hotline since 2005;
                          .  Member of the Board of Directors at LightBridge
                             Healthcare Research Inc. since 2006.


--------

(1) Each Trustee may be contacted by writing to the Trustee, c/o Diana E. McCarthy, Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103-6996.
(2) Each Trustee will hold office for an indefinite term until the earliest of:
    (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust's Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year of the Trust in which he or she attains the age of seventy-two years, except that a Trustee who also serves as an audit committee financial expert for the Trust shall cease to serve as a Trustee as of the last day of the calendar year in which the Trustee attains the age of seventy-three years.
(3) This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (i.e., public companies) or other investment companies registered under the 1940 Act.

NAME, ADDRESS /(1)/, AGE,
POSITIONS HELD WITH
SERVICE AS                                                                        OTHER DIRECTORSHIPS
TRUSTEE /(2)/             PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS            HELD BY TRUSTEE/(3)/
-----------------------   ------------------------------------------------------  -------------------

  Sharon Gist Gilliam     .  CEO of Chicago Housing Authority since 2006;                .  None
  Age: 63                 .  Executive Vice President of Unison-Maximus, Inc.
  Trustee since 2001         (an aviation and governmental consulting company)
                             from 1989 to 2005;
                          .  Principal/Officer/Director, UCG Associates, Inc.
                             (an aviation consulting firm) from 2005 to 2006.


  Sandra Polk Guthman     .  CEO of Polk Bros. Foundation (an Illinois not-for-          .  None
  Age: 63                    profit corporation) since 1993;
  Trustee since 1997      .  Director of MBIA Insurance Corp. of Illinois (a
                             municipal bond insurance company) since 1994;
                          .  Director of STS Consultants, Ltd. (an employee
                             owned engineering consulting firm) since 2001.


  Michael E. Murphy       .  President of Sara Lee Foundation (philanthropic             .  Coach, Inc.;
  Age: 70                    organization) from 1997 to 2001.                            .  Payless Shoe
  Trustee since 2000                                                                        Source, Inc. (a
                                                                                            retail shoe
                                                                                            store
                                                                                            business);
                                                                                         .  GATX Corporation
                                                                                            (a railcar leasing
                                                                                            and financial services
                                                                                            company).


--------

(1) Each Trustee may be contacted by writing to the Trustee, c/o Diana E. McCarthy, Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103-6996.
(2) Each Trustee will hold office for an indefinite term until the earliest of:
    (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust's Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year of the Trust in which he or she attains the age of seventy-two years, except that a Trustee who also serves as an audit committee financial expert for the Trust shall cease to serve as a Trustee as of the last day of the calendar year in which the Trustee attains the age of seventy-three years.
(3) This column includes only directorships of companies required to report to the SEC under the Exchange Act (i.e., public companies) or other investment companies registered under the 1940 Act.

NAME, ADDRESS /(1)/,
AGE,
POSITIONS HELD
WITH
TRUST AND LENGTH                                                             OTHER
OF                                                                           DIRECTORSHIPS
SERVICE AS                                                                   HELD BY
TRUSTEE /(2)/        PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS            TRUSTEE/(3)/
------------------   ------------------------------------------------------  -------------
Richard P. Strubel   .  Vice Chairman and Director of Cardean Learning       .  Gildan Activewear,
Age: 67                 Group (formerly UNext, Inc.) (a provider of             Inc. (an athletic
Trustee since 1982      educational services via the Internet) since 2003;      clothing marketing
                     .  President, Chief Operating Officer and Director of      and manufacturing
                        UNext, Inc. from 1999 to 2003.                          company);
                                                                             .  Goldman
                                                                                Sachs Mutual Fund
                                                                                Complex (80
                                                                                portfolios):
                                                                             .  Goldman
                                                                                Sachs Closed-
                                                                                End Funds.



INTERESTED TRUSTEES

Mary Jacobs Skinner, .  Partner in the law firm of Sidley Austin LLP.        .  None
Esq./(4)/
Age: 49
Trustee since 2000



Terence J. Toth/(4)/ .  President, Chief Executive Officer of Northern       .  None
Age: 47                 Trust Investments, N.A. from 2004 to present;
Trustee since 2006   .  President of Northern Trust Global Investments, a
                        division of Northern Trust Corporation, since 2004;
                     .  Executive Vice President and Managing Director of
                        Quantitative Management and Securities Lending of
                        Northern Trust Investments, N.A. from 2000 to 2004.



--------

(1) Each Trustee may be contacted by writing to the Trustee, c/o Diana E. McCarthy, Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103-6996.
(2) Each Trustee will hold office for an indefinite term until the earliest of:
    (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust's Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year of the Trust in which he or she attains the age of seventy-two years, except that a Trustee who also serves as an audit committee financial expert for the Trust shall cease to serve as a Trustee as of the last day of the calendar year in which the Trustee attains the age of seventy-three years.
(3) This column includes only directorships of companies required to report to the SEC under the Exchange Act (i.e., public companies) or other investment companies registered under the 1940 Act.
(4) An "interested person," as defined by the 1940 Act. Ms. Skinner is deemed to be an "interested" Trustee because her law firm provides legal services to Northern Trust Corporation and its affiliates, and because she owns shares of Northern Trust Corporation. Mr. Toth is deemed to be an "interested" Trustee because he is an officer, director, employee, and is a shareholder of Northern Trust Corporation and/or its affiliates.

OFFICERS OF THE TRUST


NAME, ADDRESS, AGE,
POSITIONS HELD WITH
TRUST AND LENGTH OF
SERVICE /(1)/             PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS
-------------------       ----------------------------------------------------

Lloyd A. Wennlund         Executive Vice President since 2003 and Director
Age: 49                   since 2001 of Northern Trust Investments, N.A.;
50 South LaSalle Street   Executive Vice President and other positions at The
Chicago, IL 60603         Northern Trust Company, President and Director of
President since 2000      Northern Trust Securities, Inc., and Managing
                          Executive, Mutual Funds for Northern Trust Global
                          Investments since 1989; Director, Northern Trust
                          Global Advisors, Inc.

Eric K. Schweitzer        Senior Vice President at Northern Trust Investments,
Age: 45                   N.A. since 2001 and Senior Vice President at The
50 South LaSalle Street   Northern Trust Company and the Director of
Chicago, IL 60603         Distribution, Product Management and Client Services
Vice President since 2000 in the Mutual Fund Group of Northern Trust Global
                          Investments since 2000.

Stuart Schuldt            Senior Vice President and Division Manager of Fund
Age: 45                   Administration and Fund Accounting, The Northern
50 South LaSalle Street   Trust Company since 1998; Assistant Treasurer of the
Chicago, IL 60603         Trust from 2002 to 2005.
Treasurer since 2005

Susan J. Hill             Chief Compliance Officer of Northern Trust
Age: 50                   Investments, N.A. since 2005; Senior Vice President
50 South LaSalle Street   of Northern Trust Investments, N.A. since 2005;
Chicago, IL 60603         Counsel and Vice President of Northern Trust
Chief Compliance Officer  Investments, N.A. and Northern Trust Company from
since 2004                2000 to 2004.

Debra A. Mairs            Vice President and Director of Compliance of
Age: 45                   Northern Trust Investments, N.A. and Northern Trust
50 South LaSalle Street   Securities, Inc. since 2006; Vice President of
Chicago, IL 60603         Northern Trust Securities, Inc. from 2004 to 2006;
Anti-Money Laundering     Chief Operating Officer at Melvin Securities, Inc.
Compliance Officer since  from 1999 to 2004.
2006

Brian P. Ovaert           Executive Vice President and Head of Worldwide Fund
Age: 45                   Administration at The Northern Trust Company
50 Bank Street            overseeing Fund Accounting, Transfer Agent and Fund
Canary Wharf London,      Administration functions since 1998; Treasurer of
E145NT                    the Trust from 2002 to 2005.
Assistant Treasurer since
2005

--------
(1) Officers hold office at the pleasure of the Board of Trustees until the next annual meeting of the Trust or until their successors are duly elected and qualified, or until they die, resign, are removed or become disqualified.

NAME, ADDRESS, AGE,
POSITIONS HELD WITH
TRUST AND LENGTH OF
SERVICE /(1)/               PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS
-------------------         --------------------------------------------------

Diana E. McCarthy, Esq.     Partner in the law firm of Drinker Biddle & Reath
Age: 55                     LLP since 2002; Associate at Drinker Biddle &
One Logan Square            Reath LLP, from 1994-2002.
18th and Cherry Streets
Philadelphia,
PA 19103-6996
Secretary since 2006

Linda J. Hoard, Esq.        Senior Counsel and Senior Vice President at PFPC
Age: 59                     Inc. since 1998.
99 High Street, 27th Floor
Boston, MA 02110
Assistant Secretary
since 1999

Lori V. O'Shaughnessy, Esq. Counsel and Vice President at PFPC Inc. since
Age: 35                     2005; Associate Counsel and Director at PFPC Inc.
99 High Street, 27th Floor  from 2002 to 2005; Associate Counsel at Investors
Boston, MA 02110            Bank & Trust Company, a financial service
Assistant Secretary         provider, from 2001 to 2002.
since 2003

--------
(1) Officers hold office at the pleasure of the Board of Trustees until the next annual meeting of the Trust or until their successors are duly elected and qualified, or until they die, resign, are removed or become disqualified.

   Certain of the Trustees and officers and the organizations with which they are associated have had in the past, and may have in the future, transactions with Northern Trust Corporation, PFPC Inc. ("PFPC"), Northern Funds Distributors, LLC and their respective affiliates. The Trust has been advised by such Trustees and officers that all such transactions have been and are expected to be in the ordinary course of business and the terms of such transactions, including all loans and loan commitments by such persons, have been and are expected to be substantially the same as the prevailing terms for comparable transactions for other customers. As a result of the responsibilities assumed by the Trust's service providers, the Trust itself requires no employees.

   Each officer holds comparable positions with Northern Funds and certain officers hold comparable positions with certain other investment companies of which Northern Trust Corporation, PFPC or an affiliate thereof is the investment adviser, custodian, transfer agent, administrator and/or distributor.

Standing Board Committees

   The Board of Trustees has established three standing committees in connection with their governance of the Portfolio: Audit, Governance and Valuation.


   The Audit Committee consists of four members: Messrs. Condon (Chairperson), Bax and Strubel and Ms. Gilliam. The Audit Committee oversees the audit process and provides assistance to the full Board of Trustees with respect to fund accounting, tax compliance and financial statement matters. In performing its responsibilities, the Audit Committee selects and recommends annually to the entire Board of Trustees an independent registered public accounting firm to audit the books and records of the Trust for the ensuing year, and reviews with the firm the scope and results of each audit. The Audit Committee also is designated as the Qualified Legal Compliance Committee. The Audit Committee convenes at least four times each year to meet with the independent registered public accounting firm to review the scope and results of the audit and to discuss other non-audit matters as requested by the Board's Chairperson, the Committee Chairperson or the independent registered public accounting firm. During the fiscal year ended November 30, 2006, the Audit Committee convened five times.

   The Governance Committee consists of three members: Ms. Guthman (Chairperson) and Messrs. Bax and Strubel. The functions performed by the Governance Committee include, among other things, selecting and nominating candidates to serve as non-interested Trustees, reviewing and making recommendations regarding Trustee compensation and developing policies regarding Trustee education. During the fiscal year ended November 30, 2006, the Governance Committee convened three times. As stated above, each Trustee holds office for an indefinite term until the occurrence of certain events. In filling Board vacancies, the Governance Committee will consider nominees recommended by shareholders. Nominee recommendations should be submitted to the Trust at its mailing address stated in the Portfolio's Prospectus and should be directed to the attention of Northern Institutional Funds Governance Committee.

   The Valuation Committee consists of four members: Messrs. Murphy (Chairperson), Strubel and Toth and Ms. Skinner. The Valuation Committee is authorized to act for the Board in connection with the valuation of portfolio securities of the Trust's portfolios in accordance with the Trust's valuation procedures. During the fiscal year ended November 30, 2006, the Valuation Committee convened four times.

Trustee Ownership of Portfolio Shares

   Shares of the Portfolio are offered exclusively to securities lending customers of The Northern Trust Company and affiliated and unaffiliated entities. Shares of the Portfolio are also offered to "Accredited Investors' investing directly in cash collateral securing their securities loans. For this reason, the Trustees may not make direct investments in the Portfolio. The following table shows the dollar range of shares owned by each Trustee in the Portfolio and other Portfolios of Northern Institutional Funds and Northern Funds.


                      Information as of December 31, 2006



                                                    Aggregate Dollar Range
                                                   of Equity Securities in
                          Dollar Range of Equity   All Portfolios in Mutual
                             Securities in the     Fund Family Overseen by
Name of Trustee                  Portfolio                 Trustee*
---------------           -----------------------  ------------------------
William L. Bax                     None                      None
Richard G. Cline                   None                 Over $100,000
Edward J. Condon, Jr.              None                 Over $100,000
Sharon Gist Gilliam                None                      None
Sandra Polk Guthman                None                 Over $100,000
Michael E. Murphy                  None                 Over $100,000
Mary Jacobs Skinner                None                 Over $100,000
Richard P. Strubel                 None                 Over $100,000
Terence J. Toth**                  None                 Over $100,000

--------

* The Northern Mutual Fund Complex consists of Northern Institutional Funds and Northern Funds. As of December 31, 2006, Northern Institutional Funds offered 22 portfolios and Northern Funds offered 35 portfolios.
** Mr. Toth was appointed to the Board of Trustees on February 17, 2006.

Trustee and Officer Compensation

   The Trust pays each Trustee who is not an officer, director or employee of Northern Trust Corporation or its subsidiaries annual fees for his or her services as a Trustee of the Trust and as a member of Board committees, plus additional fees for Board and Committee meetings attended by such Trustee. In recognition of their services, the fees paid to the Board and Committee chairpersons are larger than the fees paid to other members of the Trust's Board and Committees. The Trustees are also reimbursed for travel expenses incurred in connection with attending such meetings. The Trust also may pay the incidental costs of a Trustee to attend training or other types of conferences relating to the investment company industry.


   The following table sets forth certain information with respect to the compensation of each Trustee of the Trust for the fiscal year ended November 30, 2006:



                                                            Total
                                                         Compensation
                                                          from Fund
                                               Liquid      Complex
                                               Assets   (including the
                                              Portfolio Portfolio)/(3)/
-                                             --------- --------------
William L. Bax                                 $6,413      $142,500
Richard G. Cline                                7,650       170,000
Edward J. Condon, Jr.                           6,975       155,000
Sharon Gist Gilliam                             5,850       130,000
Sandra Polk Guthman                             6,075       135,000
Michael E. Murphy                               6,300       140,000
Mary Jacobs Skinner                             5,625       125,000/(4)/
Richard P. Strubel                              6,413       142,500
Stephen B. Timbers/ (1)/                          878        19,500
Terence J. Toth/(2)/                                0             0

--------

/(1)/Mr. Timbers served as a Trustee of the Fund Complex until February 17,
     2006.
/(2)/Mr. Toth was appointed to the Board of Trustees on February 17, 2006 and serves without compensation.
/(3)/As of December 31, 2006, the Northern Mutual Fund Complex consisted of
     Northern Institutional Funds (22 portfolios) and Northern Funds (35 portfolios).
/(4)/For the fiscal year ended November 30, 2006, Ms. Skinner elected to defer
     $62,500 of $125,000 total compensation, of which Ms. Skinner earned $8,948.26 in accrued interest.


   The Trust does not provide pension or retirement benefits to its Trustees.


   Effective October 29, 2002, each Trustee became entitled to participate in the Northern Institutional Funds Deferred Compensation Plan (the "D.C. Plan"). Under the D.C. Plan, a Trustee may elect to have his or her deferred fees treated as if they had been invested by the Trust in the shares of the Northern Institutional Funds Diversified Assets Portfolio and/or at the discretion of the Trust, another money market fund selected by the Trust that complies with the provisions of Rule 2a-7 under the 1940 Act or one or more short-term fixed income instruments selected by the Trust that are "eligible securities" as defined by that rule. The amount paid to the Trustees under the D.C. Plan will be determined based upon the performance of such investments. Deferral of Trustees' fees will not obligate the Trust to retain the service of any Trustee or obligate the Portfolio to any level of compensation to the Trustee. The Trust may invest in underlying securities without shareholder approval.

   The Trust's officers do not receive fees from the Trust for services in such capacities, although PFPC, of which certain of the Trust's officers are also officers (except Mses. Hill, Mairs and McCarthy and Messrs. Ovaert, Schuldt, Schweitzer and Wennlund), receives fees from the Trust for administrative services. In addition, Mr. Toth does not receive fees from the Trust for his services because he is a management Trustee. Drinker Biddle & Reath LLP, of which Ms. McCarthy is a partner, receives fees from the Trust for legal services. Northern Trust Corporation and/or its affiliates, of which Mses. Hill and Mairs and Messrs. Ovaert , Schuldt, Schweitzer and Wennlund are officers, receive fees from the Trust as Investment Adviser, Co-Administrator, Custodian and Transfer Agent.

Code of Ethics

   The Trust, its Investment Adviser and the principal underwriter have adopted codes of ethics (the "Codes of Ethics") under Rule 17j-1 of the 1940 Act. The Codes of Ethics permit personnel, subject to the Codes of Ethics and their provisions, to invest in securities, including securities that may be purchased or held by the Trust.

Investment Adviser, Transfer Agent and Custodian

   Northern Trust Investments, N.A. ("NTI" or "Investment Adviser"), a direct subsidiary of The Northern Trust Company ("TNTC"), an Illinois state chartered bank, serves as the Investment Adviser of the Portfolio. TNTC is a direct wholly-owned subsidiary of Northern Trust Corporation, a bank holding company. NTI and TNTC are located at 50 South LaSalle Street, Chicago, Illinois 60603. Unless otherwise indicated, NTI and TNTC are referred to collectively in this Additional Statement as "Northern Trust."

   TNTC is an Illinois state chartered banking organization and a member of the Federal Reserve System. Formed in 1889, it administers and manages assets for individuals, personal trusts, defined contribution and benefit plans and other institutional and corporate clients. It is the principal subsidiary of Northern Trust Corporation, a bank holding company. NTI is an investment adviser registered under the Investment Advisers Act of 1940. It primarily manages assets for defined contribution and benefit plans, investment companies and other institutional investors.


   Northern Trust Corporation, through its subsidiaries, has for more than 100 years managed the assets of individuals, charitable organizations, foundations and large corporate investors. As of December 31, 2006, it had assets under custody of $3.5 trillion, and assets under investment management of $697 billion.

   Under the Investment Advisory Agreement (the "Advisory Agreement") with the Trust, the Investment Adviser, subject to the general supervision of the Trust's Board of Trustees, makes decisions with respect to and places orders for all purchases and sales of portfolio securities for the Portfolio. In connection with portfolio transactions for the Portfolio, which are generally done at a net price without a broker's commission, the Advisory Agreement with the Trust provides that the Investment Adviser shall attempt to obtain the best net price and execution.


   On occasions when the Investment Adviser deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other fiduciary or agency accounts, the Agreement provides that the Investment Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for such investment portfolio with those to be sold or purchased for such other accounts in order to obtain the best net price and execution. In such an event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio and other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Portfolio or the amount of the securities that are able to be sold for the Portfolio. To the extent that the execution and price available from more than one broker or dealer are believed to be comparable, the Agreement permits the Investment Adviser, at its discretion but subject to applicable law, to select the executing broker or dealer on the basis of the Investment Adviser's opinion of the reliability and quality of the broker or dealer.


   For the fiscal years ended November 30, 2006, 2005 and 2004, all portfolio transactions for the Portfolio were executed on a principal basis and, therefore, no brokerage commissions were paid by the Portfolio. Purchases by the Portfolio from underwriters of portfolio securities, however, normally include a commission or concession paid by the issuer to the underwriter, and purchases from dealers include the spread between the dealer's cost for a given security and the resale price of the security.

   During the fiscal year ended November 30, 2006, the Liquid Assets Portfolio acquired and sold securities of the following regular broker/dealers and owned the following amounts of securities of such regular broker/dealers, as defined in Rule 10b-1 under the 1940 Act, or their parents:

                                                    As of November 30, 2006
Name of Regular                                     the Portfolio Owned the
Broker/Dealer of which                               Following Approximate
the Portfolio Acquired      Parent Company Name      Aggregate Market Value
and Sold Securities           (if applicable)            of Securities
----------------------    ------------------------- ------------------------
Bank of America Corp.     Bank of America Corp.                 $ 45,000,000
Citigroup, Inc.           Citicorp Securities, Inc.             $ 74,896,795
Credit Suisse First
Boston Corp.              N/A                                   $          0
Deutsche Bank             Deutsche Bank                         $ 38,993,781
Lehman Brothers, Inc.     Lehman Brothers, Inc.                 $ 55,000,000
Merrill Lynch & Co., Inc. Merrill Lynch & Co., Inc.             $ 20,005,167
Morgan Stanley            Morgan Stanley                        $ 17,000,000
UBS Securities, Inc.      UBS Securities, Inc.                  $145,000,000


   The Advisory Agreement provides that the Investment Adviser may render similar services to others so long as its services under the Advisory Agreement are not impaired thereby. The Advisory Agreement also provides that the Trust will indemnify the Investment Adviser against certain liabilities (including liabilities under the federal securities laws relating to untrue statements or omissions of material fact and actions that are in accordance with the terms of the Agreement) or, in lieu thereof, contribute to resulting losses.

   The Prospectus describes the compensation payable by the Portfolio to NTI for its investment advisory services.


   Unless sooner terminated, the Advisory Agreement, Transfer Agency Agreement and Custodian Agreement will each continue in effect with respect to the Portfolio until April 30, 2008, and thereafter for successive 12-month periods, provided that the continuance is approved at least annually (i) by the vote of a majority of the Trustees who are not parties to the agreement or "interested persons" (as such term is defined in the 1940 Act) of any party thereto, cast in person at a meeting called for the purpose of voting on such approval and
(ii) by the Trustees or by the vote of a majority of the outstanding shares of the Portfolio (as defined below under "Other Information"). Each agreement is terminable at any time without penalty either by the Trust (by specified Trustee or shareholder action) on 60 days' written notice to Northern Trust or NTI, or by Northern Trust or NTI on 60 days' written notice to the Trust.

For the fiscal year ended November 30 as indicated, the amount of advisory fees incurred by the Portfolio (after fee waivers) was as follows:



                                                                 2006 2005 2004
                                                                 ---- ---- ----
Liquid Assets Portfolio                                           $0   $0   $0



In addition, for the fiscal years ended November 30, 2006, 2005 and 2004, the Investment Adviser waived advisory fees with respect to the Liquid Assets Portfolio in the amount of $6,156,903, $5,269,545 and $4,118,363, respectively.


   Under its Transfer Agency Agreement with the Trust, TNTC as Transfer Agent has undertaken to perform some or all of the following services: (i) answer customer inquiries regarding the current yield of, and certain other matters (e.g., account status information) pertaining to, the Trust, (ii) process purchase and redemption transactions and the disbursement of the proceeds of redemptions, (iii) provide periodic statements showing account balances,
(iv) mail reports and proxy materials to shareholders, (v) provide information in connection with the preparation by the Trust of various regulatory reports and prepare reports to the Trustees and management, (vi) answer inquiries (including requests for prospectuses and statements of additional information, and assistance in the completion of new account applications) from investors and respond to all requests for information regarding the Trust (such as current price, recent performance, and yield data) and questions relating to accounts of investors (such as possible errors in statements, and transactions), (vii) respond to and seek to resolve all complaints of investors with respect to the Trust or their accounts, (viii) furnish proxy statements and proxies, annual and semiannual financial statements, and dividend, distribution and tax notices to investors, (ix) furnish the Trust with all pertinent Blue Sky information, (x) perform all required tax withholding,
(xi) preserve records, and (xii) furnish necessary office space, facilities and personnel. The Transfer Agent may appoint one or more sub-transfer agents in the performance of its services.


   As compensation for the services rendered by the Transfer Agent under the Transfer Agency Agreement with respect to the shares described in this Additional Statement and the assumption by the Transfer Agent of related expenses, TNTC is entitled to a fee from the Trust, calculated daily and payable monthly, at an annual rate equal to $18 for each subaccount relating to such shares of the Portfolio. This fee is subject to annual upward adjustments based on increases in the Consumer Price Index for All Urban Consumers, provided that the Transfer Agent may permanently or temporarily waive all or any portion of any upward adjustment. The Transfer Agent's affiliates and correspondent banks may receive compensation for performing the services described in the preceding paragraph that the Transfer Agent would otherwise receive. Conflict-of-interest restrictions under state and federal law (including the Employee Retirement Income Security Act of 1974 ("ERISA")) may apply to the receipt by such affiliates or correspondent banks of such compensation in connection with the investment of fiduciary funds in shares of the Portfolio.


   Under its Custodian Agreement with the Trust, TNTC (i) holds the Portfolio's cash and securities, (ii) maintains such cash and securities in separate accounts in the name of the Portfolio, (iii) makes receipts and disbursements of funds on behalf of the Portfolio, (iv) receives, delivers and releases securities on behalf of the Portfolio, (v) collects and receives all income, principal and other payments in respect of the Portfolio's investments held by the Custodian, and (vi) maintains the accounting records of the Trust. The Custodian may employ one or more subcustodians, provided that the Custodian, subject to certain monitoring responsibilities, shall have no more responsibility or liability to the Trust on account of any action or omission of any subcustodian so employed than such subcustodian has to the Custodian. The Custodian also may appoint agents to carry out such of the provisions of the Custodian Agreement as the Custodian may from time to time direct.

   As compensation for the services rendered to the Trust by the Custodian with respect to the Portfolio, and the assumption by the Custodian of certain related expenses, the Custodian is entitled to payment from the Trust as follows: (i) $18,000 annually for the Portfolio, plus (ii) 1/100/th/ of 1% annually of the Portfolio's average daily net assets to the extent they exceed $100 million, plus (iii) a fixed dollar fee for each trade in portfolio securities, plus (iv) a fixed dollar fee for each time that the Custodian receives or transmits funds via wire, plus (v) reimbursement of expenses incurred by the Custodian for telephone, postage, courier fees, office supplies and duplicating. The fees referred to in clauses (iii) and (iv) are subject to annual upward adjustments based on increases in the Consumer Price Index for All Urban Consumers, provided that the Custodian may permanently or temporarily waive all or any portion of any upward adjustment.

   The Custodian's fees under the Custodian Agreement are subject to reduction based on the Portfolio's daily uninvested U.S. cash balances (if any).

For the fiscal year ended November 30 as indicated the amount of transfer agency fees incurred by the Portfolio was as follows:


                                                             2006 2005 2004
                                                             ---- ---- ----
Liquid Assets Portfolio                                       $0   $0   $0


For the fiscal year ended November 30 as indicated, the amount of custodian fees incurred by the Portfolio was as follows:


                                                             2006 2005 2004
                                                             ---- ---- ----
Liquid Assets Portfolio                                       $0   $0   $0


   TNTC and its affiliates may act as an underwriter of various securities. Under the 1940 Act, the Portfolio is precluded, subject to certain exceptions, from purchasing in the primary market those securities with respect to which TNTC or an affiliate is serving as a principal underwriter. In the opinion of TNTC, this limitation will not significantly affect the ability of the Portfolio to pursue its respective investment objectives.

   Under a Service Mark License Agreement (the "Agreement") with the Trust, Northern Trust Corporation has agreed that the name "Northern Institutional Funds" may be used in connection with the Trust's business on a royalty free basis. Northern Trust Corporation has reserved to itself the right to grant the non-exclusive right to use the name "Northern Institutional Funds" to any other person. The Agreement provides that at such time as the Agreement is no longer in effect, the Trust will cease using the name "Northern Institutional Funds".

Proxy Voting


   Northern Institutional Funds have delegated the voting of portfolio securities to its investment adviser, NTI. NTI has adopted proxy voting policies and procedures (the "Proxy Voting Policy") for the voting of proxies on behalf of client accounts for which NTI has voting discretion, including the Funds. Under the Proxy Voting Policy, shares are to be voted in the best interests of the Funds.

   A Proxy Committee comprised of senior NTI investment and compliance officers has adopted certain guidelines (the "Proxy Guidelines") concerning various corporate governance issues. The Proxy Committee has the responsibility for the content, interpretation and application of the Proxy Guidelines and may apply these Proxy Guidelines with a measure of flexibility. NTI has retained an independent third party (the "Service Firm") to review proxy proposals and to make voting recommendations to the Proxy Committee in a manner consistent with the Proxy Guidelines.

   The Proxy Guidelines provide that NTI will generally vote for or against various proxy proposals, usually based upon certain specified criteria. As an example, the Proxy Guidelines provide that NTI will generally vote in favor of proposals to: (1) repeal existing classified boards and elect directors on an annual basis; (2) adopt a written majority voting or withhold policy (in situations in which a company has not previously adopted such a policy);
(3) lower supermajority shareholder vote requirements for charter and bylaw amendments; (4) lower supermajority shareholder vote requirements for mergers and other business combinations; (5) increase common share authorizations for a stock split ; (6) implement a reverse stock split; and (7) approve an ESOP or other broad based employee stock purchase or ownership plan, or increase authorized shares for existing plans. The Proxy Guidelines also provide that NTI will generally vote against proposals to: (1) classify the board of directors; (2) require that poison pill plans be submitted for shareholder ratification; (3) adopt dual class exchange offers or dual class recapitalizations; (4) require a supermajority shareholder vote to approve mergers and other significant business combinations; (5) require a supermajority shareholder vote to approve charter and bylaw amendments; and
(6) adopt certain social and environmental proposals deemed unwarranted by the company's board of directors. In certain circumstances, the Proxy Guidelines provide that proxy proposals will be addressed on a case-by-case, including those regarding executive and director compensation plans, mergers and acquisitions, ratification of poison pill plans, a change in the company's state of incorporation and an increase in authorized common stock.

   Except as otherwise provided in the Proxy Voting Policy, the Proxy Committee may vote proxies contrary to the recommendations of the Service Firm if it determines that such action is in the best interest of a Fund. In exercising its discretion, the Proxy Committee may take into account a variety of factors relating to the matter under consideration, the nature of the proposal and the company involved. As a result, the Proxy Committee may vote in one manner in the case of one company and in a different manner in the case of another where, for example, the past history of the company, the character and integrity of its management, the role of outside directors, and the company's record of producing performance for investors justifies a high degree of confidence in the company and the effect of the proposal on the value of the investment. Similarly, poor past performance, uncertainties about management and future directions, and other factors may lead the Proxy Committee to conclude that particular proposals present unacceptable investment risks and should not be supported. The Proxy Committee also evaluates proposals in context. A particular proposal may be acceptable standing alone, but objectionable when part of an existing or proposed package. Special circumstances may also justify casting different votes for different clients with respect to the same proxy vote.

   NTI may occasionally be subject to conflicts of interest in the voting of proxies due to business or personal relationships with persons having an interest in the outcome of certain votes. For example, NTI may provide trust, custody, investment management, brokerage, underwriting, banking and related services to accounts owned or controlled by companies whose management is soliciting proxies. Occasionally, NTI may also have business or personal relationships with other proponents of proxy proposals, participants in proxy contests, corporate directors or candidates for directorships. Northern may also be required to vote proxies for securities issued by Northern Trust Corporation or its affiliates or on matters in which NTI has a direct financial interest, such as shareholder approval of a change in the advisory fees paid by a Fund. NTI seeks to address such conflicts of interest through various measures, including the establishment, composition and authority of the Proxy Committee and the retention of the Service Firm to perform proxy review and vote recommendation functions. The Proxy Committee has the responsibility to determine whether a proxy vote involves a conflict of interest and how the conflict should be addressed in conformance with the Proxy Voting Policy. The Proxy Committee may resolve such conflicts in any of a variety of ways, including the following: voting in accordance with the Proxy Guideline based recommendation of the Service Firm ; voting in accordance with the recommendation of an independent fiduciary appointed for that purpose ; voting pursuant to client direction by seeking instructions from the Board of Trustees of the Trust ; or by voting pursuant to a "mirror voting" arrangement under which shares are voted in the same manner and proportion as shares over which NTI does not have voting discretion . The method selected by the Proxy
Committee may vary depending upon the facts and circumstances of each situation.

   NTI may choose not to vote proxies in certain situations or for a Fund. This may occur, for example, in situations where the exercise of voting rights could restrict the ability to freely trade the security in question (as is the case, for example, in certain foreign jurisdictions known as "blocking markets"). In circumstances in which the Service Firm does not provide recommendations for a particular proxy, the Proxy Committee may obtain recommendations from analysts at NTI who review the issuer in question or the industry in general. The Proxy Committee will apply the Proxy Guidelines as discussed above to any such recommendation.

   This summary of Northern Institutional Funds' Proxy Voting Policies and Proxy Guidelines is also contained in Northern Institutional Funds' Statements of Additional Information, which are posted in the resources section. You may also obtain, upon request and without charge, a paper copy of Northern Institutional Funds' Proxy Voting Policies and Proxy Guidelines or a Statement of Additional Information by calling 800/595-9111.


Co-Administrators and Placement Agent

   NTI and PFPC (the "Co-Administrators"), 99 High Street, Boston, Massachusetts 02110, act as co-administrators for the Portfolio under a Co-Administration Agreement with the Trust. Subject to the general supervision of the Trust's Board of Trustees, the Co-Administrators provide supervision of all aspects of the Trust's non-investment advisory operations and perform various corporate secretarial, treasury and blue sky services, including but not limited to: (i) maintaining office facilities and furnishing corporate officers for the Trust; (ii) furnishing data processing services, clerical services, and executive and administrative services and standard stationery and office supplies; (iii) performing all functions ordinarily performed by the office of a corporate treasurer, and furnishing the services and facilities ordinarily incident thereto, such as expense accrual monitoring and payment of the Trust's bills, preparing monthly reconciliation of the Trust's expense records, updating projections of annual expenses, preparing materials for review by the Board of Trustees and compliance testing; (iv) preparing and submitting reports to the Trust's shareholders and the SEC; (v) preparing and printing financial statements; (vi) preparing monthly Portfolio profile reports; (vii) preparing and filing the Trust's federal and state tax returns (other than those required to be filed by the Trust's Custodian and Transfer Agent) and providing shareholder tax information to the Trust's Transfer Agent;
(viii) assisting in marketing strategy and product development; (ix) performing oversight/management responsibilities, such as the supervision and coordination of certain of the Trust's service providers; and (x) assisting in maintaining corporate records and good standing status of the Trust in its state of organization.


   Subject to the limitations described below, as compensation for their administrative services and the assumption of related expenses, the Co-Administrators are entitled to a Co-Administration fee from the Portfolio, computed daily and payable monthly, at an annual rate of 0.10% of the Portfolio's average daily net assets. The Co-Administrators also are entitled to additional fees for special legal services. NTI, as a Co-Administrator, has agreed to reimburse the Portfolio for its expenses (including fees payable to NTI, but excluding management fees, transfer agency fees, taxes, interest and other extraordinary expenses) ("Other Expenses") that exceed on an annualized basis 0.10% of the Portfolio's average daily net assets.

   Unless sooner terminated, the Co-Administration Agreement will continue in effect until April 30, 2008, and thereafter for successive one-year terms with respect to the Portfolio, provided that the Agreement is approved annually
(i) by the Board of Trustees or (ii) by the vote of a majority of the outstanding shares of the Portfolio (as defined below under "Description of Shares"), provided that in either event the continuance also is approved by a majority of the Trustees who are not parties to the Agreement and who are not interested persons (as defined in the 1940 Act) of any party thereto, by vote cast in person at a meeting called for the purpose of voting on such approval. The Co-Administration Agreement is terminable at any time, without penalty by the Trust on at least 60 days' written notice to the Co-Administrators. Each Co- Administrator may terminate the Co-Administration Agreement with respect to itself at any time without penalty on at least 60 days' written notice to the Trust and the other Co-Administrator. The Co-Administration Agreement provides that the Co-Administrators may render similar services to others so long as their services under such Agreement are not impaired thereby. The Co-Administration Agreement also provides that the Trust will indemnify each Co-Administrator against all claims except those resulting from the willful misfeasance, bad faith or negligence of such Co-Administrator, or the Co-Administrator's breach of confidentiality.


   For the fiscal year ended November 30 as indicated, the Co-Administrators received fees under the Co-Administration Agreement, with respect to the Liquid Assets Portfolio, in the amount of:


                                              2006       2005       2004
                                           ---------- ---------- ----------
Liquid Assets Portfolio                    $2,462,738 $2,107,324 $1,647,646


   Additionally, for the fiscal year ended November 30 as indicated, the Co-Administrators contractually reimbursed the Liquid Assets Portfolio for its expenses reducing administration fees in the amount of:


                                                    2006     2005    2004
                                                  -------- -------- -------
Liquid Assets Portfolio                           $196,318 $131,200 $88,550

   The Trust has entered into a Placement Agency Agreement under which Northern Funds Distributors LLC ("NFD"), with principal offices at 760 Moore Road, King of Prussia, Pennsylvania, 19406, as agent, sells shares of the Portfolio. NFD pays the cost of printing and distributing prospectuses to persons who are not shareholders of the Trust (excluding preparation and typesetting expenses) and of certain other distribution efforts. No compensation is payable by the Trust to NFD for its services. NFD is a wholly-owned subsidiary of PFPC Distributors, Inc. ("PFPC Distributors"). PFPC Distributors, based in King of Prussia, Pennsylvania, is a wholly-owned subsidiary of PFPC, a Co-Administrator for the Trust. The Placement Agency Agreement provides that the Trust will indemnify NFD against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Trust by NFD, or those resulting from the willful misfeasance, bad faith or negligence of NFD, or NFD's breach of confidentiality.


   Under a Service Mark License Agreement (the "License Agreement") with NFD, Northern Trust Corporation agrees that the name "Northern Funds" may be used in connection with the Trust's business on a royalty-free basis. Northern Trust Corporation has reserved to itself the right to grant the non-exclusive right to use the name "Northern Funds" to any other person. The License Agreement provides that at such time as the License Agreement is no longer in effect NFD will cease using the name "Northern Funds."

Counsel and Independent Registered Public Accounting Firm

   Drinker Biddle & Reath LLP, with offices at One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996, serves as counsel to the Trust.


   Ernst & Young LLP, independent registered public accounting firm, 233 S. Wacker Drive, Chicago, Illinois 60606, has been appointed to serve as auditors of the Trust. In addition to audit services, Ernst & Young LLP reviews the Trust's federal and state tax returns, and provides consultation and assistance on accounting and tax related matters.


In-Kind Redemptions


   Although the Portfolio generally will redeem shares in cash, the Portfolio reserves the right to pay redemptions by a distribution in-kind of securities (instead of cash) from the Portfolio. The securities distributed in-kind would be readily marketable and would be valued for this purpose using the same method employed in calculating the Portfolio's NAV per share. If a shareholder receives redemption proceeds in-kind, the shareholder should expect to incur transaction costs upon the disposition of the securities received in the redemption.

Redemption Fees and Requirements


   Shares are sold and redeemed without any purchase or redemption charge imposed by the Trust, although Northern Trust and other securities lending agents may charge its customers for services provided in connection with their investments.

   The exercise of voting rights and the delivery to customers of shareholder communications from the Trust will be governed by the customers' account agreements with Northern Trust or other securities lending agents. Customers should read the Prospectus in connection with any relevant agreement describing the services provided by Northern Trust or other securities lending agent and any related requirements and charges, or contact Northern Trust or other securities lending agent for further information.

                            PERFORMANCE INFORMATION

   The performance of shares of the Portfolio may be compared to those of other money market funds with similar investment objectives and other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of shares may be compared to data prepared by iMoneyNet, Inc. or other independent mutual fund reporting services. Performance data as reported in national financial publications such as Money Magazine, Morningstar, Forbes, Barron's, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the performance of shares of the Portfolio.

   From time to time, the Portfolio may advertise its "yield" and "effective yield." These yield figures will fluctuate, are based on historical earnings and are not intended to indicate future performance. "Yield" refers to the net investment income generated by an investment in the Portfolio over a seven-day period identified in the advertisement. This net investment income is then "annualized." That is, the amount of net investment income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment.

   In arriving at such quotations as to "yield," the Trust first determines the net change, exclusive of capital changes, during the seven-day period in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, then divides such net change by the value of the account at the beginning of the period to obtain the base period return, and then multiplies the base period return by 365/7.

   "Effective yield" is calculated similarly but, when annualized, the net investment income earned by an investment in the Portfolio is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment. The "effective yield" with respect to the shares of the Portfolio is computed by adding 1 to the base period return (calculated as above), raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result.

   Quotations of yield and effective yield provided by the Trust are carried to at least the nearest hundredth of one percent. Any fees imposed by Northern Trust, its affiliates or correspondent banks or other securities lending agents on their customers in connection with investments in shares of the Portfolio are not reflected in the calculation of yields for the Portfolio.


   The annualized yield of the Portfolio for the seven-day period ended November 30, 2006 was as follows:



                                                   Yield  Effective Yield
                                                   -----  ---------------
Liquid Assets Portfolio                             5.25%            5.38%


   The information set forth in the foregoing table reflects certain fee reductions and expense limitations. See "Additional Trust Information--Co-Administrators and Placement Agent" and "Additional Trust Information--Investment Adviser, Transfer Agent and Custodian." In the absence of such fee reductions and expense limitations, the annualized yield of the Portfolio for the same seven-day period would have been as follows:


                                                   Yield  Effective Yield
                                                   -----  ---------------
Liquid Assets Portfolio                             4.98%            5.11%



   The Portfolio's yields may not provide a basis for comparison with bank deposits and other investments which provide a fixed yield for a stated period of time. The Portfolio's yields fluctuate, unlike bank deposits or other investments which pay a fixed yield for a stated period of time. The annualization of one week's income is not necessarily indicative of future actual yields. Actual yields will depend on such variables as portfolio quality, average portfolio maturity, the type of portfolio instruments acquired, changes in money market interest rates, portfolio expenses and other factors. Yields are one basis investors may use to analyze shares of the Portfolio as compared to comparable classes of shares of other money market funds and other investment vehicles. However, yields of other money market funds and other investment vehicles may not be comparable because of the foregoing variables, and differences in the methods used in valuing their portfolio instruments, computing NAV and determining yield.


   The Portfolio may also quote, from time to time, the total return of its shares in accordance with SEC regulations.

                                NET ASSET VALUE


   As stated in the Prospectus, the Portfolio seeks to maintain a NAV of $1.00 per share and, in this connection, values its instruments on the basis of amortized cost pursuant to Rule 2a-7 under the 1940 Act. This method values a security at its cost on the date of purchase and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if the Portfolio sold the instrument. During such periods the yield to investors in the Portfolio may differ somewhat from that obtained in a similar entity which uses available indications as to market value to value its portfolio instruments. For example, if the use of amortized cost resulted in a lower (higher) aggregate Portfolio value on a particular day, a prospective investor in the Portfolio would be able to obtain a somewhat higher (lower) yield and ownership interest than would result from investment in such similar entity and existing investors would receive less (more) investment income and ownership interest. However, the Trust expects that the procedures and limitations referred to in the following paragraphs of this section will tend to minimize the differences referred to above.


   Under Rule 2a-7, the Trust's Board of Trustees, in supervising the Trust's operations and delegating special responsibilities involving portfolio management to the Investment Adviser, has established procedures that are intended, taking into account current market conditions and the Portfolio's investment objective, to stabilize the NAV of the Portfolio, as computed for the purposes of purchases and redemptions, at $1.00 per share. The Trustees' procedures include periodic monitoring of the difference (the "Market Value Difference") between the amortized cost value per share and the NAV per share based upon available indications of market value. Available indications of market value used by the Trust consist of actual market quotations or appropriate substitutes which reflect current market conditions and include
(i) quotations or estimates of market value for individual portfolio instruments and/or (ii) values for individual portfolio instruments derived from market quotations relating to varying maturities of a class of money market instruments. In the event the Market Value Difference of the Portfolio exceeds certain limits or NTI believes that the Market Value Difference may result in material dilution or other unfair results to investors or existing shareholders, the Trust will take action in accordance with the 1940 Act (e.g., selling portfolio instruments to shorten average portfolio maturity or to realize capital gains or losses, reducing or suspending shareholder income accruals, redeeming shares in-kind, or utilizing a NAV per share based upon available indications of market value which under such circumstances would vary from $1.00) to eliminate or reduce to the extent reasonably practicable any material dilution or other unfair results to investors or existing shareholders which might arise from Market Value Differences. In particular, if losses were sustained by the Portfolio, the number of outstanding shares might be reduced in order to maintain a NAV per share of $1.00. Such reduction would be effected by having each shareholder proportionately contribute to the Portfolio's capital the necessary shares to restore such NAV per share. The shareholder will be deemed to have agreed to such contribution in these circumstances by investing in the Portfolio.

   Rule 2a-7 requires that the Portfolio limit its investments to instruments which the Investment Adviser determines (pursuant to guidelines established by the Board of Trustees) to present minimal credit risks and which are "Eligible Securities" as defined by the SEC and described in the Prospectus. The Rule also requires that the Portfolio maintain a dollar-weighted average portfolio maturity (not more than 90 days) appropriate to its policy of maintaining a stable NAV share and precludes the purchase of any instrument deemed under the Rule to have a remaining maturity of more than 397 calendar days (as calculated pursuant to Rule 2a-7). Should the disposition of a portfolio security result in a dollar-weighted average portfolio maturity of more than 90 days, the Rule requires the Portfolio to invest its available cash in such a manner as to reduce such maturity to the prescribed limit as soon as reasonably practicable.


                                     TAXES


   The following summarizes certain additional tax considerations generally affecting the Portfolio and its shareholders that are not described in the Prospectus. No attempt is made to present a detailed explanation of the tax treatment of the Portfolio or its shareholders, and the discussions here and in the Prospectus are not intended as a substitute for careful tax planning. Potential investors should consult their tax advisers with specific reference to their own tax situations.


   The discussions of the federal tax consequences in the Prospectus and this Additional Statement are based on the Internal Revenue Code of 1986, as amended (the "Code") and the laws and regulations issued thereunder as in effect on the date of this Additional Statement. Future legislative or administrative changes or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein.

FEDERAL-GENERAL INFORMATION

   The Portfolio qualified during its last taxable year and intends to continue to qualify as a regulated investment company under Subtitle A, Chapter 1, of Subchapter M of the Code. As a regulated investment company, the Portfolio generally is exempt from federal income tax on its net investment income and realized capital gains which it distributes to shareholders, provided that it distributes an amount equal to at least the sum of 90% of its tax-exempt income and 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss), if any, for the year (the "Distribution Requirement") and satisfies certain other requirements of the Code that are described below. The Portfolio intends to make sufficient distributions or deemed distributions each year to avoid liability for corporate income tax. If the Portfolio were to fail to make sufficient distributions, it could be liable for corporate income tax and for excise tax in respect of the shortfall or, if the shortfall is large enough, the Portfolio could be disqualified as a regulated investment company.

   In addition to satisfaction of the Distribution Requirement, the Portfolio must derive with respect to a taxable year at least 90% of its gross income from dividends, interest, certain payments with respect to securities, loans and gains from the sale or other disposition of stock or securities or foreign currencies, or from income derived with respect to its business of investing in such stock, securities, or currencies or net income derived from an interest in a qualified publicly traded partnership (the "Income Requirement"). Also, at the close of each quarter of its taxable year, at least 50% of the value of the Portfolio's assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies and securities of other issuers (as to which the Portfolio has not invested more than 5% of the value of its total assets in securities of such issuer and as to which the Portfolio does not hold more than 10% of the outstanding voting securities of such issuer), and no more than 25% of the value of the Portfolio's total assets may be invested in the securities of (i) any one issuer (other than U.S. government securities and securities of other regulated investment companies),
(ii) in two or more issuers which such Portfolio controls and which are engaged in the same or similar trades or businesses, or (iii) one or more qualified publicly traded partnerships. The Portfolio intends to comply with these requirements.

   The Portfolio intends to distribute to shareholders any excess of net long-term capital gain over net short-term capital loss ("net capital gain") for each taxable year. Such gain is distributed as a capital gain dividend and is taxable to shareholders as long-term capital gain, regardless of the length of time the shareholder has held the shares, whether such gain was recognized by the Portfolio prior to the date on which a shareholder acquired shares of the Portfolio and whether the distribution was paid in cash or reinvested in shares. In addition, investors should be aware that any loss realized upon the sale, exchange or redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that have been paid with respect to such shares.

   If for any taxable year any Portfolio does not qualify as a regulated investment company, all of its taxable income will be subject to tax at regular corporate rates without any deduction for distributions to shareholders. In such event, the shareholders would recognize dividend income on distributions to the extent of the Portfolio's current and accumulated earnings and profits and corporate shareholders may be eligible for the dividends received deduction.

   The Code imposes a non-deductible 4% excise tax on regulated investment companies that fail to currently distribute an amount equal to specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). The Portfolio intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income each calendar year to avoid liability for this excise tax.

STATE AND LOCAL TAXES

   Although the Portfolio expects to qualify as a "regulated investment company" and to be relieved of all or substantially all federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which it is otherwise deemed to be conducting business, the Portfolio may be subject to the tax laws of such states or localities.


TAXATION OF INCOME FROM CERTAIN FINANCIAL INSTRUMENTS AND PFICS


   The tax principles applicable to transactions in financial instruments and futures contracts and options that may be engaged in by the Portfolio, and investments in passive foreign investment companies ("PFICs"), are complex and, in some cases, uncertain. Such transactions and investments may cause the Portfolio to recognize taxable income prior to the receipt of cash, thereby requiring the Portfolio to liquidate other positions, or to borrow money, so as to make sufficient distributions to shareholders to avoid corporate-level tax. Moreover, some or all of the taxable income recognized may be ordinary income or short-term capital gain, so that the distributions may be taxable to shareholders as ordinary income.

   In addition, in the case of any shares of a PFIC in which the Portfolio invests, the Portfolio may be liable for corporate-level tax on any ultimate gain or distributions on the shares if the Portfolio fails to make an election to recognize income annually during the period of its ownership of the shares.

   The foregoing discussion is based on federal tax laws and regulations which are in effect on the date of this Additional Statement. Such laws and regulations may be changed by legislative or administrative action. No attempt is made to present a detailed explanation of the tax treatment of the Portfolio or its shareholders, and the discussion here and in the Prospectus is not intended as a substitute for careful tax planning. Shareholders are advised to consult their tax advisors with specific reference to their own tax situation, including the application of state and local taxes.

                             DESCRIPTION OF SHARES

   The Trust Agreement permits the Trust's Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest of one or more separate series representing interests in one or more investment portfolios. The Trustees or Trust may hereafter create series in addition to the Trust's twenty-two existing series, which represent interests in the Trust's twenty-two respective portfolios and are discussed in separate Statements of Additional Information. The Trust Agreement also permits the Board of Trustees to classify or reclassify any unissued shares into classes within a series.

   Under the terms of the Trust Agreement, each share of the Portfolio is without par value, which represents a proportionate interest in the Portfolio with each other share of its class in the same Portfolio and is entitled to such dividends and distributions out of the income belonging to the Portfolio as are declared by the Trustees. Upon any liquidation of the Portfolio, shareholders of each class of the Portfolio are entitled to share pro rata in the net assets belonging to that class available for distribution. Shares do not have any preemptive or conversion rights. The right of redemption is described under "About Your Account" in the Prospectus. In addition, pursuant to the terms of the 1940 Act, the right of a shareholder to redeem shares and the date of payment by the Portfolio may be suspended for more than seven days
(i) for any period during which the New York Stock Exchange is closed, other than the customary weekends or holidays, or trading in the markets the Portfolio normally utilizes is closed or is restricted as determined by the SEC, (ii) during any emergency, as determined by the SEC, as a result of which it is not reasonably practicable for the Portfolio to dispose of instruments owned by it or fairly to determine the value of its net assets, or (iii) for such other period as the SEC may by order permit for the protection of the shareholders of the Portfolio. The Trust also may suspend or postpone the recordation of the transfer of its shares upon the occurrence of any of the foregoing conditions. In addition, shares of the Portfolio are redeemable at the unilateral option of the Trust. Shares when issued as described in the Prospectus are validly issued, fully paid and nonassessable, except as stated below. In the interests of economy and convenience, certificates representing shares of the Portfolio are not issued.


   The proceeds received by the Portfolio for each issue or sale of its shares, and all net investment income, realized and unrealized gain and proceeds thereof, subject only to the rights of creditors, will be specifically allocated to and constitute the underlying assets of the Portfolio. The underlying assets of the Portfolio will be segregated on the books of account, and will be charged with the liabilities in respect to the Portfolio and with a share of the general liabilities of the Trust. General liabilities of the Trust normally are allocated in proportion to the NAV of the respective investment portfolio except where allocations of direct expenses can otherwise be fairly made.


   Rule 18f-2 under the 1940 Act provides that any matter required by the provisions of the 1940 Act or applicable state law, or otherwise, to be submitted to the holders of the outstanding voting securities of an investment company such as the Trust shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of the investment portfolio affected by the matter. Rule 18f-2 further provides that an investment portfolio shall be deemed to be affected by a matter unless the interests of each investment portfolio in the matter are substantially identical or the matter does not affect any interest of the investment portfolio. Under the Rule, the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to an investment portfolio only if approved by a majority of the outstanding shares of such investment portfolio. However, the Rule also provides that the ratification of the appointment of independent accountants, the approval of principal underwriting contracts and the election of Trustees are exempt from the separate voting requirements stated above.


   The Trust is not required to hold annual meetings of shareholders and does not intend to hold such meetings. In the event that a meeting of shareholders is held, each share of the Trust will be entitled, as determined by the Trustees without the vote or consent of shareholders, either to one vote for each share or to one vote for each dollar of NAV represented by such shares on all matters presented to shareholders, including the election of Trustees (this method of voting being referred to as "dollar-based voting"). However, to the extent required by the 1940 Act or otherwise determined by the Trustees, series and classes of the Trust will vote separately from each other. Shareholders of the Trust do not have cumulative voting rights in the election of Trustees and, accordingly, the holders of more than 50% of the aggregate voting power of the Trust may elect all of the Trustees, irrespective of the vote of the other shareholders. Meetings of shareholders of the Trust, or any series or class thereof, may be called by the Trustees, certain officers or upon the written request of holders of 10% or more of the shares entitled to vote at such meeting. To the extent required by law, the Trust will assist in shareholder


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

communications in connection with a meeting. The shareholders of the Trust will have voting rights only with respect to the limited number of matters specified in the Trust Agreement and such other matters as the Trustees may determine or may be required by law.

   The Trust Agreement authorizes the Trustees, without shareholder approval (except as stated in the next paragraph), to cause the Trust, or any series thereof, to merge or consolidate with any corporation, association, trust or other organization or sell or exchange all or substantially all of the property belonging to the Trust, or any series thereof. In addition, the Trustees, without shareholder approval, may adopt a "master-feeder" structure by investing substantially all of the assets of a series of the Trust in the securities of another open-end investment company or pooled portfolio.

   The Trust Agreement also authorizes the Trustees, in connection with the merger, consolidation, termination or other reorganization of the Trust or any series or class, to classify the shareholders of any class into one or more separate groups and to provide for the different treatment of shares held by the different groups, provided that such merger, consolidation, termination or other reorganization is approved by a majority of the outstanding voting securities (as defined in the 1940 Act) of each group of shareholders that are so classified.

   The Trust Agreement permits the Trustees to amend the Trust Agreement without a shareholder vote. However, shareholders of the Trust have the right to vote on any amendment: (i) that would adversely affect the voting rights of shareholders; (ii) that is required by law to be approved by shareholders;
(iii) that would amend the voting provisions of the Trust Agreement; or
(iv) that the Trustees determine to submit to shareholders.

   The Trust Agreement permits the termination of the Trust or of any series or class of the Trust: (i) by a majority of the affected shareholders at a meeting of shareholders of the Trust, series or class; or (ii) by a majority of the Trustees without shareholder approval if the Trustees determine that such action is in the best interest of the Trust or its shareholders. The factors and events that the Trustees may take into account in making such determination include: (i) the inability of the Trust or any series or class to maintain its assets at an appropriate size; (ii) changes in laws or regulations governing the Trust or any series or class thereof, or affecting assets of the type in which it invests; or (iii) economic developments or trends having a significant adverse impact on their business or operations.

   Under the Delaware Statutory Trust Act (the "Delaware Act"), shareholders are not personally liable for obligations of the Trust. The Delaware Act entitles shareholders of the Trust to the same limitation of liability as is available to shareholders of private for-profit corporations. However, no similar statutory or other authority limiting statutory trust shareholder liability exists in many other states. As a result, to the extent that the Trust or a shareholder is subject to the jurisdiction of courts in such other states, those courts may not apply Delaware law and may subject the shareholders to liability. To offset this risk, the Trust Agreement:
(i) contains an express disclaimer of shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into or executed by the Trust or its Trustees and (ii) provides for indemnification out of the property of the applicable series of the Trust of any shareholder held personally liable for the obligations of the Trust solely by reason of being or having been a shareholder and not because of the shareholder's acts or omissions or for some other reason. Thus, the risk of a shareholder incurring financial loss beyond his or her investment because of shareholder liability is limited to circumstances in which all of the following factors are present: (i) a court refuses to apply Delaware law; (ii) the liability arises under tort law or, if not, no contractual limitation of liability is in effect; and (iii) the applicable series of the Trust is unable to meet its obligations.

   The Trust Agreement provides that the Trustees will not be liable to any person other than the Trust or a shareholder and that a Trustee will not be liable for any act as a Trustee. However, nothing in the Trust Agreement protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Trust Agreement provides for indemnification of Trustees, officers and agents of the Trust unless the recipient is liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

   The Trust Agreement provides that each shareholder, by virtue of becoming such, will be held to have expressly assented and agreed to the terms of the Trust Agreement and to have become a party thereto.

   In addition to the requirements of Delaware law, the Trust Agreement provides that a shareholder of the Trust may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) shareholders eligible to bring such derivative action under Delaware law who hold at least 10% of the outstanding shares of the Trust, or 10% of the outstanding shares of the series or class to which such action relates, must join in the request for the Trustees to commence such action; and (ii) the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trust Agreement also provides that no person, other than the Trustees, who is not a shareholder of a particular series or class shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to such series or class. The Trustees will be entitled to retain counsel or other advisers in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

   The Trustees may appoint separate Trustees with respect to one or more series or classes of the Trust's shares (the "Series Trustees"). To the extent provided by the Trustees in the appointment of Series Trustees, Series
Trustees: (i) may, but are not required to, serve as Trustees of the Trust or any other series or class of the Trust; (ii) may have, to the exclusion of any other Trustee of the Trust, all the powers and authorities of Trustees under the Trust Agreement with respect to such series or class; and/or (iii) may have no power or authority with respect to any other series or class. The Trustees are not currently considering the appointment of Series Trustees for the Trust.

   The term "majority of the outstanding shares" of either Northern Institutional Funds or the Portfolio or a particular investment portfolio means, with respect to the approval of an investment advisory agreement, a distribution plan or a change in a fundamental investment policy, the vote of the lesser of (i) 67% or more of the shares of Northern Institutional Funds or such Portfolio present at a meeting, if the holders of more than 50% of the outstanding shares of Northern Institutional Funds or such Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding shares of Northern Institutional Funds or such Portfolio.


   As of March 15, 2007, substantially all of the Portfolio's outstanding shares were held of record by TNTC for the benefit of its customers and the customers of its affiliates and correspondent banks that have invested in the Portfolio. As of the same date, TNTC possessed sole or shared voting and/or investment power for its customer accounts with respect to less than 5% of the Trust's outstanding shares. As of the same date, the Trust's Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of each class of each Portfolio.

   TNTC has advised the Trust that the following persons (whose mailing address is: c/o The Northern Trust Company, 50 South LaSalle, Chicago, IL 60603) beneficially owned five percent or more of the outstanding shares of the Portfolio's classes as of March 1, 2007:



Liquid Assets Portfolio                              Number of Shares % of Fund
-----------------------                              ---------------- ---------
Guidestone Small Cap Select                           270,872,176.23    11.04%
Guidestone Intl Equity Select                         223,943,448.81     9.13%
Guidestone Med Duration Bond                          211,291,129.72     8.61%
Allianz Money Market Annuity                          164,837,149.90     6.72%


                             FINANCIAL STATEMENTS


   The audited financial statements and related report of Ernst & Young LLP, independent registered public accounting firm, contained in the annual report to the Portfolio's shareholders for the fiscal year ended November 30, 2006 (the "Annual Report") are hereby incorporated by reference herein. No other parts of the Annual Report, including without limitation, "Management's Discussion of Portfolio Performance," are incorporated by reference herein. Copies of the Semiannual Report and Annual Report may be obtained upon request and without charge by calling 800/637-1380 (toll-free).


                               OTHER INFORMATION

   The Prospectus and this Additional Statement do not contain all the information included in the Registration Statement filed with the SEC under the 1933 Act with respect to the securities offered by the Portfolio's Prospectus. Certain portions of the Registration Statement have been omitted from the Prospectus and this Additional Statement pursuant to the rules and regulations of the SEC. The Registration Statement including the exhibits filed therewith may be examined at the office of the SEC in Washington, D.C.

   The Portfolio is responsible for the payment of its expenses. Such expenses include, without limitation, the fees and expenses payable to TNTC, NTI and PFPC, brokerage fees and commissions, fees for the registration or qualification of Portfolio shares under federal or state securities laws, expenses of the organization of the Portfolio, taxes, interest, costs of liability insurance, fidelity bonds, indemnification or contribution, any costs, expenses or losses arising out of any liability of or claim for damages or other relief asserted against the Trust for violation of any law, legal, tax and auditing fees and expenses, expenses of preparing and printing prospectuses, statements of additional information, proxy materials, reports and notices and the printing and distributing of the same to the Trust's shareholders and regulatory authorities, compensation and expenses of its Trustees, expenses for industry organizations such as the Investment Company Institute, miscellaneous expenses and extraordinary expenses incurred by the Trust.

   Statements contained in the Prospectus or in this Additional Statement as to the contents of any contract or other documents referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement of which the Prospectus and this Additional Statement form a part, each such statement being qualified in all respects by such reference.

                                  APPENDIX A

                       DESCRIPTION OF SECURITIES RATINGS

Short-Term Credit Ratings

   A Standard & Poor's short-term issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard & Poor's for short-term issues:

   "A-1" - Obligations are rated in the highest category and indicate that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.


   "A-2" - The obligor's capacity to meet its financial commitment on the obligation is satisfactory. Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in the higher rating categories.

   "A-3" - Obligor has adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

   "B" - An obligation is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation. Ratings of "B1", "B-2" and "B-3" may be assigned to indicate finer distinction within the "B" category.

   "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

   "D" - Obligations are in payment default. This rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.


   Local Currency and Foreign Currency Risks--Country risk considerations are a standard part of Standard & Poor's analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor's capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government's own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign Currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

   Moody's Investors Service ("Moody's") short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.


   Moody's employs the following designations to indicate the relative repayment ability of rated issuers:


   "P-1" - Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

   "P-2" - Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.


   "P-3" - Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

   "NP" - Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.


   Fitch, Inc. / Fitch Ratings Ltd. ("Fitch") short-term ratings scale applies to foreign currency and local currency ratings. A short-term rating has a time horizon of less than 13 months for most obligations, or up to three years for U.S. public finance, in line with industry standards, to reflect unique risk characteristics of bond, tax, and revenue anticipation notes that are commonly issued with terms up to three years. Short-term ratings thus place greater emphasis on the liquidity necessary to meet financial commitments in a timely manner. The following summarizes the rating categories used by Fitch for short-term obligations:


   "F1" - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

   "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

   "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near term adverse changes could result in a reduction to non investment grade.


   "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near term adverse changes in financial and economic conditions.


   "C" - Securities possess high default risk. Default is a real possibility. This designation indicates a capacity for meeting financial commitments which is solely reliant upon a sustained, favorable business and economic environment.

   "D" - Indicates an entity or sovereign that has defaulted on all of its financial obligations.


   "NR" - This designation indicates that Fitch does not publicly rate the associated issuer or issue.

   "WD" - This designation indicates that the rating has been withdrawn and is no longer maintained by Fitch.


   The following summarizes the ratings used by Dominion Bond Rating Service Limited ("DBRS") for commercial paper and short-term debt:


   "R-1 (high)"- Short-term debt rated "R-1 (high)" is of the highest credit quality, and indicates an entity possessing unquestioned ability to repay current liabilities as they fall due. Entities rated in this category normally maintain strong liquidity positions, conservative debt levels, and profitability that is both stable and above average. Companies achieving an "R-1 (high)" rating are normally leaders in structurally sound industry segments with proven track records, sustainable positive future results, and no substantial qualifying negative factors. Given the extremely tough definition DBRS has established for an "R-1 (high)", few entities are strong enough to achieve this rating.


   "R-1 (middle)" - Short-term debt rated "R-1 (middle)" is of superior credit quality and, in most cases, ratings in this category differ from "R-1 (high)" credits by only a small degree. Given the extremely tough definition DBRS has established for the "R-1 (high)" category, entities rated "R-1 (middle)" are also considered strong credits, and typically exemplify above average strength in key areas of consideration for the timely repayment of short-term liabilities.

   "R-1 (low)" - Short-term debt rated "R-1 (low)" is of satisfactory credit quality. The overall strength and outlook for key liquidity, debt and profitability ratios are not normally as favorable as with higher rating categories, but these considerations are still respectable. Any qualifying negative factors that exist are considered manageable, and the entity is normally of sufficient size to have some influence in its industry.

   "R-2 (high)" - Short-term debt rated "R-2 (high)" is considered to be at the upper end of adequate credit quality. The ability to repay obligations as they mature remains acceptable, although the overall strength and outlook for key liquidity, debt, and profitability ratios is not as strong as credits rated in the "R-1 (low)" category. Relative to the latter category, other shortcomings often include areas such as stability, financial flexibility, and the relative size and market position of the entity within its industry.

   "R-2 (middle)" - Short-term debt rated "R-2 (middle)" is considered to be of adequate credit quality. Relative to the "R-2 (high)" category, entities rated "R-2 (middle)" typically have some combination of higher volatility, weaker debt or liquidity positions, lower future cash flow capabilities, or are negatively impacted by a weaker industry. Ratings in this category would be more vulnerable to adverse changes in financial and economic conditions.

   "R-2 (low)" - Short-term debt rated "R-2 (low)" is considered to be at the lower end of adequate credit quality, typically having some combination of challenges that are not acceptable for an "R-2 (middle)" credit. However, "R-2
(low)" ratings still display a level of credit strength that allows for a higher rating than the "R-3" category, with this distinction often reflecting the issuer's liquidity profile.

   "R-3" - Short-term debt rated "R-3" is considered to be at the lowest end of adequate credit quality, one step up from being speculative. While not yet defined as speculative, the R-3 category signifies that although repayment is still expected, the certainty of repayment could be impacted by a variety of possible adverse developments, many of which would be outside the issuer's control. Entities in this area often have limited access to capital markets and may also have limitations in securing alternative sources of liquidity, particularly during periods of weak economic conditions.

   "R-4" - Short-term debt rated R-4 is speculative. R-4 credits tend to have weak liquidity and debt ratios, and the future trend of these ratios is also unclear. Due to its speculative nature, companies with R-4 ratings would normally have very limited access to alternative sources of liquidity. Earnings and cash flow would typically be very unstable, and the level of overall profitability of the entity is also likely to be low. The industry environment may be weak, and strong negative qualifying factors are also likely to be present.

   "R-5" - Short-tern debt rated R-5 is highly speculative. There is a reasonably high level of uncertainty as to the ability of the entity to repay the obligations on a continuing basis in the future, especially in periods of economic recession or industry adversity. In some cases, short term debt rated R-5 may have challenges that if not corrected, could lead to default.


   "D" - A security rated "D" implies the issuer has either not met a scheduled payment or the issuer has made it clear that it will be missing such a payment in the near future. In some cases, DBRS may not assign a "D" rating under a bankruptcy announcement scenario, as allowances for grace periods may exist in the underlying legal documentation. Once assigned, the "D" rating will continue as long as the missed payment continues to be in arrears, and until such time as the rating is suspended, discontinued, or reinstated by DBRS.

Long-Term Credit Ratings

   The following summarizes the ratings used by Standard & Poor's for long-term issues:

   "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.


   "AA" - An obligation rated "AA" differs from the highest-rated obligations only to a small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.


   "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

   "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.


   Obligations rated "BB," "B," "CCC," "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

   "BB" - An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

   "B" - An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB," but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

   "CCC" - An obligation rated "CCC" is currently vulnerable to nonpayment, and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.


   "CC" - An obligation rated "CC" is currently highly vulnerable to nonpayment.


   "C" - A subordinated debt or preferred stock obligation rated "C" is currently highly vulnerable to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A "C" also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.


   "D" - An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

   Plus (+) or minus (-) - The ratings from "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.


   "NR" - This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy.

   Local Currency and Foreign Currency Risks--Country risk considerations are a standard part of Standard & Poor's analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor's capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government's own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.


   The following summarizes the ratings used by Moody's for long-term debt:

   "Aaa" - Obligations rated "Aaa" are judged to be of the highest quality, with minimal credit risk.

   "Aa" - Obligations rated "Aa" are judged to be of high quality and are subject to very low credit risk.

   "A" - Obligations rated "A" are considered upper-medium grade and are subject to low credit risk.

   "Baa" - Obligations rated "Baa" are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

   "Ba" - Obligations rated "Ba" are judged to have speculative elements and are subject to substantial credit risk.

   "B" - Obligations rated "B" are considered speculative and are subject to high credit risk.

   "Caa" - Obligations rated "Caa" are judged to be of poor standing and are subject to very high credit risk.

   "Ca" - Obligations rated "Ca" are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

   "C" - Obligations rated "C" are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

   Note: Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from "Aa" through "Caa." The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

   The following summarizes long-term ratings used by Fitch:


   "AAA" - Securities considered to be of the highest credit quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments.
This capacity is highly unlikely to be adversely affected by foreseeable events.


   "AA" - Securities considered to be of very high credit quality. "AA" ratings denote expectations of very low credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.


   "A" - Securities considered to be of high credit quality. "A" ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

   "BBB" - Securities considered to be of good credit quality. "BBB" ratings indicate that there is currently expectations of low credit risk. The capacity for payment of financial commitments is considered adequate but adverse changes in circumstances and economic conditions are more likely to impair this capacity. This is the lowest investment grade category.


   "BB" - Securities considered to be speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

   "B" - Securities considered to be highly speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

   "CCC," "CC" and "C" - Securities have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

   "RD" - Indicates an entity has failed to make due payments (within the applicable grace period) on some but not all material financial obligations, but continues to honor other classes of obligations.

   "D" - Indicates an entity or sovereign that has defaulted on all of its financial obligations.

   Plus (+) or minus (-) may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the "AAA" category or to categories below "CCC".


   "NR" indicates that Fitch does not publicly rate the associated issue or issuer.


   The following summarizes the ratings used by DBRS for long-term debt:

   "AAA"- Long-term debt rated "AAA" is of the highest credit quality, with exceptionally strong protection for the timely repayment of principal and interest. Earnings are considered stable, the structure of the industry in which the entity operates is strong, and the outlook for future profitability is favorable. There are few qualifying factors present which would detract from the performance of the entity. The strength of liquidity and coverage ratios is unquestioned and the entity has established a creditable track record of superior performance. Given the extremely high standard which DBRS has set for this category, few entities are able to achieve a "AAA" rating.

   "AA" - Long-term debt rated "AA" is of superior credit quality, and protection of interest and principal is considered high. In many cases they differ from long-term debt rated "AAA" only to a small degree. Given the extremely restrictive definition DBRS has for the "AAA" category, entities rated "AA" are also considered to be strong credits, typically exemplifying above-average strength in key areas of consideration and unlikely to be significantly affected by reasonably foreseeable events.

   "A" - Long-term debt rated "A" is of satisfactory credit quality. Protection of interest and principal is still substantial, but the degree of strength is less than that of "AA" rated entities. While "A" is a respectable rating, entities in this category are considered to be more susceptible to adverse economic conditions and have greater cyclical tendencies than higher-rated securities.

   "BBB" - Long-term debt rated "BBB" is of adequate credit quality. Protection of interest and principal is considered acceptable, but the entity is fairly susceptible to adverse changes in financial and economic conditions, or there may be other adverse conditions present which reduce the strength of the entity and its rated securities.


   "BB" - Long-term debt rated "BB" is defined to be speculative and non -investment grade, where the degree of protection afforded interest and principal is uncertain, particularly during periods of economic recession. Entities in the "BB" range typically have limited access to capital markets and additional liquidity support. In many cases, deficiencies in critical mass, diversification, and competitive strength are additional negative considerations.


   "B" - Long-term debt rated "B" is highly speculative and there is a reasonably high level of uncertainty as to the ability of the entity to pay interest and principal on a continuing basis in the future, especially in periods of economic recession or industry adversity.


   "CCC", CC" and "C" -Long-term debt rated in any of these categories is very highly speculative and is in danger of default of interest and principal. The degree of adverse elements present is more severe than long-term debt rated "B." Long-term debt rated below "B" often have features which, if not remedied, may lead to default. In practice, there is little difference between these three categories, with "CC" and "C" normally used for lower ranking debt of companies for which the senior debt is rated in the "CCC" to "B" range.


   "D" - A security rated "D" implies the issuer has either not met a scheduled payment of interest or principal or that the issuer has made it clear that it will miss such a payment in the near future. In some cases, DBRS may not assign a "D" rating under a bankruptcy announcement scenario, as allowances for grace periods may exist in the underlying legal documentation. Once assigned, the "D" rating will continue as long as the missed payment continues to be in arrears, and until such time as the rating is suspended, discontinued or reinstated by DBRS.

   ("high", "low") - Each rating category is denoted by the subcategories "high" and "low". The absence of either a "high" or "low" designation indicates the rating is in the "middle" of the category. The "AAA" and "D" categories do not utilize "high", "middle", and "low" as differential grades.

Municipal Note Ratings


   A Standard & Poor's U.S. municipal note rating reflects the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment:


    . Amortization schedule-the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

    . Source of payment-the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

   Note rating symbols are as follows:

   "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.

   "SP-2" - The issuers of these municipal notes exhibit a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

   "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

   Moody's uses three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade ("MIG") and are divided into three levels - "MIG-1" through "MIG-3". In addition, those short-term obligations that are of speculative quality are designated "SG", or speculative grade. MIG ratings expire at the maturity of the obligation. The following summarizes the ratings used by Moody's for these short-term obligations:


   "MIG-1" - This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.


   "MIG-2" - This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

   "MIG-3" - This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

   "SG" - This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

   In the case of variable rate demand obligations ("VRDOs"), a two-component rating is assigned; a long- or short-term debt rating and a demand obligation rating. The first element represents Moody's evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody's evaluation of the degree of risk associated with the ability to receive purchase price upon demand ("demand feature"), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or "VMIG" rating.

   When either the long- or short-term aspect of a VRDO is not rated, that piece is designated "NR", e.g., "Aaa/NR" or "NR/VMIG-1".

   VMIG rating expirations are a function of each issue's specific structural or credit features.

   "VMIG-1" - This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

   "VMIG-2" - This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

   "VMIG-3" - This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

   "SG" - This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

   Fitch uses the same ratings for municipal securities as described above for other short-term credit ratings.

About Credit Ratings


A Standard & Poor's issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The issue credit rating is not a recommendation to purchase, sell, or hold a financial obligation, inasmuch as it does not comment as to market price or suitability for a particular investor.


Moody's credit ratings must be construed solely as statements of opinion and not as statements of fact or recommendations to purchase, sell or hold any securities.


Fitch's credit ratings provide an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations. Fitch credit ratings are used by investors as indications of the likelihood of receiving their money back in accordance with the terms on which they invested. Fitch's credit ratings cover the global spectrum of corporate, sovereign (including supranational and sub-national), financial, bank, insurance, municipal and other public finance entities and the securities or other obligations they issue, as well as structured finance securities backed by receivables or other financial assets.


DBRS credit ratings are not buy, hold or sell recommendations, but rather the result of qualitative and quantitative analysis focusing solely on the credit quality of the issuer and its underlying obligations.

PART C.

                               OTHER INFORMATION

ITEM 23.EXHIBITS

The following exhibits are incorporated herein by reference to Post-Effective Amendment No. 31 to Registrant's Registration Statement on Form N-1A (the "Registration Statement") (Accession No. 0000950130-96-001086),

Post-Effective Amendment No. 34 to such Registration Statement (Accession No. 0000950130-97-002471),

Post-Effective Amendment No. 35 to such Registration Statement (Accession No. 0000950131-97-005862),

Post-Effective Amendment No. 36 to such Registration Statement (Accession No. 0000950131-98-000216),

Post-Effective Amendment No. 38 to such Registration Statement (Accession No. 0000950131-98-002030),

Post-Effective Amendment No. 39 to such Registration Statement (Accession No. 0000950131-99-000461),

Post-Effective Amendment No. 41 to such Registration Statement (Accession No. 0000927405-99-000333),

Post-Effective Amendment No. 43 to such Registration Statement (Accession No. 0000927405-00-000027),

Post-Effective Amendment No. 44 to such Registration Statement (Accession No. 0000950131-00-002147),

Post-Effective Amendment No. 46 to such Registration Statement (Accession No. 0000950131-01-000262),

Post-Effective Amendment No. 47 to such Registration Statement (Accession No. 0000950131-01-000510),

Post-Effective Amendment No. 48 to such Registration Statement (Accession No. 0000950131-01-001670),

Post-Effective Amendment No. 49 to such Registration Statement (Accession No. 0000940180-02-000170),

Post-Effective Amendment No. 50 to such Registration Statement (Accession No. 0000940180-02-000671,

Post-Effective Amendment No. 51 to such Registration Statement (Accession No. 0000950131-03-001758),

Post-Effective Amendment No. 52 to such Registration Statement (Accession No. 0000950131-03-002944),

Post-Effective Amendment No. 53 to such Registration Statement (Accession No. 0001193125-04-052241),

Post-Effective Amendment No. 54 to such Registration Statement (Accession No. 0001193125-05-014394),


Post-Effective Amendment No. 55 to such Registration Statement (Accession No. 0001193125-05-065102),

Post-Effective Amendment No. 56 to such Registration Statement (Accession No. 0001193125-06-068444), and


Post-Effective Amendment No. 57 to such Registration Statement,

Amendment No. 50 under the Investment Company Act of 1940 to the Registration filing (Accession No. 0000950131-01-502545),

Amendment No. 52 under the Investment Company Act of 1940 to the Registration Statement (Accession No. 0000940180-02-000620):

 (a)(1)   Agreement and Declaration of Trust dated July 1, 1997 filed as
          Exhibit 1 to Post-Effective Amendment No. 36 to Registrant's Registration Statement on Form N-1A, filed on January 16, 1998 (Accession No.0000950131-98-00216) ("PEA No. 36").

    (2) Amendment No. 1 dated February 25, 1998 to the Agreement and Declaration of Trust filed as Exhibit (a)(2) to Post-Effective Amendment No. 39 to Registrant's Registration Statement on Form N-1A, filed on February 1, 1999 (Accession No. 0000950131-99-000461) ("PEA
          No. 39").

    (3) Amendment No. 2 dated May 15, 1998 to the Agreement and Declaration of Trust filed as Exhibit (a)(3) to PEA No. 39.

    (4) Amendment No. 3 dated October 5, 1999 to the Agreement and Declaration of Trust filed as Exhibit (a)(4) to Post-Effective Amendment No. 41 to Registrant's Registration Statement on Form N-1A, filed on October 14, 1999 (Accession No. 0000927405-99-000333) ("PEA
          No. 41").

    (5) Amendment No. 4 dated January 24, 2000 to the Agreement and Declaration of Trust filed as Exhibit (a)(5) to Post-Effective Amendment No. 43 to Registrant's Registration Statement on Form N-1A, filed on January 28, 2000 (Accession No. 0000927405-00-000027) ("PEA
          No. 43").

    (6) Amendment No. 5 dated May 2, 2000 to the Agreement and Declaration of Trust filed as Exhibit (a)(6) to Post-Effective Amendment No. 46 to Registrant's Registration Statement on Form N-1A, filed on
          January 17, 2001 (Accession No. 0000950131-01-000262) ("PEA No. 46").

    (7) Amendment No. 6 dated November 1, 2000 to the Agreement and Declaration of Trust filed as Exhibit (a)(7) to PEA No. 46.

    (8) Amendment No. 7 dated July 26, 2001 to the Agreement and Declaration of Trust filed as Exhibit (a)(8) to Amendment No. 50 under the Investment Company Act of 1940 to the Registration Statement, filed on July 31, 2001 (Accession No. 0000950131-01-502545) ("Amendment
          No. 50").

    (9) Amendment No. 8 dated April 29, 2003 to the Agreement and Declaration of Trust filed as Exhibit (a)(9) to Post-Effective Amendment No. 53 to Registrant's Registration Statement on Form N-1A, filed on
          March 29, 2004 (Accession No. 0001193125-04-052241) ("PEA No. 53").

    (10) Amendment No. 9 dated May 6, 2005 to the Agreement and Declaration of Trust filed as Exhibit (a)(10) to Post Effective Amendment No. 56 to Registrant's Registration Statement on Form N-1A, filed on March 30, 2006 ("PEA No. 56").


    (11) Amendment No. 10 dated November 3, 2006 to the Agreement and Declaration of Trust filed as Exhibit (a)(11) to Post Effective Amendment No. 57 to Registrant's Registration Statement on Form N-1A, filed on March 30, 2007 ("PEA No. 57").


 (b)(1)   Amended and Restated By-Laws adopted August 2, 2000 filed as Exhibit
          (b)(2) to PEA No. 46.

    (2) Amendment No. 1 dated July 29, 2003 to the Amended and Restated By-Laws filed as Exhibit (b)(2) to PEA No. 53.

    (3) Amendment No. 2 dated April 27, 2004 to the Amended and Restated By-Laws is filed as Exhibit (b)(3) to Post-Effective Amendment No. 54 to Registrant's Registration Statement on Form N-1A, filed on
          January 28, 2005 (Accession No. 0001193125-05-014394) ("PEA No. 54").

    (4) Amendment No. 3 dated July 27, 2004 to the Amended and Restated By-Laws is filed as Exhibit (b)(4) to PEA No. 54.

 (c) Articles IV, V, VI, VII and IX of the Agreement and Declaration of Trust dated July 1, 1997 filed as Exhibit 4 to PEA No. 36.

 (d)(1) Investment Advisory Agreement dated March 31, 1998 between the Registrant and The Northern Trust Company (the "Investment Advisory Agreement") filed as Exhibit (d)(1) to PEA No. 39.

    (2) Addendum No. 1 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(2) to PEA No. 39.

    (3) Addendum No. 2 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(3) to PEA No. 39.

    (4) Addendum No. 3 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(4) to PEA No. 39.

    (5) Addendum No. 4 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(5) to PEA No. 39.

    (6) Addendum No. 5 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(6) to PEA No. 39.

    (7) Addendum No. 6 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(7) to PEA No. 39.

    (8) Addendum No. 7 dated October 5, 1999 to the Investment Advisory Agreement filed as Exhibit (d)(8) to Post-Effective Amendment No. 49 to Registrant's Registration Statement on Form N-1A, filed on
          January 29, 2002 (Accession No. 0000940180-02-000170) ("PEA No. 49").

    (9) Assumption Agreement dated April 1, 1998 between The Northern Trust Company and Northern Trust Quantitative Advisors, Inc. filed as Exhibit (d)(8) to PEA No. 39.

    (10) Assumption Agreement dated January 1, 2001 between the Registrant, The Northern Trust Company and Northern Trust Investments, Inc. filed as Exhibit (d)(9) to Post-Effective Amendment No. 47 to the Registrant's Registration Statement on Form N-1A, filed on
          January 29, 2001 (Accession No. 0000950131-01-000510) ("PEA No. 47").

    (11) Investment Advisory Agreement dated March 1, 2001 between the Registrant and Northern Trust Investments, Inc. filed as Exhibit
          (d)(10) to Post-Effective Amendment No. 48 to the Registrant's Registration Statement on Form N-1A, filed on March 30, 2001 (Accession No. 0000950131-01-001670) ("PEA No. 48").

    (12) Assumption Agreement dated May 2, 2001 between Registrant, Northern Trust Investments, Inc. and Northern Trust Global Investments (Europe) Limited filed as Exhibit (d)(12) to PEA No. 49.

    (13) Investment Advisory Agreement dated July 31, 2001 between the Registrant and the Northern Trust Company (the "Investment Advisory Agreement") filed as Exhibit (d) to Amendment No. 50.

    (14) Fee Reduction Commitment dated April 1, 2002 by Northern Trust Investments, Inc. and Northern Trust Global Investments (Europe) Limited filed as Exhibit (d)(13) to Post-Effective Amendment No. 50 to Registrant's Registration Statement on Form N-1A, filed on
          March 29, 2002 (Accession No. 0000940180-02-000671) ("PEA No. 50").

    (15) Fee Reduction Commitment dated April 1, 2002 by Northern Trust Investments, Inc. filed as Exhibit (d)(14) to PEA No. 50.

    (16) Fee Reduction Commitment dated March 1, 2005 by Northern Trust Investments, N.A. filed as Exhibit (d)(15) to Post-Effective Amendment No. 55 to Registrant's Registration Statement on Form N-1A, filed on March 30, 2005 (Accession No. 0001193125-05-065102)("PEA
          No. 55").

    (17) Fee Reduction Commitment dated February 17, 2006 by Northern Trust Investments, N.A. filed as Exhibit (d)(16) to PEA No. 56.

    (18) Assumption Agreement dated April 1, 2002 between Northern Trust Investments, Inc. and Northern Trust Global Investments (Europe) Limited filed as Exhibit (d)(15) to PEA No. 50.

    (19) Addendum No. 1 dated August 20, 2003 to the Investment Advisory Agreement between the Registrant and Northern Trust Investments, N.A. filed as Exhibit (d)(16) to PEA No. 53.

 (e)(1) Distribution Agreement dated December 31, 2000 between the Registrant and Northern Funds Distributors, LLC filed as Exhibit (e) to PEA
          No. 48.

    (2) Amended and Restated Schedule A dated August 21, 2003 to the Distribution Agreement by and between Registrant and Northern Funds Distributors, LLC filed as Exhibit (e)(2) to PEA No. 53.

 (f)      Not Applicable.

 (g)(1) Custodian Agreement dated June 8, 1992 between the Registrant and The Northern Trust Company filed as Exhibit 8 to Post-Effective Amendment

          No. 38 to Registrant's Registration Statement on Form N-1A, filed on March 27, 1998 (Accession No. 0000950131-98-002030) ("PEA No. 38").

    (2) Addendum No. 1 dated January 8, 1993 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as
          Exhibit 8(a) to Post-Effective Amendment No. 31 to Registrant's Registration Statement on Form N-1A, filed on March 29, 1996 (Accession No. 0000950130-96-001086) ("PEA No. 31").

    (3) Addendum No. 2 dated July 1, 1993 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(b) to PEA No. 31.

    (4) Addendum No. 3 dated October 8, 1996 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as
          Exhibit 8(c) to Post-Effective Amendment No. 34 to Registrant's Registration Statement on Form N-1A, filed on May 16, 1997 (Accession No. 0000950130-97-002471) ("PEA No. 34").

    (5) Addendum No. 4 dated April 22, 1997 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as
          Exhibit 8(d) to Post-Effective Amendment No. 35 to Registrant's Registration Statement on Form N-1A, filed on September 29, 1997 (Accession No. 0000950131-97-005862) ("PEA No. 35").

    (6) Addendum No. 5 dated December 1, 1997 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as
          Exhibit 8(e) to PEA No. 38.

    (7) Addendum No. 6 dated January 27, 1998 to the Custodian Agreement between the Registrant and The Northern Trust filed as Exhibit 8(f) to PEA No. 38.

    (8) Addendum No. 7 dated March 31, 1998 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(8) to PEA No. 39.

    (9) Addendum No. 8 dated October 5, 1999 to Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit
          (g)(14) to Post-Effective Amendment No. 44 to Registrant's Registration Statement on Form N-1A, filed on March 29, 2000. (Accession No. 0000950131-00-002147) ("PEA No. 44").

    (10) Addendum No. 9 dated March 1, 2001 to the Custodian Agreement between the Registrant and the Northern Trust Company filed as Exhibit
          (g)(15) to PEA No. 48.

    (11) Addendum No. 10 dated July 31, 2001 to the Custodian Agreement between the Registrant and the Northern Trust Company filed as Exhibit (g)(11) to Amendment No. 50.

    (12) Addendum 11 dated October 30, 2001 to the Custodian Agreement between the Registrant and the Northern Trust Company filed as Exhibit
          (g)(12) to PEA No. 49.

    (13) Addendum No. 12 dated April 29, 2003 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(19) to PEA No. 53.

    (14) Addendum No. 13 dated July 29, 2003 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(20) to PEA No. 53.

    (15) Foreign Custody Agreement between the Registrant and The Northern Trust Company dated March 1, 1994 filed as Exhibit 8(g) to PEA No. 38.

    (16) Addendum No. 1 dated January 22, 1997 to the Foreign Custody Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(f) to PEA No. 34.

    (17) Addendum No. 2 dated January 27, 1998 to the Foreign Custody Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(i) to PEA No. 38.

    (18) Addendum No. 3 dated March 31, 1998 to the Foreign Custody Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(12) to PEA No. 39.

    (19) Addendum No. 4 dated October 30, 2001 to the Foreign Custody Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(17) to PEA No. 49.

    (20) Addendum No. 5 dated July 29, 2003 to the Foreign Custody Agreement between Registrant and The Northern Trust Company filed as Exhibit
          (g)(21) to PEA No. 53.

    (21) Foreign Custody Monitoring Agreement dated May 1, 2001 between the Registrant and The Northern Trust Company filed as Exhibit (g)(18) to Post-Effective Amendment No. 51 to Registrant's Registration Statement on Form N-1A, filed on March 28, 2003 (Accession
          No. 0000950131-03-001758) ("PEA No. 51").

 (h)(1) Revised and Restated Transfer Agency Agreement dated January 8, 1993 between the Registrant and The Northern Trust Company filed as
          Exhibit 9(a) to PEA No. 38.

    (2) Addendum No. 1 dated July 1, 1993 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(b) to PEA No. 31.

    (3) Addendum No. 2 dated March 25, 1994 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(c) to PEA No. 31.

    (4) Addendum No. 3 dated January 22, 1997 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(d) to PEA No. 34.

    (5) Addendum No. 4 dated April 22, 1997 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(e) to PEA No. 35.

    (6) Addendum No. 5 dated January 27, 1998 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(f) to PEA No. 38.

    (7) Addendum No. 6 dated March 31, 1998 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(8) to PEA No. 39.

    (8) Addendum No. 7 dated October 5, 1999 to Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(12) to PEA No. 44.

    (9) Addendum No. 8 dated March 1, 2001 to Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(13) to PEA No. 48.

    (10) Addendum No. 9 dated July 31, 2001 to the Revised and Restated Transfer Agency Agreement between the Registrant and Northern Trust Company filed as Exhibit (h)(12) to Amendment No. 50.

    (11) Addendum No. 10 dated October 30, 2001 to the Revised and Restated Transfer Agency Agreement between the Registrant and Northern Trust Company filed as Exhibit (h)(11) to PEA No. 49.

    (12) Addendum No. 11 dated August 20, 2003 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(12) to PEA No. 53.

    (13) Addendum No. 12 dated February 17, 2006 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit ((h)(13) to PEA No. 56.

    (14) Shareholder Servicing Plan for Class C and D Shares dated April 27, 1993 as amended on October 5, 1999 and filed as Exhibit (9) to PEA No. 43 and Related Forms of Servicing Agreement as amended on February 13, 2004 filed as Exhibit (h)(13) to PEA No. 53.

    (15) Service Plan for the Service and Premier Classes of Shares dated January 27, 1998 as amended on February 2, 2001 and filed as Exhibit
          (h)(10) to PEA No. 48 and Related Forms of Servicing Agreement as amended on February 13, 2004 filed as Exhibit (h)(14) to PEA No. 53.

    (16) Assignment and Assumption Agreement dated January 1, 2001 among the Registrant, The Northern Trust Company, Northern Trust Investments, Inc. and PFPC Inc. filed as Exhibit (h)(14) to PEA No. 48.

    (17) Amended and Restated Co-Administration Agreement dated October 5, 1999 among the Registrant, Northern Trust Company and First Data Investor Services Group, Inc. (now known as PFPC Inc.) filed as Exhibit (h)(11) to PEA No. 43.

    (18) Schedule A to Amended and Restated Co-Administration Agreement dated October 5, 1999 among the Registrant, Northern Trust Company and First Data Investor Services Group, Inc. (now known as PFPC Inc.) filed as Exhibit (h)(13) to Amendment No. 50.

    (19) Amended and Restated Schedule A dated August 15, 2001 to the Amended and Restated Co-Administration Agreement among the Registrant, The Northern Trust Company and PFPC Inc. filed as Exhibit (h)(17) to PEA No. 51.

    (20) Amendment dated February 8, 2002 to Amended and Restated Co-Administration Agreement between the Registrant and PFPC Inc. filed as Exhibit (h)(15) to Amendment No. 52 under the Investment Company Act of 1940 to the Registration Statement filed on March 28, 2002 (Accession No. 0000940180-02-000620) ("Amendment No. 52").

    (21) Amended and Restated Schedule A dated August 20, 2003 to the Amended and Restated Co-Administration Agreement between Registrant, Northern

          Trust Investments, N.A. and PFPC Inc. filed as Exhibit (h)(22) to PEA No. 53.

 (i)      Not required.

 (j)      Not required.

 (k)      Not required.

 (l)      None.

 (m)      None.

 (n)      None.

 (p)(1)   Amended Code of Ethics of Trust filed as Exhibit (p)(1) to PEA No. 55.

    (2) Amended Code of Ethics of Northern Trust Investments, N.A. filed as Exhibit (p)(2) to PEA No. 55.

    (3) Amended Code of Ethics of Northern Trust Global Investments (Europe) Limited filed as Exhibit (p)(3) to PEA No. 55.


    (4) Amended Code of Ethics of Northern Trust Global Investments Limited filed as Exhibit (p)(4) to PEA No. 57.


ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Registrant is controlled by its Board of Trustees.

ITEM 25. INDEMNIFICATION

Section 3 of Article IV of the Registrant's Agreement and Declaration of Trust provides for indemnification of the Registrant's Trustees and officers under certain circumstances. A copy of such Agreement and Declaration of Trust was filed as Exhibit 1 to Post-Effective Amendment No. 36 to Registrant's Registration Statement on Form N-1A.

Paragraph 7 of the Investment Advisory Agreement between the Registrant and The Northern Trust Company, the related Assumption Agreements between The Northern Trust Company and Northern Trust Investments, Inc. (now known as Northern Trust Investments, N.A.), and the Registrant, The Northern Trust Company and Northern Trust Investments, N.A., and Paragraph 7 of the Investment Advisory Agreement between the Registrant and Northern Trust Investments, Inc. (now known as Northern Trust Investments, N.A.) provide for indemnification of Northern Trust Investments, N.A. and Northern Trust Global Investments (Europe) Limited (now know as

Northern Trust Global Investments Limited) or, in lieu thereof, contribution by the Registrant, under certain circumstances. Copies of the Investment Advisory Agreements are incorporated herein by reference.

Article 10 of the Amended and Restated Co-Administration Agreement dated October 5, 1999 among the Registrant, Northern Trust Company and First Data Investor Services Group, Inc. (now known as PFPC Inc.) and the related Assignment and Assumption Agreement between the Registrant, The Northern Trust Company, Northern Trust Investments, Inc. (now known as Northern Trust Investments, N.A.) and PFPC provides that the Registrant will indemnify Northern Trust Investments, N.A. and First Data Investor Services Group, Inc. (now known as PFPC Inc.) (each a "Co-Administrator") against all claims except those resulting from the willful misfeasance, bad faith or negligence of such Co-Administrator, or the Co-Administrator's breach of confidentiality. A copy of the Amended and Restated Co-Administration Agreement, Assignment and Assumption Agreement and the Amendment to the Amended and Restated Co-Administration Agreement are incorporated herein by reference.

Paragraph 3 of the Distribution Agreement dated December 31, 2000 between the Registrant and Northern Funds Distributors, LLC ("NFD") provides that the Registrant will indemnify NFD against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Registrant by NFD, or those resulting from the willful misfeasance, bad faith or negligence of NFD, or NFD's breach of confidentiality. A copy of the Distribution Agreement is incorporated herein by reference.

A mutual fund trustee and officer liability policy purchased by the Registrant insures the Registrant and its Trustees and officers, subject to the policy's coverage limits and exclusions and varying deductibles, against loss resulting from claims by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

ITEM 26.BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER


Northern Trust Investments, N.A. ("NTI", formerly known and conducting business as Northern Trust Investments, Inc.) and Northern Trust Global Investments Limited ("NTGIL", formerly known and conducting business as Northern Trust Global Investments (Europe) Limited), each a direct or indirect wholly-owned subsidiary of The Northern Trust Company ("TNTC"), an Illinois state chartered bank, serve as co-investment advisers of the Balanced, Bond, Intermediate Bond, International Bond, International Growth and Short Bond (formerly known as the Short-Intermediate Bond) Portfolios, and NTI serves as the investment adviser of each of the other Portfolios. NTI and NTGIL are each referred to as "Investment Adviser." TNTC is a wholly-owned subsidiary of Northern Trust Corporation, a bank holding company. NTI is located at 50 South LaSalle Street, Chicago, Illinois 60603. NTGIL is located at 50 Bank Street, Canary Wharf, London, E14 5NT, United Kingdom. Unless otherwise indicated, NTI, TNTC and NTGIL are referred to collectively as "Northern Trust." Set forth below is a list of officers and directors of NTI and NTGIL, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years. Most officers and directors of NTI hold comparable positions with TNTC (other than as director), as indicated below, and certain other officers of NTI hold comparable positions with Northern Trust Bank, N.A., a wholly-owned subsidiary of Northern Trust Corporation.


Name and Position with                                   Position with Other
Investment Adviser (NTI)     Name of Other Company             Company
------------------------  ----------------------------  ----------------------
Adams Bradford S., Jr.    The Northern Trust Company    Senior Vice President
Senior Vice President

Aitcheson, James A.       The Northern Trust Company    Senior Vice President
Senior Vice President

Allen-Nichols, Darlene    The Northern Trust Company    Vice President
Vice President

Alley, Brayton B.         The Northern Trust Company    Vice President
Vice President

Alongi, David M.          The Northern Trust Company    Vice President
Vice President

Atkins, Stephen G.        The Northern Trust Company    Vice President
Vice President

Ayres, Scott R.           The Northern Trust Company    Vice President
Vice President

Azar, Frederick, A.       The Northern Trust Company    Vice President
Vice President

Balon, Jr., Richard E.    The Northern Trust Company    Vice President
Vice President

Bandar, Walid S.          The Northern Trust Company    Vice President
Vice President

Bandura, Daniel T.        The Northern Trust Company    Vice President
Vice President

Baras, Ellen G.           The Northern Trust Company    Vice President
Vice President

Barr, Andrea C.           The Northern Trust Company    Vice President
Vice President

Name and Position with                                   Position with Other
Investment Adviser (NTI)     Name of Other Company             Company
------------------------  ----------------------------  ----------------------
Baskin, Jeremy M.         The Northern Trust Company    Senior Vice President
Senior Vice President

Basso, Belinda Jo         The Northern Trust Company    Vice President
Vice President

Beaudoin, Keith J.        The Northern Trust Company    Vice President
Vice President

Beckman, Carl P.          The Northern Trust Company    Senior Vice President
Senior Vice President &
Treasurer

Benson, Jacquelyn M.      The Northern Trust Company    Vice President
Vice President

Bergin, Kathryn L.        The Northern Trust Company    Vice President
Vice President

Bergson, Robert H.        The Northern Trust Company    Senior Vice President
Senior Vice President

Blair, Timothy P          The Northern Trust Company    Vice President
Vice President

Bleecker, Ali K.          The Northern Trust Company    Senior Vice President
Senior Vice President

Boeckmann, Eric Vonn      The Northern Trust Company    Vice President
Vice President

Brown, Stephanie Lynn     The Northern Trust Company    Vice President
Vice President

Browne, Kieran            The Northern Trust Company    Vice President
Vice President

Buerckholtz, Elizabeth J. The Northern Trust Company    Vice President
Vice President

Bukoll, Martin B.         The Northern Trust Company    Senior Vice President
Senior Vice President

Campbell, Jr., Richard C. The Northern Trust Company    Senior Vice President
Senior Vice President

Name and Position with                                   Position with Other
Investment Adviser (NTI)     Name of Other Company             Company
------------------------  ----------------------------  ----------------------
Carberry, Craig R.        The Northern Trust Company    Senior Attorney
Secretary

Carlson, Christopher W.   The Northern Trust Company    Senior Vice President
Senior Vice President

Carlson, Mark D.          The Northern Trust Company    Senior Vice President
Senior Vice President

Carlson, Robert A.        The Northern Trust Company    Vice President
Vice President

Carriere, Lisa R.         The Northern Trust Company    Vice President
Vice President

Cary, Clinton Scott       The Northern Trust Company    Vice President
Vice President

Casey, Edward J.          The Northern Trust Company    Vice President
Vice President

Clarke-Czochara, Susan    The Northern Trust Company    Vice President
Vice President

Cole, John S.             The Northern Trust Company    Senior Vice President
Senior Vice President

Connellan, Kevin Anthony  The Northern Trust Company    Senior Vice President
Senior Vice President

Corris, David Andrew      The Northern Trust Company    Vice President
Vice President

Cousins, Stephen J.       The Northern Trust Company    Vice President
Vice President

Cristello, John P.        The Northern Trust Company    Vice President
Vice President

Cubeles, Alain            The Northern Trust Company    Senior Vice President
Senior Vice President

D'Arienzo, Louis R.       Northern Trust Bank, N.A.     Vice President
Vice President

Name and Position with                                   Position with Other
Investment Adviser (NTI)     Name of Other Company             Company
------------------------  ----------------------------  ----------------------
Dennehy II, William       The Northern Trust Company    Vice President
Vice President

DeSantis, Philip S.       The Northern Trust Company    Vice President
Vice President

Devlin, Caroline E.       The Northern Trust Company    Vice President
Vice President

Doell, John C.            The Northern Trust Company    Vice President
Vice President

Doyle, Michael T.         The Northern Trust Company    Vice President
Vice President

Driscoll, Peter John      The Northern Trust Company    Vice President
Vice President

Drucker, Michael J.       The Northern Trust Company    Vice President
Vice President

Dudley, Jr., Orie L.      The Northern Trust Company    Executive Vice
Director and Executive                                  President
Vice President and Chief
Investment Officer

DuMais, Thomas P.         The Northern Trust Company    Vice President
Vice President

Duvall, Margret Eva       The Northern Trust Company    Vice President
Vice President

Dwyer, Patrick E.         The Northern Trust Company    Vice President
Vice President

Easow, Benjamin           The Northern Trust Company    Vice President
Vice President

Egizio, Michael P.        The Northern Trust Company    Vice President
Vice President

Everett, Steven R.        The Northern Trust Company    Senior Vice President
Senior Vice President

Ewing, Peter K.           The Northern Trust Company    Senior Vice President
Senior Vice President

Name and Position with                                   Position with Other
Investment Adviser (NTI)     Name of Other Company             Company
------------------------  ----------------------------  ----------------------
Flood, Peter J.           The Northern Trust Company    Senior Vice President
Senior Vice President

Francis, James B.         The Northern Trust Company    Senior Vice President
Senior Vice President

Franklin, Carolyn D.      The Northern Trust Company    Vice President
Vice President

Freitag, Lee R.           The Northern Trust Company    Vice President
Vice President

Fronk, Christopher A.     The Northern Trust Company    Vice President
Vice President

Gellen, Sophia S.         The Northern Trust Company    Vice President
Vice President

Geller, Stephanie L.      The Northern Trust Company    Vice President
Vice President

Geraghty, Kim Marie       The Northern Trust Company    Former Vice President
Vice President

Gerlach, Jennifer Ann     The Northern Trust Company    Vice President
Vice President

Gossett, Mark C.          The Northern Trust Company    Senior Vice President
Director, Senior Vice
Presidentand Chief
Operating Officer

Gougler, Frederick A.     The Northern Trust Company    Vice President
Vice President

Graham, Katherine D.      The Northern Trust Company    Vice President
Vice President

Gray, Robert S.           The Northern Trust Company    Senior Vice President
Senior Vice President

Griffin, Michelle D.      The Northern Trust Company    Vice President
Vice President

Grove, Gail M.            Northern Trust Securities,    Vice President
Vice President            Inc.

Name and Position with                                   Position with Other
Investment Adviser (NTI)     Name of Other Company             Company
------------------------  ----------------------------  ----------------------
Halter, Ann M.            The Northern Trust Company    Vice President
Vice President

Hammer, Alice S.          The Northern Trust Company    Vice President
Vice President

Hance, Geoffrey M.        The Northern Trust Company    Senior Vice President
Senior Vice President

Hare, William A.          The Northern Trust Company    Vice President
Vice President

Harris, Nora Jane         The Northern Trust Company    Vice President
Vice President

Hawkins, Sheri Barker     The Northern Trust Company    Senior Vice President
Senior Vice President

Hausken, Philip Dale      The Northern Trust Company    Senior Vice President
Senior Vice President

Hegyi, Kathleen           The Northern Trust Company    Vice President
Vice President

Heppell, Robert George    The Northern Trust Company    Vice President
Vice President

Hiemenz, Kent C.          The Northern Trust Company    Senior Vice President
Senior Vice President

Hill, Susan               The Northern Trust Company    Senior Vice President
Senior Vice President

Hockley, Jackson L.       The Northern Trust Company    Vice President
Vice President

Holland, Jean-Pierre      The Northern Trust Company    Vice President
Vice President

Honig, Bruce S.           The Northern Trust Company    Vice President
Vice President

Howells, Vanessa Mia      The Northern Trust Company    Vice President
Vice President

Name and Position with                                   Position with Other
Investment Adviser (NTI)     Name of Other Company             Company
------------------------  ----------------------------  ----------------------
Hudson, Ylondia M.        The Northern Trust Company    Vice President
Vice President

Huffman, William T.       Northern Trust Global         President
Director and Senior Vice  Advisors
President

Hyatt, William E.         The Northern Trust Company    Vice President
Vice President

Inzunza, Richard John     The Northern Trust Company    Vice President
Vice President

Iscra, Daniel P.          The Northern Trust Company    Vice President
Vice President

Iwanicki, John Nicholas   The Northern Trust Company    Senior Vice President
Senior Vice President

Jackson, Tamara L.        The Northern Trust Company    Vice President
Vice President

Jacobs, Peter Milgram     The Northern Trust Company    Vice President
Vice President

Jaeger, Christopher James The Northern Trust Company    Vice President
Vice President

Jaron, Stephanie B.       The Northern Trust Company    Vice President
Vice President

Johnston, Lucia Anne      The Northern Trust Company    Vice President
Vice President

Jordan, Robin R.          The Northern Trust Company    Vice President
Vice President

Joves, Evangeline Mendoza The Northern Trust Company    Vice President
Vice President

Kalis, David P.           The Northern Trust Company    Senior Vice President
Senior Vice President

Kanter, Ann Figge         The Northern Trust Company    Vice President
Vice President

Name and Position with                                   Position with Other
Investment Adviser (NTI)     Name of Other Company             Company
------------------------  ----------------------------  ----------------------
Kay, Kendall Lee          The Northern Trust Company    Senior Vice President
Senior Vice President

Kemp, Glenn E.            The Northern Trust Company    Vice President
Vice President

King III, Archibald E.    The Northern Trust Company    Senior Vice President
Senior Vice President

Koch, Deborah L.          The Northern Trust Company    Vice President
Vice President

Kollannur, Robin R.       The Northern Trust Company    Vice President
Vice President

Konstantos, John A.       The Northern Trust Company    Vice President
Vice President

Korytowski, Donald H.     The Northern Trust Company    Vice President
Vice President

Kotsogiannis, Nikolas     The Northern Trust Company    Vice President
Vice President

Kovacs, Michael R.        The Northern Trust Company    Vice President
Vice President

Krauter, Michael L.       The Northern Trust Company    Vice President
Vice President

Kresnicka, Kevin R.       The Northern Trust Company    Vice President
Vice President

Krieg, John L.            The Northern Trust Company    Senior Vice President
Senior Vice President

Krull, Gerald M.          The Northern Trust Company    Senior Vice President
Senior Vice President

Kuhl, Gregory M.          The Northern Trust Company    Vice President
Senior Vice President

Laciak, Therese M.        The Northern Trust Company    Vice President
Vice President

Name and Position with                                   Position with Other
Investment Adviser (NTI)     Name of Other Company             Company
------------------------  ----------------------------  ----------------------
Lamb, David               The Northern Trust Company    Vice President
Vice President

Laughlin, Roberta J.      The Northern Trust Company    Vice President
Vice President

Letts, Heather Marie      The Northern Trust Company    Vice President
Vice President

Logan, Lyle               The Northern Trust Company    Executive Vice
Director and Executive                                  President
Vice President

Ludwig, Jeanne M.         The Northern Trust Company    Vice President
Vice President

Lupi, Lisa Ann            The Northern Trust Company    Vice President
Vice President

Lyons, William A.         The Northern Trust Company    Vice President
Vice President

Ma, Lingjie               The Northern Trust Company    Vice President
Vice President

Marchese, Peter           The Northern Trust Company    Senior Vice President
Senior Vice President

Marcoline, Michael J.     The Northern Trust Company    Vice President
Vice President

Marshe, Daniel J.         The Northern Trust Company    Vice President
Vice President

Mastantuono, Deborah A.   The Northern Trust Company    Vice President
Vice President

Matteucci, Peter L.       The Northern Trust Company    Vice President
Vice President

McCart, Mary Jane         The Northern Trust Company    Senior Vice President
Senior Vice President

McDonald, James D.        The Northern Trust Company    Senior Vice President
Senior Vice President

Name and Position with                                   Position with Other
Investment Adviser (NTI)     Name of Other Company             Company
------------------------  ----------------------------  ----------------------
McEldowney, Douglas J.    The Northern Trust Company    Vice President
Vice President

McGregor, Timothy T.      The Northern Trust Company    Senior Vice President
Senior Vice President

McHugh, David K.          The Northern Trust Company    Senior Vice President
Senior Vice President

Mecca, Melinda S.         The Northern Trust Company    Senior Vice President
Senior Vice President

Mehta, Ashish R.          The Northern Trust Company    Vice President
Vice President

Mendel, Roger A.          The Northern Trust Company    Vice President
Vice President

Meservey, Marilyn J.      The Northern Trust Company    Vice President
Vice President

Michaels, Peter M.        The Northern Trust Company    Vice President
Vice President

Misik, Timothy A.         The Northern Trust Company    Vice President
Vice President

Mitchell, Robert G.       The Northern Trust Company    Vice President
Vice President

Muench, Scott O.          Northern Trust Bank, N.A.     Vice President
Vice President

Murphy, Shaun Daniel      The Northern Trust Company    Vice President
Vice President

Myre, Matthew L.          The Northern Trust Company    Vice President
Vice President

Nass, Curtis A.           The Northern Trust Company    Vice President
Vice President

Nellans, Charles J.       The Northern Trust Company    Vice President
Vice President

Name and Position with                                   Position with Other
Investment Adviser (NTI)     Name of Other Company             Company
------------------------  ----------------------------  ----------------------
Nelson, Daniel J.         The Northern Trust Company    Vice President
Vice President

Nickey III, William M.    The Northern Trust Company    Vice President
Vice President

O'Brien, Thomas E.        The Northern Trust Company    Vice President
Vice President

O'Connor, Eileen M.       The Northern Trust Company    Vice President
Vice President

O'Shaughnessy, Kevin J.   The Northern Trust Company    Vice President
Vice President

Page, Thomas R.           The Northern Trust Company    Vice President
Vice President

Peron, Matthew            The Northern Trust Company    Senior Vice President
Senior Vice President

Phelan, Daniel I.         The Northern Trust Company    Vice President
Vice President

Pollak, Donald R.         The Northern Trust Company    Senior Vice President
Senior Vice President

Pries, Katie D.           The Northern Trust Company    Senior Vice President
Senior Vice President

Quinn, Patrick D.         The Northern Trust Company    Vice President
Vice President

Quintana, Maria E.        The Northern Trust Company    Vice President
Vice President

Rakowski, Andrew F.       The Northern Trust Company    Vice President
Vice President

Rakvin, Chad M.           The Northern Trust Company    Senior Vice President
Senior Vice President

Reeder, Brent D.          The Northern Trust Company    Vice President
Vice President

Name and Position with                                   Position with Other
Investment Adviser (NTI)     Name of Other Company             Company
------------------------  ----------------------------  ----------------------
Reller, Jacqueline R.     The Northern Trust Company    Vice President
Vice President

Renaud, Donna Lee         The Northern Trust Company    Vice President
Vice President

Riggins, Amy D.           The Northern Trust Company    Vice President
Vice President

Robertson, Colin A.       The Northern Trust Company    Senior Vice President
Senior Vice President

Rocha, Heather Parkes     The Northern Trust Company    Vice President
Vice President

Rocheleau, Duane S.       The Northern Trust Company    Senior Vice President
Senior Vice President

Rowohlt, Theresa Marie    The Northern Trust Company    Vice President
Vice President

Runquist, Lori Rae        The Northern Trust Company    Senior Vice President
Senior Vice President

Ryer, Alexander B.        The Northern Trust Company    Vice President
Vice President

St. Claire, Joyce         The Northern Trust Company    Executive Vice
Director and Executive                                  President
Vice President

Santiccioli, Steven J.    Northern Trust Bank, N.A.     Vice President
Vice President

Schoenfeld, Steven Andrew The Northern Trust Company    Senior Vice President
Senior Vice President

Schreuder, Jana           The Northern Trust Company    Executive Vice
Director                                                President

Schweitzer, Eric K.       The Northern Trust Company    Senior Vice President
Senior Vice President

Sclafani, Guy J.          The Northern Trust Company    Vice President
Vice President

Name and Position with                                   Position with Other
Investment Adviser (NTI)     Name of Other Company             Company
------------------------  ----------------------------  ----------------------
Seward, Richard R.        The Northern Trust Company    Vice President
Vice President

Skjervem, John D.         The Northern Trust Company    Senior Vice President
Senior Vice President

Skowron, Gail A.          The Northern Trust Company    Vice President
Vice President

Sliney, Stephen P.        The Northern Trust Company    Vice President
Vice President

Southworth, Theodore T.   The Northern Trust Company    Senior Vice President
Senior Vice President

Stewart, Alison W.        The Northern Trust Company    Vice President
Vice President

Stewart, Colin S.         The Northern Trust Company    Vice President
Vice President

Stoeber, Kurt S.          The Northern Trust Company    Vice President
Vice President

Streed, Robert N.         The Northern Trust Company    Senior Vice President
Senior Vice President

Stournaras, Peter C.      The Northern Trust Company    Senior Vice President
Senior Vice President

Strumphler, Anton D.      The Northern Trust Company    Senior Vice President
Senior Vice President

Sullivan, Carol H.        The Northern Trust Company    Senior Vice President
Senior Vice President

Sullivan, Kevin P.        The Northern Trust Company    Vice President
Vice President

Swalla, Linda Jo          The Northern Trust Company    Vice President
Vice President

Szaflik, Carolyn B.       Northern Trust Bank, N.A.     Vice President
Vice President

Name and Position with                                   Position with Other
Investment Adviser (NTI)     Name of Other Company             Company
------------------------  ----------------------------  ----------------------
Szostak II, Jon E.        The Northern Trust Company    Vice President
Vice President

Szymanek, Frank D.        The Northern Trust Company    Senior Vice President
Senior Vice President

Taylor, Brad L.           The Northern Trust Company    Vice President
Vice President

Taylor, James C.          The Northern Trust Company    Vice President
Vice President

Thomas, Sunitha Cherian   The Northern Trust Company    Vice President
Vice President

Tome, Craig E.            The Northern Trust Company    Vice President
Vice President

Toth, Terence J.          The Northern Trust Company    President
Director and President

Trethaway, Jennifer Kamp  The Northern Trust Company    Executive Vice
Executive Vice President                                President

Turner, Betsy Licht       The Northern Trust Company    Senior Vice President
Senior Vice President

Tushman, Matthew R.       The Northern Trust Company    Vice President
Vice President

Van Alystyne,             The Northern Trust Company    Vice President
Christopher Ward
Vice President

Van Liew, Kristina M.     The Northern Trust Company    Senior Vice President
Senior Vice President

Varchetto, Brett A.       The Northern Trust Company    Vice President
Vice President

Vardas, Michael A.        The Northern Trust Company    Senior Vice President
Director & Senior Vice
President

Vigsnes II, Richard Allan The Northern Trust Company    Senior Vice President
Senior Vice President

Name and Position with                                   Position with Other
Investment Adviser (NTI)     Name of Other Company             Company
------------------------  ----------------------------  ----------------------
Waddell, Frederick H.     The Northern Trust Company    President, C&IS
Director

Weller II, Andrew M.      The Northern Trust Company    Vice President
Vice President

Walker, Sharon M.         The Northern Trust Company.   Vice President
Vice President

Warner, Scott B.          The Northern Trust Company    Vice President
Vice President

Wennlund, Lloyd A.        The Northern Trust Company    Executive Vice
Director and Executive                                  President
Vice President

Wetter, Steven R.         The Northern Trust Company    Senior Vice President
Senior Vice President

Wilken, Heather Ryan      The Northern Trust Company    Vice President
Vice President

Wilkins, Anthony E.       The Northern Trust Company    Senior Vice President
Senior Vice President

Williams, Vincent C.      The Northern Trust Company    Vice President
Vice President

Winters, Marie C.         The Northern Trust Company    Vice President
Vice President

Wolfe, Joseph Eugene      The Northern Trust Company    Vice President
Vice President

Wong, Kai Yee             Northern Trust Bank, N.A.     Vice President
Vice President

Wosneski, Keith A.        The Northern Trust Company    Vice President
Vice President

Wright, Mary Kay          The Northern Trust Company    Vice President
Vice President

Zutshi, Ajay              The Northern Trust Company    Vice President
Vice President

Name and Position with                                    Position with Other
Investment Adviser (NTGIL)    Name of Other Company             Company
-------------------------- ----------------------------  ----------------------
 Ballantyne, Melissa
 Vice President

 Bartholomew, Richard E.
 Director & Senior Vice
 President

 Bowers, Wayne G.
 Senior Vice President

 Bright, Jenny
 Vice President

 Clack Andrew
 Vice President

 Cohen, Simon
 Vice President

 Cooke, Lucy
 Vice President

 Dowds, Stephen
 Senior Vice President

 Dudley, Jr., Orie L.      The Northern Trust Company    Executive Vice
 Director                                                President

 Ekers, Martin
 Vice President

 Fonseka, Jan
 Vice President

 Franklin, Neal
 Vice President

 Gossett, Mark C.
 Director and Senior Vice
 President

Name and Position with                                    Position with Other
Investment Adviser (NTGIL)    Name of Other Company             Company
-------------------------- ----------------------------  ----------------------
 Haenecour, Didier
 Vice President

 Hardy, Kevin S. L.
 Senior Vice President

 Hessels, Morella
 Vice President

 Hodgson, Lesley E.
 Senior Vice President

 Jackson, Sue
 Vice President

 Jones, Diane
 Vice President

 Khan, Adnan Ahmed
 Vice President

 Kilcommons, John
 Vice President

 Marchand, Marina
 Vice President

 McCormack, Cherry
 Senior Vice President

 Muniz, Troy Armando
 Senior Vice President

 Pesci, Marcelo
 Vice President

 Potter, Stephen N.        The Northern Trust Company    Executive Vice
 Director and Executive                                  President
 Vice President

 Powell, Alison
 Vice President

 Rebelo, Bert
 Vice President

Name and Position with                                    Position with Other
Investment Adviser (NTGIL)    Name of Other Company             Company
-------------------------- ----------------------------  ----------------------
 Robinson, David Payne
 Vice President

 Ring, Nicholas
 Director & Senior Vice
 President

 Rochford, Kevin           The Northern Trust Company    Senior Vice President
 Director

 Rothon, David
 Vice President

 Sagraves, Barry           The Northern Trust Company    Senior Vice President
 Senior Vice President

 Scallergood, Judith
 Vice President

 Skinner, Hugh Antony
 Vice President

 Tomlinson, Gillie
 Vice President

 Waller, Jacqueline
 Elizabeth
 Vice President

 Warner, Mark
 Vice President

 Watson, Stephen D.
 Vice President

 White, Antony K.
 Vice President

 Winkle, Elinor
 Vice President

ITEM 27. PRINCIPAL UNDERWRITERS

Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

The Agreement and Declaration of Trust, By-laws and minute books of the Registrant are in the physical possession of PFPC Inc., 99 High Street, 27/th/ Floor, Boston, Massachusetts 02110. Records for Northern Funds Distributors, LLC, the distributor, are located at 760 Moore Road, King of Prussia, PA 19406. All other accounts, books and other documents required to be maintained under
Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated there under are in the physical possession of The Northern Trust Company, 50 S. LaSalle Street, Chicago, Illinois 60603 and NTI, 50 S. LaSalle Street, Chicago Illinois 60603.

ITEM 29. MANAGEMENT SERVICES

Not Applicable.

ITEM 30. UNDERTAKINGS

Not Applicable.

                                  SIGNATURES

   Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 65 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 30th day of March, 2007.

                                              NORTHERN INSTITUTIONAL FUNDS

                                              By: /s/ Lloyd A. Wennlund
                                                  -----------------------------
                                                  Lloyd A. Wennlund
                                                  President